                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          HERSHEY FOODS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          HERSHEY FOODS CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                                  March 17, 1997


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

        Re:  Hershey Foods Corporation Definitive Proxy Materials

Gentlemen:

        We are transmitting to you herewith for filing pursuant to the Securities and Exchange Act of 1934, the definitive proxy materials listed below relating to the 1997 Annual Meeting of Shareholders:

        -       Proxy Statement, which includes the notice of meeting;
        -       Proxy card for common shareholders;
        -       Proxy card for Class B common shareholders;
        -       Proxy card for bank, broker, nominee;
        - Proxy card for participants in the Hershey Foods' Employee Savings and Stock Investment Plan and explanation letters;
        - Voting instruction letter for Hershey Foods' Employee Stock Purchase Plan participants.

        The above materials, along with the Annual Report, will be mailed to common shareholders beginning on March 17, 1997.

        The Company respectfully requests that a copy of each notice or communication from the Securities and Exchange Commission to the Company concerning the definitive proxy materials or any questions or comments regarding the information filed herewith, be directed to:

                Ms. Belva M. Miller
                Hershey Foods Corporation
                CIK-00000471111
                Staff Financial Accountant, Assistant Controller
                (717) 534-7577
                Compuserve 72741, 252

                                                Sincerely,



                                                Mark E. Kimmel
                                                Senior Counsel

Notice of 1997 Annual Meeting

Proxy Statement

Consolidated Financial Statements and Management's Discussion and Analysis

[LOGO OF HERSHEY FOODS APPEARS HERE]

                                    March 17, 1997

To Our Stockholders:

  It is my pleasure to invite you to attend the 1997 Annual Meeting of Stockholders of Hershey Foods Corporation, to be held at 2:00 p.m. on April 29, 1997. The meeting will be held at the Hershey Theatre, located one-half block east of Cocoa Avenue on East Caracas Avenue, Hershey, Pennsylvania. The doors to the Theatre will open at 1:00 p.m.

  We also invite you to visit HERSHEY'S CHOCOLATE WORLD Visitors Center from 9:00 a.m. to 6:00 p.m. on the day of the Annual Meeting. We will be offering a special 30% discount on confectionery products and a 20% discount on Hershey's gift and souvenir items. In addition, product samples for stockholders will be distributed and refreshments will be available at CHOCOLATE WORLD between 9:00 a.m. and 2:00 p.m. You will need to show the coupon provided with your proxy card to receive your discount and free product sample. A map showing directions to CHOCOLATE WORLD is included on the back page of this Proxy Statement. Please note that there will be no refreshments or product sample distribution at the Hershey Theatre.

  Business scheduled to be considered at the meeting includes the election of ten directors, the approval of the Corporation's Key Employee Incentive Plan and the approval of the appointment of Arthur Andersen LLP as independent public accountants for the Corporation for 1997. Additional information concerning these matters is included in the Notice of Annual Meeting and Proxy Statement. Members of management will also review with you the Corporation's operations during the past year and will be available to respond to questions during the meeting.

  If you plan to attend the meeting, please bring the admission ticket located on the bottom half of your proxy card with you to the meeting. If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the record date, February 28, 1997. You will need to show the letter from your broker, bank or nominee at CHOCOLATE WORLD to receive the discount and product sample.

  To assure proper representation of your shares at the meeting, please carefully mark the enclosed proxy card; then sign, date and return it at your earliest convenience.

  I look forward to seeing you at the meeting.

                                   Sincerely yours,

                                   /s/ Kenneth L. Wolfe
                                     Kenneth L. Wolfe
                                   Chairman of the Board and
                                    Chief Executive Officer

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                      ---------
NOTICE OF ANNUAL MEETING.............................................     1

PROXY STATEMENT......................................................     2
  Solicitation and Voting of Proxies.................................     2
  Voting Securities..................................................     2
  Description of the Milton Hershey School Trust and Hershey Trust
   Company...........................................................     5
  Election of Directors..............................................     6
  The Board of Directors and its Committees..........................     9
  Compensation of Directors..........................................    10
  Executive Compensation.............................................    12
  Section 16(a) Beneficial Ownership Reporting Compliance............    21
  Certain Transactions and Relationships.............................    22
  Approval of the Key Employee Incentive Plan, as Amended............    22
  Appointment of Auditors............................................    28
  Other Business.....................................................    28
  Stockholder Proposals and Nominations..............................    28
  Summary Annual Report and Form 10-K................................    29

KEY EMPLOYEE INCENTIVE PLAN.......................................... A-1--A-11

CONSOLIDATED FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
 ANALYSIS............................................................   B- 1
  Management's Discussion and Analysis...............................   B- 1
  Consolidated Financial Statements..................................   B- 9
  Notes to Consolidated Financial Statements.........................   B-13
  Responsibility for Financial Statements............................   B-28
  Report of Independent Public Accountants...........................   B-29
  Eleven-Year Consolidated Financial Summary.........................   B-30

--------
NOTE: In order that the Annual Report to Stockholders may provide a more succinct discussion of the Corporation's businesses and to save costs in connection with its printing and distribution, the Consolidated Financial Statements and Management's Discussion and Analysis are no longer included in the Annual Report to Stockholders but are instead included as Appendix B to the Proxy Statement.

                      [LOGO OF HERSHEY FOODS CORPORATION]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                      ON

                                APRIL 29, 1997

                               ----------------

  The Annual Meeting of Stockholders of HERSHEY FOODS CORPORATION will be held at 2:00 p.m. on April 29, 1997 at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania 17033 for the following purposes:

  (1) To elect ten directors;

  (2) To approve the Corporation's Key Employee Incentive Plan, as amended;


  (3) To approve the appointment of Arthur Andersen LLP, as the Corporation's independent public accountants for 1997; and

  (4) To transact such other business as may properly be brought before the meeting and any and all adjournments thereof.

  In accordance with the By-Laws and action of the Board of Directors, stockholders of record at the close of business on February 28, 1997 will be entitled to notice of, and to vote at, the meeting and any and all adjournments thereof.

                                           By order of the Board of Directors,

                                                     Robert M. Reese
                                           Vice President, General Counsel and
                                                        Secretary

March 17, 1997

  KINDLY MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                       ---------------------------------

                                PROXY STATEMENT
                       ---------------------------------

                      SOLICITATION AND VOTING OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HERSHEY FOODS CORPORATION, a Delaware corporation (the "Corporation" or "Hershey Foods"), for use at the Annual Meeting of Stockholders which will be held at 2:00 p.m., Tuesday, April 29, 1997 at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania 17033, and at any and all adjournments of that meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are being sent to stockholders on or about March 17, 1997. The Corporation's principal executive offices are located at 100 Crystal A Drive, Hershey, Pennsylvania 17033.

  Shares represented by properly executed proxy cards received by the Corporation at or prior to the meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR the election of the nominees for director named in this Proxy Statement, FOR the approval of the Corporation's Key Employee Incentive Plan, as amended, and FOR approval of the appointment of Arthur Andersen LLP as the Corporation's independent public accountants for 1997. As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their best judgment.

  A proxy may be revoked at any time before it is voted at the meeting by filing with the Secretary of the Corporation an instrument revoking it, by a duly executed proxy bearing a later date, or by voting by ballot at the meeting. Shares held for each participant in the Corporation's Automatic Dividend Reinvestment Service Plan or the Corporation's Employee Savings Stock Investment and Ownership Plan ("ESSIOP") will be voted by the plan trustee as directed by the participant's proxy card. If an Automatic Dividend Reinvestment Service Plan participant does not return a card, the participant's shares in the plan will not be voted. If an ESSIOP participant does not return a card, that participant's shares will be voted by the plan trustee in proportion to the final aggregate vote of the plan participants actually voting on the matter.

  The cost of preparing, assembling, and mailing this proxy soliciting material and Notice of Annual Meeting of Stockholders will be paid by the Corporation. The Corporation has retained ChaseMellon Shareholder Services to assist in soliciting proxies for a fee of $4,750 plus reimbursement of reasonable out-of-pocket expenses. Additional solicitation by mail, telephone, telecopier or by personal solicitation may be done by directors, officers and regular employees of the Corporation, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of the Corporation's stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Corporation for their reasonable expenses.

                               VOTING SECURITIES

  The Corporation has shares of two classes of stock outstanding, Common Stock ("Common Stock") and Class B Common Stock ("Class B Stock"), each with one dollar par value. At the close of business on February 28, 1997, the record date for the Annual Meeting, there were outstanding 122,314,799 shares of the Common Stock, and 30,470,908 shares of the Class B Stock, all of which are entitled to vote. Holders of record of the Corporation's Common Stock on February 28, 1997 will be entitled to cast one vote for each share held, and holders of record of the Class B Stock on February 28, 1997 will be entitled to cast ten votes for each share held. The Common Stock is entitled to cash dividends 10% higher than those declared on the Class B Stock.

  According to the Corporation's By-Laws, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast of the outstanding Common Stock and Class B Stock, respectively, shall constitute quorums for matters to be voted on separately by the Common Stock as a class and the Class B Stock as a class. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the combined outstanding shares of the Common Stock and the Class B Stock shall constitute a quorum for matters to be voted on without regard to class.

  The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate"), and By-Laws. The specific vote requirements for the proposals being submitted to a stockholder vote at this year's Annual Meeting are set forth under the description of each proposal in this Proxy Statement.

  Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

  As of February 28, 1997, stockholders noted in the following table owned beneficially the indicated number of shares of the Corporation's Common Stock and Class B Stock. The individuals listed below have voting and disposition power over the shares indicated. The voting and disposition power over the shares held by the Milton Hershey School and School Trust and the Hershey Trust Company are as indicated in the section entitled "Description of the Milton Hershey School Trust and Hershey Trust Company".

                                                    AMOUNT AND NATURE OF          PERCENT
    NAME OR GROUP(1)            CLASS OF STOCK      BENEFICIAL OWNERSHIP          OF CLASS
---------------------------   ------------------- ------------------------        --------
Milton Hershey School
and School Trust
Founders Hall                 Common Stock           23,757,440 shares              19.4%
Hershey, PA 17033
                              Class B
Hershey Trust Company         Common Stock           30,306,006 shares              99.5%
100 Mansion Road East
Hershey, PA 17033

Hershey Trust Company         Common Stock              815,782 shares                 *
W. H. Alexander, Director     Common Stock                2,636 shares/(2)//(4)/       *
R. H. Campbell, Director      Common Stock                1,026 shares/(2)/            *
C. M. Evarts, Director        Common Stock                  400 shares/(2)/            *
T. C. Graham, Director        Common Stock                6,800 shares/(2)/            *
B. Guiton Hill, Director      Common Stock                1,020 shares/(2)/            *
J. C. Jamison, Director       Common Stock               10,800 shares/(2)/            *
M. J. McDonald, Director      Common Stock                  400 shares/(2)/            *
J. M. Pietruski, Director     Common Stock                4,800 shares/(2)/            *
V. A. Sarni, Director         Common Stock                3,808 shares/(2)/            *
J. P. Viviano, Director,      Common Stock              103,374 shares/(3)//(5)/       *
President and Chief
Operating Officer
K. L. Wolfe, Director,        Common Stock              133,080 shares/(3)/            *
Chairman of the Board
and Chief Executive Officer
M. F. Pasquale                Common Stock               58,168 shares/(3)/            *
President, Hershey
Chocolate North America
W. F. Christ                  Common Stock               31,223 shares/(3)/            *
Senior Vice President
and Chief Financial
Officer
R. M. Reese                   Common Stock               34,805 shares/(3)//(6)/       *
Vice President, General
Counsel and Secretary
All current Directors,        Common Stock              440,705 shares/(2)//(3)/       *
Nominees for Director
and Executive Officers
as a Group
(18 persons)

--------
* Less than 1%

  /(1)/ None of the current directors, director nominees or officers of the Corporation owns more than 1% of the outstanding shares of the Common Stock. No current director, director nominee or officer of the Corporation owns beneficially any shares of Class B Stock. Beneficial ownership includes shares held individually and jointly, as well as by spouses and other family members. Such ownership also includes shares credited to the accounts of officers who are participants in ESSIOP. All participants are given the opportunity to vote shares held for their accounts in this plan.

  /(2)/ The Directors' Pension Plan was discontinued during 1996 and each director's accrued balance under such Plan as of December 31, 1996 was converted into Common Stock equivalent shares under the Directors' Compensation Plan adopted by the Board of Directors in December, 1996. As of February 28, 1997, the following amount of Common Stock equivalent shares were credited to the following directors named in the above table: W. H. Alexander, 432 shares; R. H. Campbell, 415 shares; C. M. Evarts, 417 shares; T. C. Graham, 2,995 shares; B. Guiton Hill, 1,046 shares; J. C. Jamison, 3,959 shares; M. J. McDonald, 206 shares; J. M. Pietruski, 3,928 shares; and V. A. Sarni, 2,345 shares. The preceding beneficial ownership table does not include these Common Stock equivalent shares.

  /(3)/ Certain directors and officers of the Corporation are participants in the Long-Term Incentive Program of the Corporation's Key Employee Incentive Plan, as amended. These individuals are eligible to receive incentive awards payable, in whole or in part, in the Corporation's Common Stock, stock options or in certain circumstances, cash. They are permitted to defer, in certain instances, receipt of performance stock unit ("PSUs") awards until a future date. The following are the amount of deferred PSU awards as of February 28, 1997 for those officers named in the preceding table: K. L. Wolfe, 10,026 shares; J. P. Viviano, 30,126 shares; M. F. Pasquale, 8,404 shares; W. F. Christ, 10,222 shares; and R. M. Reese, 6,373 shares. As of February 28, 1997, receipt of PSU awards equivalent to 107,281 shares had been deferred by all current executive officers as a group. The following are the amount of stock options, as of February 28, 1997, held by those officers named in the preceding table: K. L. Wolfe, 291,000 options; J. P. Viviano, 211,050 options;
M. F. Pasquale, 123,750 options; W. F. Christ, 86,800 options; R. M. Reese, 59,600 options; and all directors and executive officers as a group, 920,100 options. The preceding beneficial ownership table does not include deferred PSU awards or stock options.

  /(4)/ Includes 1,200 shares held in trust for which Mr. Alexander is a beneficiary.

  /(5)/ Includes 7,745 shares held in several trusts for various family members.

  /(6)/ Includes 30,000 shares held in trust for which Mr. Reese is both a trustee and a beneficiary.

DESCRIPTION OF THE MILTON HERSHEY SCHOOL TRUST AND HERSHEY TRUST COMPANY

  Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania, is the sole beneficiary of the trust established by Milton S. and Catherine S. Hershey in 1909. Investment decisions with respect to securities held by Hershey Trust Company, as Trustee for the benefit of Milton Hershey School, are made by the Board of Directors of Hershey Trust Company, as Trustee, with the approval of the Board of Managers (governing body) of Milton Hershey School. Decisions regarding the voting of such securities are made by the Board of Directors of Hershey Trust Company, as Trustee for the benefit of Milton Hershey School. Hershey Trust Company, as Trustee for the benefit of Milton Hershey School ("Milton Hershey School Trust"), will be entitled to cast 23,757,440 of the total 122,314,799 votes, or 19.4%, entitled to be cast on matters required to be voted on separately by the holders of the Common Stock, and 326,817,500 of the total 427,023,879 votes, or 76.5%, entitled to be cast by the holders of the Common Stock and the Class B Stock voting together on matters to be voted on without regard to class.

  Hershey Trust Company is a state chartered trust company and holds 515,782 shares of the Corporation's Common Stock in its capacity as institutional fiduciary for 57 estates and trusts unrelated to the Milton Hershey School Trust. The Hershey Trust Company also holds 300,000 shares of Common Stock as investments. Investment decisions and decisions with respect to voting of securities held by Hershey Trust Company as institutional fiduciary and as investments are made by the Board of Directors or management of Hershey Trust Company.

  Hershey Trust Company, as Trustee for the benefit of Milton Hershey School, as fiduciary of the above-noted individual trusts and estates, and as direct owner of investment shares, will be entitled to vote 24,573,222 shares of Common Stock and 30,306,006 shares of Class B Stock at the meeting.

  Pursuant to the Corporation's Certificate, all holders of Class B Stock, including the Milton Hershey School Trust, are entitled to convert any or all of their Class B Stock shares into shares of Common Stock at any time on a share-for-share basis. In the event the Milton Hershey School Trust ceases to hold more than 50% of the outstanding shares of the Class B Stock and at least 15% of the total outstanding shares of both the Common Stock and Class B Stock, all shares of the Class B Stock will automatically be converted into shares of the Common Stock on a share-for-share basis. The Corporation's Certificate requires the approval of the Milton Hershey School Trust prior to the Corporation issuing shares of Common Stock or undertaking any other action which would cause the Milton Hershey School Trust to cease having voting control of the Corporation.

  All of the outstanding shares of Hershey Trust Company are owned by the Milton Hershey School Trust. The members of the Board of Managers of Milton Hershey School are appointed by and from the Board of Directors of Hershey Trust Company. There are fifteen members of the Board of Directors of Hershey Trust Company and fourteen members of the Board of Managers of Milton Hershey School, including William H. Alexander and Dr. C. McCollister Evarts, who are also members of the Board of Directors of the Corporation, and Kenneth L. Wolfe, who is also a director and Chairman of the Board and Chief Executive Officer of the Corporation. Mr. Alexander is also chair of the Board of Directors of Hershey Trust Company and of the Board of Managers of Milton Hershey School. Directors of Hershey Trust Company and members of the Milton Hershey School Board of Managers individually are not considered to be beneficial owners of the Corporation's shares of Common Stock or Class B Stock held by the Milton Hershey School Trust.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Ten directors are to be elected at the meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is currently a member of the Board of Directors. Mr. Thomas C. Graham, currently a director, will be retiring from the Board as of the Annual Meeting of Stockholders on April 29, 1997, having reached the mandatory retirement age of 70. Pursuant to the Corporation's Certificate and By-Laws, one-sixth of the directors, which presently equates to two directors, is entitled to be elected by the Common Stock voting separately as a class. The two nominees receiving the greatest number of votes of the Common Stock voting separately as a class will be elected. Messrs. Mackey J. McDonald and Vincent A. Sarni have been nominated by the Board of Directors for the two positions to be elected separately by the Common Stock. The remaining eight individuals listed have been nominated by the Board of Directors for the eight positions to be elected by the holders of the Common Stock and the Class B Stock voting together without regard to class and nominees receiving the greatest number of votes of the Common Stock and Class B Stock voting together shall be so elected. In case any of the nominees should become unavailable for election for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute.

[PHOTO OF WILLIAM H. ALEXANDER APPEARS HERE]

               WILLIAM H. ALEXANDER, age 55, is Managing Director, Snider Entrepreneurial Center, The Wharton School of the University of Pennsylvania, Philadelphia, Pennsylvania. He was with H. B. Alexander Enterprises, Inc. from 1969 until 1993 and held a number of management positions, including Vice President and General Manager, President and Chairman. A Hershey Foods director since 1995, he is a member of the Audit Committee. He is also a director of Harristown Development Corporation; Merchants and Business Men's Mutual Insurance Company; Penn National Holding Corporation; and Highmark, Inc.; and is chair of the Board of Directors of Hershey Trust Company and the Board of Managers of Milton Hershey School and is a member of the M. S. Hershey Foundation.

                               ----------------

[PHOTO OF ROBERT H. CAMPBELL APPEARS HERE]

               ROBERT H. CAMPBELL, age 59, is Chairman of the Board and Chief Executive Officer, Sun Company, Inc., Philadelphia, Pennsylvania, a petroleum refiner and marketer. He has been Chief Executive Officer since 1991, Chairman of the Board since 1992 and has been a Director of Sun Company, Inc. since 1988. Previously, he had been Executive Vice President since 1988 and a Group Vice President since 1983 of Sun Company, Inc. A Hershey Foods director since 1995, he is a member of the Compensation and Executive Organization Committee and the Committee on Directors and Corporate Governance. He is also a director of CIGNA Corporation.

                               ----------------

[PHOTO OF DR. C. MCCOLLISTER EVARTS APPEARS HERE]

               DR. C. MCCOLLISTER EVARTS, age 65, is Chief Executive Officer, Senior Vice President for Health Affairs, Dean of the College of Medicine, and Professor of Orthopaedics, The Pennsylvania State University, College of Medicine and University Hospitals, The Milton S. Hershey Medical Center, Hershey, Pennsylvania. He has held these positions since 1987. Previously, Dr. Evarts was Professor and Chairman of the Department of Orthopaedics and Vice President for Development at the University of Rochester School of Medicine and Dentistry. He is past Chairman of the Board of Directors of the Association of Academic Health Centers, a member of the Association of American Medical Colleges, Society of Medical Administrators, and serves on the Board of Directors of Hershey Trust Company, Carpenter Technology Corporation, Capital Region Health Futures Project, Capital Region Economic Development Corporation, and the Lehigh Valley Hospital; and is a member of the Board of Managers of Milton Hershey School and the M. S. Hershey Foundation. A Hershey Foods director since 1996, he is a member of the Compensation and Executive Organization Committee.

[PHOTO OF BONNIE GUITON HILL APPEARS HERE]

               BONNIE GUITON HILL, age 55, is President and Chief Executive Officer of Times Mirror Foundation and Vice President of Times Mirror Company, a news and information company, Los Angeles, California. Previously she was Dean, McIntire School of Commerce, University of Virginia from 1992 through 1996. She was a member of the California Governor's cabinet, serving as Secretary of the State and Consumer Services Agency from 1991 to 1992. From 1990 to 1991, she was President and Chief Executive Officer, Earth Conservation Corps, Washington D.C. and from 1989 to 1990, she served as Special Advisor for Consumer Affairs to the President of the United States. A Hershey Foods director since 1993, she chairs the Audit Committee and is a member of the Committee on Directors and Corporate Governance. She is also a director of AK Steel Corporation; Crestar Financial Services Corporation; Louisiana-Pacific Corporation; Niagara Mohawk Power Corporation; and The American Forestry Foundation.

                               ----------------

[PHOTO OF JOHN C. JAMISON APPEARS HERE]

               JOHN C. JAMISON, age 62, is Chairman, Mallardee Associates, a privately-held corporate financial services firm, Williamsburg, Virginia. From 1990 to 1992 he was President and Chief Executive Officer of The Mariners Museum, Newport News, Virginia. From 1983 to 1990 he was Dean of the Graduate School of Business Administration, The College of William & Mary, Williamsburg, Virginia. He was a General Partner with Goldman Sachs & Co. until 1982, when he became a Limited Partner. A Hershey Foods director since 1974, he is a member of the Audit Committee. He is also a director of Richfood Holdings, Inc.; Riverside Health System, Inc.; and Williamsburg Winery, Ltd.; and a trustee of The Mariners' Museum.

                               ----------------

[PHOTO OF MACKEY J. MCDONALD APPEARS HERE]

               MACKEY J. MCDONALD, age 50, is President and Chief Executive Officer of VF Corporation, Wyomissing, Pennsylvania, an international apparel company. He became Chief Executive Officer of VF Corporation in 1996. Previously, he had been President and Chief Operating Officer since 1993 and Group Vice President since 1990 of VF Corporation. He is also a director of First Union National Bank of North Carolina, Textile/Clothing Technology Corporation, American Apparel Manufacturers Association, Fashion Association and Berks County Chamber of Commerce. A Hershey Foods director since 1996, he is a member of the Audit Committee. He has been nominated for election by the Common Stock as a class.

                               ----------------

[PHOTO OF JOHN M. PIETRUSKI APPEARS HERE]

               JOHN M. PIETRUSKI, age 64, is Chairman of the Board of Texas Biotechnology Corp., Houston, Texas, a pharmaceutical research and development company. He is retired Chairman of the Board and Chief Executive Officer of Sterling Drug Inc. With Sterling Drug Inc. from 1977 to his retirement in 1988, he also held the positions of Executive Vice President and President and Chief Operating Officer. A Hershey Foods director since 1987, he chairs the Compensation and Executive Organization Committee. Mr. Pietruski is also a director of GPU, Inc.; Lincoln National Corporation; and McKesson Corporation; and is a regent of Concordia College.

[PHOTO OF VINCENT A. SARNI APPEARS HERE]

               VINCENT A. SARNI, age 68, is retired Chairman of the Board and Chief Executive Officer of PPG Industries Inc., Pittsburgh, Pennsylvania, a manufacturer of glass, coatings and industrial and specialty chemicals. Mr. Sarni held these positions from 1984 until his retirement in 1993. Mr. Sarni joined PPG Industries Inc. in 1968 and held a number of senior management positions, including Senior Vice President and Vice Chairman. A Hershey Foods director since 1991, Mr. Sarni chairs the Committee on Directors and Corporate Governance and serves as a member of the Compensation and Executive Organization Committee. He is also a director of PNC Financial Corp.; PPG Industries Inc.; and The LTV Corp. He has been nominated for election by the Common Stock as a class.

                               ----------------

[PHOTO OF JOSEPH P. VIVIANO APPEARS HERE]

               JOSEPH P. VIVIANO, age 58, is President and Chief Operating Officer, Hershey Foods Corporation. He was President, Hershey Chocolate U.S.A., a division of the Corporation, from 1985 to 1993. From 1975 through 1978, he served as President of San Giorgio, and then as President of San Giorgio-Skinner Company (presently part of the Hershey Pasta and Grocery Group) through 1983. In 1984, he was elected Senior Vice President of the Corporation. A director of the Corporation since 1986, he serves as a member of the Executive Committee. He is also a director of Chesapeake Corporation, Huffy Corporation and is a member of the Board of Trustees of Xavier University.

                               ----------------

[PHOTO OF KENNETH L. WOLFE APPEARS HERE]

               KENNETH L. WOLFE, age 58, is Chairman of the Board and Chief Executive Officer, Hershey Foods Corporation. He was elected President and Chief Operating Officer in 1985, positions he held through 1993. He was elected Vice President, Finance and Chief Financial Officer of the Corporation in 1981, and Senior Vice President and Chief Financial Officer in 1984. A director of the Corporation since 1984, he chairs the Executive Committee and serves as a member of the Committee on Directors and Corporate Governance. He is also a director of Bausch & Lomb Inc.; Carpenter Technology Corporation; and Hershey Trust Company and is a member of the Board of Managers of Milton Hershey School and the M. S. Hershey Foundation.

                               ----------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  There were eight regular meetings of the Board of Directors during 1996. No director attended less than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during 1996, except for Mr. McDonald who attended 71%. Average attendance for all of these meetings equalled 95%.

  The Board of Directors has four standing committees. These are the Audit Committee, the Committee on Directors and Corporate Governance, the Compensation and Executive Organization

Committee, and the Executive Committee. In addition to the four standing committees, from time to time the Board establishes committees of limited duration for special purposes.

  The AUDIT COMMITTEE, which held three meetings during 1996, consists of Ms. Guiton Hill (Chair), and Messrs. Alexander, Jamison and McDonald. The Committee's responsibilities include recommending to the full Board the selection of the Corporation's independent public accountants; discussing the arrangements for and the scope and results of, the annual audit with management and the independent public accountants; reviewing non-audit professional services provided by the independent public accountants; obtaining from both management and the independent public accountants their observations on the Corporation's system of internal accounting controls; reviewing compliance by the Corporation and its employees with laws and regulations applicable to the Corporation's business and with the Corporation's Code of Ethical Business Conduct; and reviewing the activities and recommendations of the Corporation's Internal Audit Department.

  The COMMITTEE ON DIRECTORS AND CORPORATE GOVERNANCE, which held three meetings during 1996, consists of Messrs. Sarni (Chair), Campbell, Graham and Wolfe and Ms. Guiton Hill. The Committee's responsibilities include reviewing and making recommendations to the Board on the composition of the Board and its committees; evaluating and recommending candidates for election to the Board; administering the Directors' Compensation Plan and the Directors' Charitable Award Program; and reviewing and making recommendations to the full Board on corporate governance matters and the Board's corporate governance policies. The Committee will consider nominees recommended by stockholders. Such recommendations should be sent to the Secretary of the Corporation, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810, and should include the proposed nominee's name, address and biographical information.

  The COMPENSATION AND EXECUTIVE ORGANIZATION COMMITTEE, which held three meetings during 1996, consists of Messrs. Pietruski (Chair), Campbell, Evarts, Graham and Sarni. The Committee sets the salaries of the Corporation's elected officers; makes grants of performance stock units, stock options and other rights under the Corporation's Key Employee Incentive Plan ("KEIP"); sets target award levels and makes awards under the Annual Incentive Program and the Long-Term Incentive Program of the KEIP; administers the KEIP, the Employee Benefits Protection Plan, and the Supplemental Executive Retirement Plan; monitors compensation arrangements for management employees for consistency with corporate objectives and stockholders' interests; reviews the executive organization of the Corporation; and monitors the development of personnel available to fill key management positions as part of the succession planning process.

  The EXECUTIVE COMMITTEE, which held ten meetings during 1996, consists of Messrs. Wolfe (Chair) and Viviano. The Committee reviews and recommends to the full Board for approval major capital projects and expenditures. During 1996 the Committee also assumed responsibility for overseeing the administration of and the making of any changes to, the Corporation's retirement and welfare benefit plans, including the pension plans covered by the Employee Retirement Income Security Act of 1974.

COMPENSATION OF DIRECTORS

  Directors who are employees of the Corporation receive no additional remuneration for their services as directors. Non-employee directors received in 1996 an annual retainer of $20,000; a fee of $1,000 for each Board meeting attended; a fee of $900 for each Board committee meeting attended; and a fee of $100 for each Board or Board committee meeting held by telephone conference call. Board committee chairs receive an annual retainer of $2,000 in addition to meeting fees. Under the Directors' Fees Deferral Plan, directors may elect to defer receipt of part or all of each year's fees for such period as they may select, to be paid beginning no later than retirement from the Board. In 1996, to ensure the directors' compensation package remained competitive, non-employee directors were granted 100 shares of Common Stock in lieu of an increase in their annual retainer.

  In December 1996, the Corporation reevaluated the payment of director's fees, adjusted the method and amount of fees that would be paid, and adopted a new Directors' Compensation Plan. Starting in 1997, the director's annual retainer will be $42,500 (one-third of which must be paid in Common Stock), board meeting fees will be $1,500 per meeting and a fee of $1,000 will be paid for each Board Committee meeting attended. Committee chairs receive an annual retainer of $3,000 in addition to meeting fees. These changes were the result of a review of competitive data which disclosed the need to adjust the retainer and fees to bring them in line with other comparable companies. The Directors' Compensation Plan, while not establishing the amount of fees to be paid, does provide directors flexibility in the manner in which they receive their fees. Starting in 1997, directors may elect to receive the retainer in cash or Common Stock, (meeting and chair fees are payable in cash only) or may defer receipt of the retainer and meeting fees until their retirement as a director. The new plan offers several return options from which directors may choose to invest any retainer and meeting fees that are deferred. In addition, deferrals may be made into Common Stock equivalent shares. The plan is not funded by the Corporation.

  All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees and for minor incidental expenses incurred in connection with performance of directors' services. In addition, directors are provided with travel accident insurance while traveling on the Corporation's business; receive the same discounts as employees on the purchase of the Corporation's products; and are eligible to participate in the Corporation's Higher Education Gift Matching Program.

  In December 1996, the Board of Directors voted to terminate the Directors' Pension Plan, which had generally provided for the payment to non-employee directors of their retainer for 10 years following retirement from the Board. Director's accrued balances under the plan as of December 31, 1996 were converted into Common Stock equivalent shares and credited to a deferral account established under the Directors' Compensation Plan discussed above. The Common Stock equivalent shares for current directors are listed in footnote (2) to the table of stockholdings under "Voting Securities."

  The Corporation maintains a Directors' Charitable Award Program, which is designed to acknowledge the service of directors, recognize the mutual interest of the Corporation and its directors in support of worthy nonprofit institutions and provide an indirect enhancement to the overall competitiveness of the directors' benefit program. The charitable donations by the Corporation will be directed primarily to educational institutions as designated by the directors. The amount of the donation varies according to the director's length of service as a director, up to a maximum donation of $1,000,000 after five years of service. Individual directors derive no financial benefit from the program since all charitable tax deductible donations accrue solely to the Corporation. All current directors and eight retired directors participate in the program. The amount of the charitable donation per current participating director is $1,000,000, except for Ms. Guiton Hill, for whom the current amount is $600,000, and Messrs. Alexander, Campbell, Evarts and McDonald for whom the current amount is $200,000, because of their shorter length of service as directors. In December 1996, the Board of Directors determined that the program would be self-funded, and life insurance policies on the directors that had previously funded the program were cancelled. In addition, the Board determined that the program will not be made available to individuals becoming directors after December 31, 1996.

                          1996 EXECUTIVE COMPENSATION

           COMPENSATION AND EXECUTIVE ORGANIZATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Compensation and Executive Organization Committee of the Board of Directors ("Committee") is composed entirely of non-employee directors, and is responsible for the establishment and oversight of the Corporation's executive compensation program.

EXECUTIVE COMPENSATION PHILOSOPHY

  The Corporation's executive compensation program is designed to meet the following objectives:

  . To connect the interests of the executive officers with corporate performance and the interests of stockholders;

  .  To attract, retain and motivate executive talent;

  . To assure a significant portion of the executive officers' total compensation is dependent upon the appreciation of the Corporation's Common Stock; and

  . To provide a balanced total compensation package that recognizes the individual contributions of the executive officers and the overall business results of the Corporation.

  Each year the Committee conducts a full review of the Corporation's executive compensation program. The annual compensation review permits an ongoing evaluation of the link between the Corporation's performance and its executive compensation in the context of the compensation programs of other companies. This review is performed periodically with the assistance of an independent outside consultant whose services are retained by the Corporation. The Committee reserves the right to select and/or meet independently with any consultant at its discretion. This annual review includes analyzing survey data comparing the competitiveness of the Corporation's executive compensation, corporate performance, stock price appreciation and total return to stockholders with a peer group of companies representing the Corporation's most direct food industry competitors for executive talent. The Committee also considers compensation data compiled from surveys of a broader group of general industry companies, some of which are from the food industry. In the performance graph on page 20, the Corporation's performance is compared to the Standard and Poor's Food Group Index. The peer group considered relevant for the Corporation's compensation comparison purposes does not include all of the companies in the Food Group Index as compensation data on all such companies is not readily available. Also, the peer group includes some companies that are not in this index because the Corporation selects those companies it believes to be the most relevant and direct competitors for executive talent. The Committee reviews which peer companies are selected for compensation analysis.

  In the review of survey data, a statistical process involving regression analysis is used to determine competitive compensation levels. This approach adjusts compensation levels for factors such as net sales, return on equity, and time in position within the organization in determining predicted values or "going rates" within the marketplace for each element of compensation. The Corporation targets total compensation "at or above" such "going rates."

  The Committee believes the holding of significant equity interests in the Corporation by management aligns the interests of stockholders and management. Through the programs described in this report, a very significant portion of each executive officer's total compensation is linked directly to individual and corporate performance and stock price appreciation.

  The key elements of the Corporation's executive compensation program consist of base salary, an annual cash incentive program, and a long-term incentive program consisting of performance stock units and stock options. Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of the stockholders. The Corporation's executive compensation program is intended to reward achievement of both short-term and long-term business goals. To ensure proper balance in the achievement of these business objectives, the incentive program places greater dollars at risk in long-term incentives compared to short-term incentives. The long-term incentive program is especially designed to assure that the Corporation's executive officers have a significant portion of their total compensation tied to factors which affect the performance of the Corporation's stock.

  The Committee determined the total compensation of K. L. Wolfe, Chairman of the Board and Chief Executive Officer, and it reviewed and approved the total compensation of the most highly-compensated executive officers, including the individuals whose compensation is detailed in this Proxy Statement. This is designed to ensure consistency throughout the executive compensation program.

  The Committee's policies with respect to each of the elements of the executive compensation program, including the basis for the compensation awarded to Mr. Wolfe, are discussed below. While the elements of compensation are described separately below, the Committee considers the total compensation package afforded by the Corporation when determining each component of the executive officer's compensation, including pension benefits, supplemental retirement benefits, insurance and other benefits.

BASE SALARIES

  Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies.

  Salary reviews are conducted annually and salary adjustments are made based upon the performance of the Corporation and of each executive officer and their position in the applicable salary grade. The Committee considers both financial and, where appropriate, non-financial performance measures in making salary adjustments. Base salaries for executive officers and all other salaried employees are set within salary ranges established for the position as determined through the annual competitive salary surveys described above. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered.

  With respect to the base salary granted to Mr. Wolfe in 1996, the Committee made a favorable assessment of the Corporation's actual business results versus plan goals and the results achieved by Mr. Wolfe on various objectives the Committee established in 1996. The Committee also considered Mr. Wolfe's relative position in his salary grade. Based on these factors, the Committee increased Mr. Wolfe's salary by $40,000, a 7.0% increase.

ANNUAL INCENTIVE PROGRAM

  The Corporation's executive officers, as well as other key management and professional employees, are eligible for an annual cash incentive award under the Annual Incentive Program ("AIP") of the Corporation's Key Employee Incentive Plan, as amended ("Incentive Plan"), a plan which is administered by the Committee. Participating executive officers are eligible to earn individual awards expressed as a percentage of base salary.

  The final award is the product of the executive officer's base salary, the applicable target percentage, the corporate or business unit performance score and the individual performance score. Individual and short-term (annual) corporate and business unit performance objectives are established at the beginning of each year by the Committee. For executive officers at the corporate level, the performance objectives for AIP award payments for 1996 were based on financial measures including consolidated net sales, earnings per share, return on net assets and control of certain corporate administrative costs. For executive officers at the business unit level, the performance objectives for 1996 were varying combinations of consolidated earnings per share, operating income, sales growth, return on business unit net assets, quality and cost controls, cash flow and market share. Adjustments are made to the performance results, if necessary, to take into account extraordinary or unusual items occurring during the performance year. Since the final award is the product of the factors described above, the corporate or business unit performance and individual performance scores are given equal weight in the formula. With respect to executives at the corporate level in 1996, the relative weights of performance objectives were 40% each for earnings per share and return on net assets and 10% each for administrative cost control and consolidated net sales. Performance scores in excess of the objectives for financial measures and/or individual performance expectations may result in the individual executive officer receiving more than his/her target percentage. The maximum corporate or business unit performance score for a plan participant is 175%. The maximum score on the individual performance score is 120%. Guidelines have been established which in certain instances limit the personal performance score in relationship to the corporate or business unit scores. The range of the target percentages of base salary used in 1996 for annual cash incentive awards for executive officers was 25% to 60%, with the highest rate of 60% applicable only to Mr. Wolfe.

  No annual cash incentive awards are granted unless a corporate "performance hurdle" is achieved. This hurdle is defined as the minimum rate of return which average total invested capital must earn before any awards are paid. This is designed with the stockholders' interest in mind by assuring the Corporation achieves certain profitability levels before any executive is granted an annual incentive award.

  In 1996, corporate-level participants (which included Mr. Wolfe) in the AIP exceeded the corporate performance objectives set for return on net assets, consolidated net sales, earnings per share and control of certain corporate administrative costs. In addition, the Committee took into account Mr. Wolfe's performance against his personal objectives, which Mr. Wolfe exceeded. Based on these results, Mr. Wolfe was awarded a 1996 annual cash incentive award of $787,815.

LONG-TERM INCENTIVE PROGRAM--PERFORMANCE STOCK UNITS

  Performance stock units (PSUs) were contingently granted in 1996 under the Incentive Plan to members of the Corporation's senior executive group most in a position to affect the Corporation's long-term results (a combined total of 23 individuals in 1996). PSU grants are based upon a percent of the executive's annual salary. PSUs are granted every year and are earned based on the Corporation's performance over a three-year cycle. Each year begins a new three-year cycle. Provided the Corporation has achieved the established performance objectives at the end of the three-year cycle, a payment is made, either in stock, cash or a combination of both, based on the market value of the shares at the end of the cycle. In determining whether performance objectives have been achieved, specified adjustments established by the Committee can be made to the corporate performance to take into account extraordinary or unusual items occurring during the performance cycle. Payment may be deferred to a later date at the election of the executive. The value of each of the PSUs is tied to corporate performance (in determining what percentage of shares are earned) and stock price appreciation. The established performance measures are earnings per share and return on net assets and beginning with the 1995-1997 cycle, cumulative free cash flow. The performance scores can range from 0% to 120% for the 1994-1996 cycle and from 0% to 150% for the 1995-1997 cycle and thereafter.

  The Corporation has minimum stockholding guidelines for its executive officers and certain other key managerial and professional employees of the Corporation which require these individuals to accumulate gradually over time, shares of Common Stock and/or deferred PSUs. The value equivalent of the shares which must be acquired and held are equal to a multiple of the individual's base salary. Minimum stockholding requirements for executive officers range from three to five times base salary. If the minimum has not been met, the executive officer is required to take the PSU award in Common Stock (net of withholding taxes) or deferred PSUs. For Mr. Wolfe, the applicable multiple in 1996 was five times his base salary.

  In January 1994, each eligible member of the senior executive group was granted PSUs having a value at the time of grant equal to a percentage of their annual salary. This percentage was determined by the Committee based on the recommendation of senior management and competitive survey information. The performance objectives established for the grant for earnings per share and return on net assets were largely achieved for the period ended December 31, 1996. Accordingly, Mr. Wolfe's award was valued at $685,588 based on the December 1996 averaged value of the PSUs from the 1994 grant.

  In January 1996, eligible members of the senior executive group were granted new contingent PSUs. The grants were consistent with past practices. The "Long-Term Incentive Program Performance Stock Unit Awards in Year Ended December 31, 1996" table in this Proxy Statement provides additional information regarding these grants for the five most highly-compensated executive officers.

LONG-TERM INCENTIVE PROGRAM--STOCK OPTIONS

  Under the Incentive Plan, stock options are periodically granted to the Corporation's senior executive group as well as to other key management and professional employees. In 1996, the Committee recommended and the Board adopted a plan which grants, on a one time basis, stock options to the majority of the Corporation's full-time employees who do not participate in the Incentive Plan. Stock options entitle the holder to purchase during a specified time period a fixed number of shares of Common Stock at a set price.

  The Committee sets guidelines for the number of stock options to be granted based on competitive compensation data gathered from survey information discussed above. The number of stock options granted is a function of the employee's base pay, stock option multiples for the employee's grade level and the imputed value of the option. The Committee also takes into account management's recommendations regarding the number of options to be awarded to specific employees as well as competitive pay practices within the food industry and the amounts of options outstanding or previously granted. While stock options have been granted annually to members of the senior executive group, the Committee can elect not to grant stock options in a given year. Stock option recipients other than the senior executive group (over 350 key employees) generally receive stock option grants every two years.

  Minimum stockholding requirements are applicable to stock options granted after 1995. If the minimums are not satisfied, an individual can receive only one-half of the after-tax profit from the option exercise in cash. The remaining one-half of the profit must be retained in Hershey Foods stock. Minimum stockholding requirements range from one to five times base salary. For Mr. Wolfe, the applicable multiple in 1996 was five times his base salary.

  Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with a ten-year term and an exercise price equal to the closing market price of the Common Stock on the day preceding the date of grant. Starting in 1997, options granted to the senior executive group have a two-year vesting requirement similar to that already applicable to the non-senior management group receiving options. This approach is designed as an incentive for future performance by the creation of stockholder value over the long-term since the benefit of the stock options cannot be realized unless stock price appreciation occurs.

  In 1996, Mr. Wolfe received options to purchase 61,000 shares of Common Stock with an exercise price of $33.0625 per share, the closing market price on the day preceding the grant. The number of options granted and the exercise price have been adjusted for the two-for-one stock split on September 13, 1996.

POLICY REGARDING TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986 (the "Code") provides that publicly-held companies may be limited in deducting certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly-compensated officers. The Committee has considered the effect of
Section 162(m) of the Code on the Corporation's executive compensation program to develop its policy with respect to the deductibility of the Corporation's executive compensation. It is the Committee's position that in administering the "performance based" portion of the Corporation's executive compensation program, it will attempt to comply with the requirements of Section 162(m). The proposal included in this Proxy Statement requesting stockholders to approve the Key Employee Incentive Plan, as amended, is consistent with the Committee's position. However, the Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive's performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in the "Executive Compensation Philosophy" section of this report and in the best overall interest of the Corporation's stockholders. Should compliance with Section 162(m) conflict with the "Executive Compensation Philosophy" or with what the Committee believes to be in the best interest of the stockholders, the Committee will act in accordance with the Philosophy and in the best interest of the stockholders, notwithstanding the effect of such action on deductibility for any given year. However, to assure that the Corporation does not lose deductions for compensation paid, the Committee has adopted a deferral policy requiring the executive to defer receipt of any compensation in excess of $1 million that is not deductible in any given year to the year in which such compensation would be deductible by the Corporation.

CONCLUSION

  In 1996, as in previous years, a substantial portion of the Corporation's executive compensation consisted of performance-based variable elements. In the case of Mr. Wolfe, approximately 69% of his 1996 total compensation consisted of performance-based variable elements, without including stock options in the computation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

           SUBMITTED BY THE COMPENSATION AND EXECUTIVE ORGANIZATION
              COMMITTEE OF THE CORPORATION'S BOARD OF DIRECTORS:

     John M. Pietruski, Chairman Robert H. Campbell  C. McCollister Evarts
              Thomas C. Graham          Vincent A. Sarni

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows for the fiscal years ending December 31, 1994, 1995 and 1996, the cash compensation paid by the Corporation, as well as certain other compensation paid or accrued for those years, to each of the five most highly-compensated executive officers of the Corporation in the capacities in which they served in 1996.

                          SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                         --------------------------- ----------------------
  NAME AND
PRINCIPAL                                               NUMBER
 POSITION                                              OF STOCK                 ALL OTHER/(5)/
   AS OF                                                OPTION     LTIP/(4)/      COMPENSA-
 12/31/96                YEAR SALARY/(1)/ BONUS/(2)/ AWARDS/(3)/    PAYOUTS          TION
---------------------    ---- ----------- ---------- ------------  -----------  --------------
K. L. Wolfe              1996  $610,000    787,815         61,000       685,588    $ 3,750
Chairman and             1995   570,000    508,246         50,200       469,483      3,750
Chief Executive          1994   550,000    346,500         66,300       345,777     14,711
Officer

J. P. Viviano            1996  $490,000    533,691         41,500       462,282    $ 3,750
President and            1995   460,000    375,983         34,300       312,988      3,750
Chief Operating          1994   430,000    248,325         50,600       247,319     17,903
Officer

M. F. Pasquale           1996  $317,500    254,722         25,500       378,827    $ 3,750
President, Hershey       1995   304,000    171,188         21,500       181,534      3,750
Chocolate North          1994   295,000    170,378         30,000       146,560      3,750
America

W. F. Christ             1996  $263,000    237,765         17,000       245,992    $ 3,750
Senior Vice              1995   248,500    188,005         14,200       156,494      3,750
President and            1994   240,000    126,000         18,100       100,760      4,706
Chief Financial
Officer

R. M. Reese              1996  $218,500    168,939         11,800       152,515    $ 3,750
Vice President,          1995   190,000    113,970          9,100       103,286      3,750
General Counsel          1994   175,000     77,910          8,000             0      3,750
and Secretary

--------
  /(1)/ This column includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code that were contributed by the executive officer to ESSIOP.

  /(2)/ This column represents annual cash incentive awards (paid out or deferred) attributable to services rendered for that year. Mr. Wolfe deferred receipt of $472,815 of his 1996 annual cash incentive award.

  /(3)/ The number of stock options granted has been adjusted for the two-for-one stock split on September 13, 1996.

  /(4)/ This column reports the cash value earned in PSU payouts during each of the last three fiscal years at the end of the following three performance cycles: 1994-96, 1993-95 and 1992-94 under the KEIP which were paid or deferred in the fiscal year immediately following the last year of the respective three-year cycle. Mr. Wolfe deferred receipt of his entire 1996 PSU award.

  /(5)/ This column includes the Corporation's matching contributions to the individual's ESSIOP account for 1994, 1995 and 1996, and for year 1994 also includes payments for unused vacation days. Payment for unused vacation days was discontinued in 1995.

LONG-TERM INCENTIVE PROGRAM--STOCK OPTIONS

  The following table contains information concerning the grant of stock options under the Key Employee Incentive Plan to the five most highly-compensated executive officers of the Corporation as of the end of the last fiscal year:

             STOCK OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1996

                                                                                     POTENTIAL
                                                                                REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES
                                                                                  OF STOCK PRICE
                                                                                 APPRECIATION FOR
                                        INDIVIDUAL GRANTS                        STOCK OPTION TERM
                       --------------------------------------------------- -----------------------------
                                     % OF TOTAL
                          NUMBER       STOCK
                            OF        OPTIONS
                        SECURITIES    GRANTED       EXERCISE
                        UNDERLYING       TO            OR
                         OPTIONS     EMPLOYEES     BASE PRICE   EXPIRATION
NAME                   GRANTED/(1)/ IN 1996/(2)/ PER SHARE/(3)/    DATE       5%/(4)/        10%/(4)/
----                   ------------ ------------ -------------- ---------- -------------- --------------
K. L. Wolfe               61,000       2.33%        $33.0625     01/02/06      $1,268,363     $3,214,280
J. P. Viviano             41,500       1.58%         33.0625     01/02/06         862,902      2,186,764
M. F. Pasquale            25,500       0.97%         33.0625     01/02/06         530,217      1,343,674
W. F. Christ              17,000       0.65%         33.0625     01/02/06         353,478        895,783
R. M. Reese               11,800       0.45%         33.0625     01/02/06         245,355        621,779
--------------------------------------------------------------------------------------------------------
All Stockholders/(5)/        N/A         N/A             N/A          N/A  $3,213,152,525 $8,142,759,358

--------
  /(1)/ All stock options listed in this column are exercisable and have a ten-year term. The stock options having a $33.0625 exercise price were granted on January 3, 1996 and were granted at a price not less than 100% of the fair market value of the shares of Common Stock on the date of grant determined as the closing price on the business date immediately preceding the date the stock options were granted. All stock options expire at the end of the stock option holder's employment, except in the case of a stock option held by an employee whose employment ends due to retirement, total disability or death, in which instance the employee or his estate may exercise the stock option within five years of the date of retirement, total disability or death (three years for options granted prior to 1997). The number of stock options granted were adjusted for the two-for-one stock split on September 13, 1996.

  /(2)/ In 1996, 415 employees were granted a total of 2,619,200 stock options. The number of options granted was adjusted for the two-for-one stock split on September 13, 1996.

  /(3)/ The exercise price may be paid in cash, shares of Common Stock valued at the fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the stock option holder provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Corporation, out of the sales proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

  /(4)/ The dollar amounts under these columns for all the individuals are the result of calculations at the 5% and 10% annual appreciation rates for the term of the options (10 years) as required by the Securities and Exchange Commission, and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price of the Corporation.

  /(5)/ For "All Stockholders," the potential realizable value on 154,531,766 shares, the number of outstanding shares of Common Stock and Class B Stock on January 3, 1996, is based on a $33.0625 per share price (the exercise price of the 1996 options). The value of the Common Stock and Class B Stock at $33.0625 per share was $5,109,206,513. The amounts listed under these columns for "All Stockholders" are the result of calculations at the 5% and 10% annual appreciation rates for a period of ten years from January 3, 1996 through January 2, 2006. These amounts are not intended to forecast possible future appreciation, if any, of the stock price of the Corporation.

  The following table sets forth information with respect to the named executives concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year:

       AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1996
                       AND YEAR-END STOCK OPTION VALUES

                                                       NUMBER
                                           VALUE         OF
                                          REALIZED   SECURITIES
                                  NUMBER  (MARKET    UNDERLYING      VALUE OF
                                    OF    PRICE AT  UNEXERCISED    UNEXERCISED
                                  SHARES  EXERCISE     STOCK       IN-THE-MONEY
                                 ACQUIRED   LESS      OPTIONS     STOCK OPTIONS
                                    ON    EXERCISE EXERCISABLE AT EXERCISABLE AT
NAME                             EXERCISE  PRICE)  12/31/96/(1)/  12/31/96/(1)/
----                             -------- -------- -------------- --------------
K. L. Wolfe.....................  24,500  $684,863    243,500       $4,285,000
J. P. Viviano...................  14,100   407,181    178,800        3,196,075
M. F. Pasquale..................  18,000   462,881    104,100        1,835,713
W. F. Christ....................   6,500   173,406     73,700        1,337,881
R. M. Reese.....................       0         0     50,300          958,681

--------
  /(1)/ All of the stock options were granted under the Key Employee Incentive Plan and are exercisable. The fair market value of the Common Stock on December 31, 1996, the last trading day of the Corporation's fiscal year, was $43.75.

LONG-TERM INCENTIVE PROGRAM--PERFORMANCE STOCK UNITS

  The following table provides information concerning performance stock unit grants made to the five most highly-compensated executive officers of the Corporation during the last fiscal year under the long-term incentive program portion of the Key Employee Incentive Plan. Payments made under the program for the three-year performance cycle ending December 31, 1996, are reported in the Summary Compensation Table.

                          LONG-TERM INCENTIVE PROGRAM
         PERFORMANCE STOCK UNIT AWARDS IN YEAR ENDED DECEMBER 31, 1996

                                        PERFORMANCE
                             NUMBER OF    OR OTHER
                              SHARES,   PERIOD UNTIL  ESTIMATED FUTURE PAYOUTS
                             UNITS OR    MATURATION  ---------------------------
                               OTHER         OR      THRESHOLD  TARGET  MAXIMUM
NAME                        RIGHTS/(1)/    PAYOUT    (#)/(2)/  (#)/(3)/ (#)/(4)/
----                        ----------- ------------ --------- -------- --------
K. L. Wolfe................   15,200      3 years      1,267    15,200   22,800
J. P. Viviano..............   10,400      3 years        867    10,400   15,600
M. F. Pasquale.............    6,400      3 years        533     6,400    9,600
W. F. Christ...............    4,300      3 years        358     4,300    6,450
R. M. Reese................    3,000      3 years        250     3,000    4,500

--------
  /(1)/ The performance stock units (PSUs) reported in this table were granted on January 3, 1996 for the cycle commencing January 1, 1996 and ending December 31, 1998. The number of units granted were adjusted for the two-for-one stock split on September 13, 1996.

  For purposes of determining the number of grants, the value of each PSU is based on the average of the daily closing prices of Hershey Foods' Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for the December preceding the new three-year performance cycle.

  The final value of the award is determined based upon three factors. The first involves the number of PSUs awarded at the commencement of the three-year cycle. The second factor relates to the performance score as measured against predetermined earnings per share, return on net assets and cumulative free cash flow objectives for the 1996-98 three-year cycle. The performance scoring can range from a minimum of 0% to a maximum of 150% achievement. The third factor involves the value per unit which is determined at the conclusion of the three-year cycle. The final award is limited to a value of two times the grant price over the term of the three-year cycle. In the case of the 1996-98 cycle, this limit is $65.21 per share.

  /(2)/ This column lists the number of shares of Common Stock, the value of which would be payable to the named executives at the threshold achievement level of 8-1/3%. If the achievement level at the end of the three-year cycle is less than this threshold, no payments are made.

  /(3)/ This column lists the number of shares of Common Stock the value of which would be payable to the named executives at the target, or 100% achievement level.

  /(4)/ This column lists the number of shares of Common Stock the value of which would be payable to the named executives at the 150% or more achievement level.

PERFORMANCE GRAPH

  The following graph compares the Corporation's cumulative total stockholder return (Common Stock price appreciation plus dividends, on a reinvested basis) over the last five fiscal years with the Standard and Poor's 500 Index and the Standard and Poor's Food Industry Group Index.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN/*/
       HERSHEY FOODS CORPORATION, S&P 500 INDEX & S&P FOOD GROUP INDEX
       ---------------------------------------------------------------

                           [LINE GRAPH APPEARS HERE]

                1991            1992            1993            1994            1995            1996
-----------------------------------------------------------------------------------------------------
HERSHEY         $100            $108            $116            $117            $161            $221
S&P 500         $100            $108            $118            $120            $165            $203
S&P FOOD        $100            $100             $92            $102            $131            $155
-----------------------------------------------------------------------------------------------------

*Total return assumes reinvestment of dividends.
  Assumes $100 invested on 12/31/91 in Hershey Common Stock, S&P 500 Index and S&P Food Group Index.

BENEFIT PROTECTION ARRANGEMENTS

  In August 1994, the Corporation entered into severance agreements (the "Severance Agreements") with the five executive officers named in the Summary Compensation Table and other key management personnel. The terms of these Severance Agreements are consistent with the practices followed by other major public corporations in the U.S. and provide that in the event the executive's employment with the Corporation is terminated without "cause" within two years after a "change in control" of the Corporation, the executive is entitled to certain severance payments and benefits. A "change in control" is defined to include an event in which the Milton Hershey School Trust no longer holds voting control of the Corporation and another party acquires twenty-five (25) percent or more of the combined voting power or common equity of the Corporation. Under the terms of the Severance Agreements, upon the executive's termination after a change in control as described above, and in order to assist the executive in transitioning to new employment, the executive would be generally entitled to receive in a lump sum three times the executive's base salary and annual incentive bonus. The executive would also be entitled to continuation of health benefits for such period and reimbursement for federal excise taxes payable (but not for income taxes payable). The executive would also become vested in benefits under existing compensation and benefit programs (including those described in this Executive Compensation section) and would generally be paid such benefits at the time of any such change in control.

  The Milton Hershey School Trust has indicated to the Corporation that it intends to maintain voting control of the Corporation and therefore it is unlikely that the Severance Agreements would be utilized. The Milton Hershey School Trust has also indicated that it, however, accepts the position of the Corporation's Board of Directors that such arrangements are part of the usual and ordinary compensation packages at major public companies and are important to the Corporation's ability to attract and retain key employees.

PENSION PLANS

  Executive Officers are eligible to receive pension benefits payable under the Corporation's qualified benefit pension plan ("Pension Plan"), as well as the nonqualified supplemental executive retirement plan that provides benefits in excess of those that may be provided under plans (such as the Pension Plan) that are subject to limitations under the Internal Revenue Code. The combined benefit paid to a participant pursuant to these plans is equal to fifty-five percent of that individual's final average compensation. Final average compensation is determined by adding the participant's three years' average of base salary and five years' average annual cash incentive award. The combined amounts paid under the two plans are reduced by any applicable Social Security benefits received, by a specified percentage for each month that retirement occurs before age 60, and by a specified percentage for each year that retirement occurs prior to the individual completing 15 years of service with the Corporation.

  The final average compensation and the estimated credited years of service as of December 31, 1996, respectively, for each of the named executive officers are: K. L. Wolfe, $1,024,226, 27.8 years; J. P. Viviano, $794,581,
28.7 years; M. F. Pasquale, $479,669, 17.4 years; W. F. Christ, $414,330, 26.2 years; and R. M. Reese, $292,504, 17.4 years.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Corporation's executive officers, directors and 10% stockholders are required under the Securities and Exchange Act of 1934 to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of the Corporation's stock. Copies of these reports must also be furnished to the Corporation. Based on an examination of these reports and on written representations provided to the Corporation, all such reports have been timely filed except that, due to administrative error, reports were not timely filed in connection with one sale of the Corporation's Common Stock by Mr. Jay Carr, President, Hershey Pasta and Grocery Group and one sale by Mr. David Tacka, Controller, Hershey Foods Corporation.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  During 1996 the Corporation and its subsidiaries had a number of transactions with Milton Hershey School; with Milton Hershey School Trust; and with companies owned by the Milton Hershey School Trust, involving the purchase or sale of goods and services. These latter transactions were primarily with HERCO Inc., an entertainment and resort company based in Hershey, Pennsylvania, and wholly-owned by the Milton Hershey School Trust.

  The aggregate value of sales made during 1996 by the Corporation and its subsidiaries to the School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust, amounted to approximately $800,000. During the year, the Corporation purchased goods and services from these entities in the amount of approximately $1,550,000. These transactions were on terms that the Corporation believes to be no less favorable to the Corporation than those which could have been obtained from other purchasers or vendors.

  Pursuant to the Corporation's Directors' Charitable Award Program, as described in the section "The Board of Directors and its Committees" in this Proxy Statement, one former director of the Corporation designated the Milton Hershey School Trust as beneficiary of $500,000 in charitable donations by the Corporation. This individual retains the discretion to change beneficiary designees.

PROPOSAL NO. 2--APPROVAL OF THE KEY EMPLOYEE INCENTIVE PLAN, AS AMENDED

  The purpose of the Key Employee Incentive Plan (the "Plan") is to provide key employees with incentives to work for the growth and success of the Corporation and its subsidiaries. The Plan helps the Corporation to achieve competitive compensation levels and is designed to meet the present and anticipated needs of the Corporation in attracting, retaining and rewarding a key employee group of outstanding dedication and ability. The Plan consists of two separate programs--an Annual Incentive Program ("AIP") that rewards key employees based on their performance relative to annual operating objectives and a Long-Term Incentive Program ("LTIP") that rewards longer term objectives.

  The Plan was originally adopted by the Board of Directors and approved by the stockholders in 1987. In February 1997, the Board of Directors approved various amendments to the Plan ("1997 Amendments"), and is submitting the Plan, as amended, to stockholders for their approval. The Board is seeking stockholder approval of the Plan, as amended, in order to satisfy certain requirements of the Plan and in order that the compensation paid under the Plan may be eligible to qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986 ("IRC") and the regulations thereunder.

  DESCRIPTION OF AND REASONS FOR THE 1997 AMENDMENTS. The 1997 Amendments revised the Plan in a number of respects. A copy of the Plan, as amended, is attached to this Proxy Statement as Appendix A. Each stockholder is urged to review the Plan in its entirety.

  Two of the 1997 Amendments are further described below. The first is an amendment to the Plan to eliminate the requirement for stockholder approval of certain amendments; stockholder approval of certain amendments still may be required, however, under applicable laws or regulations. The second is an amendment to the Plan that is intended to conform certain provisions of the Plan to the requirements of an exception for "performance-based compensation" under
Section 162(m) of the IRC. In general, Section 162(m) limits the deduction of compensation paid to certain executives of publicly-held corporations to $1 million per year, subject to certain exceptions, including one for "performance-based compensation."

  Section 162(m) deduction limitation. Under Section 162(m) of the IRC no deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its chief executive officer and the four other most highly-compensated officers. Under this IRC provision, however, there is no limitation on the deductibility of "performance-based compensation". In general to qualify as "performance-based compensation" (i) the compensation must be paid solely on account of the attainment of one or more pre-established objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation, before payment is made, in a separate vote; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied. Regulations issued under Section 162(m) require that maximum payouts under the plan be determined and disclosed to stockholders as part of the plan approval process.

  As a part of the 1997 Amendments, the Board of Directors amended the Plan to limit the number of stock options, stock appreciation rights and restricted stock units that may be granted to individual participants during any calendar year. The Board also capped the payouts that individual participants can receive under the AIP and Performance Stock Unit ("PSU") sections of the Plan.

  Under the amendment, the number of shares of Common Stock that may be covered by stock options and stock appreciation rights awarded to a participant during a calendar year is 250,000 with respect to each type of award and 50,000 with respect to restricted stock units. The maximum payout a participant can receive under AIP is capped at $2,100,000 and the maximum payout a participant may receive under the PSU portion of the Plan is $2,430,000.

  Elimination of Stockholder Approval Requirement. In May 1996, the Securities and Exchange Commission (the "Commission") adopted changes to its rules under
Section 16 of the Securities Exchange Act of 1934 ("Section 16"). Among other changes, the Commission eliminated the requirement that stockholders approve certain amendments to stock-based benefit plans.

  Prior to the 1997 Amendments, the Plan generally required shareholder approval of those amendments that would have required stockholder approval under the Commission's rules. The Board of Directors believes that this restriction is no longer necessary and that removing this requirement from the Plan, as permitted under the revised Section 16 rules, will give it greater flexibility and control over the operation and administration of the Plan. Stockholder approval of certain amendments still may be required under the rules of the IRC and other applicable rules and regulations.

DESCRIPTION OF THE PLAN

  General. AIP awards are paid in cash subject to the annual payment limitation formula described below. Awards and distributions under the Plan's LTIP components, whether payable in stock, cash or a combination thereof, are currently charged against the shares of Common Stock available for use under the Plan. As of February 28, 1997, there are still 2,547,938 shares available for use under the Plan. The total number of shares available under the Plan is also subject to adjustment in the event of stock splits or other occurrences as discussed below under "Adjustments". The shares available under the Plan may be either authorized but unissued shares, treasury shares or shares acquired by the Corporation through open market purchases or otherwise. If any option or other interest granted under the Plan expires, terminates or is forfeited before exercise or payment in full, the shares covered by the unexercised or unpaid portion may be used again for new grants under the Plan.

  Participants may receive grants under any one or more of the various Plan components as follows:

    1. Contingent target incentive grants under the AIP entitle participants to receive cash awards based on the achievement of unit and personal performance goals during annual performance cycles.

    2. Performance stock units entitle the holders to receive shares of Common Stock or a combination of shares and cash, without payment to the Corporation, based on the achievement of performance goals over multi-year performance cycles not exceeding five years.

    3. Stock options are rights to purchase, for cash or previously owned shares of the Corporation's stock, shares of Common Stock of the Corporation, at a price at least equal to the fair market value of such shares based on the closing market price on the business date immediately preceding the date the options are granted.

    4. Stock appreciation rights (SARs) are rights relating to a fixed number of shares of Common Stock pursuant to which upon exercise, without payment to the Corporation, the holder is paid the appreciation in value of the Common Stock between the dates of grant and exercise of the SARs.

    5. Restricted stock units are rights to receive either cash or shares of Common Stock or a combination of both, without payment to the Corporation, conditioned upon the holder's continued employment throughout a specified restriction period.

  The Plan is administered by the Compensation and Executive Organization Committee of the Corporation's Board of Directors (the "Committee"). The current membership of the Committee is provided in the section "The Board of Directors and its Committees" of this Proxy Statement. The Committee has general authority to administer and interpret the provisions of the Plan and adopt such rules and regulations as it deems necessary or desirable. Its further functions involve such matters as the selection of participants and the determination of the kind, number, amounts, terms and provisions of grants under the Plan to such persons. The Committee's determinations are conclusive.

  The Plan provides flexibility in creating incentive packages for specific individuals as well as various groups of key employees. Persons eligible to participate in the Plan are broadly defined to include those officers, executive, administrative, professional and other key employees who, in the opinion of the Committee, are in a position to contribute significantly to the success of the Corporation. Directors who are employees of the Corporation are also eligible to receive awards under the Plan.

  Contingent AIP Awards. The Plan provides that annual contingent target incentive grants are established for each participant and awards are paid in cash based on both a personal and a unit or corporate performance factor. The corporate or unit performance factor may be based on earnings per share, return on net assets, market share, control of costs, net sales, cash flow, economic value-added measures, sales growth, earnings growth, stock price, return on equity, improvements in financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, or other objectives as may be established by the Committee (collectively, "Performance Objectives"), and may be absolute in their terms or measured against or in relationship to other companies. Performance Objectives may be particular to a participant or the division, department, line of business or other unit in which the participant works, or may be based on the performance of the Corporation generally and may cover such periods as may be specified by the Committee. The aggregate maximum of annual awards under the AIP is determined by application of the formula contained in the Plan which stipulates that aggregate AIP payments for any one year may not exceed 6% of the excess of Before-Tax Income over 16% of Total Invested Capital (as those terms are defined in the Plan). Payment of all or a portion of such awards may be deferred by the participant with the approval of the Committee.

The Plan limits the amount of AIP that may be paid to any participant in any calendar year to $2,100,000. The calculation of an award under AIP is further described in the Annual Incentive Program section of the Committee's Report in this Proxy Statement.

  Performance Stock Units. Performance Stock Units provide the opportunity for key employees in positions affecting the long-term performance of the Corporation to earn awards related to the achievement of goals based on the Corporation's long-range strategic plan. Under the Plan, the Committee sets each year specific Performance Objectives for the new long-term performance cycle and contingently grants units (each of which represents one share of Common Stock) payable upon the achievement of the objectives. The Performance Objectives currently utilized relate to the achievement of earnings per share, free cash flow and return on net asset targets. The Plan provides that the Committee may establish the length of each cycle in its discretion, subject to a five-year maximum period. After completion of each cycle, awards are paid in Common Stock or in a combination of Common Stock and cash, depending on the extent such objectives were achieved. Regardless of the form of payment, such payments are charged against the shares available and reserved for use under the Plan. Payment of all or a portion of such award may be deferred by the participant with the approval of the Committee. The Plan limits the amount that may be paid to a participant in any calendar year in performance stock awards to $2,430,000.

  As a general rule, the holder of Performance Stock Units must have participated in the performance cycle for its entire period to be eligible to receive an award. However, upon termination of employment due to retirement, total disability or death, a pro rata award will be paid provided that the employee was employed for at least two-thirds of the applicable performance cycle. In the event that the employee is discharged by the Corporation for any reason, such participant's rights and interests under the Plan will end automatically upon notice of discharge.

  The Performance Stock Unit portion of the Plan is further described in the Long-Term Incentive Program--Performance Stock Units section of the Committee's Report in the Proxy Statement.

  Stock Options. Stock options under the Plan are nonqualified for purposes of the IRC. The period during which a key employee can exercise his or her stock options is determined by the Committee, but no option is exercisable for a period longer than 10 years from the date of grant. The purchase price payable upon the exercise of a stock option is not less than 100% of the fair market value of a share based on the closing market price on the business date immediately preceding the date the option is granted. The purchase price may be paid either in cash or in stock, or any combination of cash and stock. Other terms and conditions of the option are determined by the Committee which, among other things, may stipulate specific exercise terms including times and frequency of exercise and minimum or maximum numbers of shares that may be exercised at any one time. The Board, at its February 1997 meeting, amended the Plan to limit the number of shares of Common Stock that may be covered by options granted in any calendar year to a participant to 250,000 shares.

  As a general rule all stock options expire at the end of the participant's employment. However, except as may be provided differently in the participant's stock option agreement, in the case of an option held by an employee whose employment ends due to retirement, total disability or death, the employee or his estate must exercise the option within five years of the date of retirement, total disability or death. For options issued prior to 1997, the exercise period after death, disability or retirement is three years. In the event that the employee is discharged by the Corporation for any reason, the option will end automatically upon notice of discharge.

  The Stock Option portion of the Plan is further described in the Stock Option section of the Committee's Report in this Proxy Statement.

  Stock Appreciation Rights. Stock Appreciation Rights ("SARs") relating to a specified number of shares of the Corporation's Common Stock may be granted for such periods of exercise as the Committee determines, provided that SARs may not be exercised after 10 years from the date of grant. Upon exercise, the holder of SARs receives a payment in cash or shares of Common Stock or a combination of both, at the discretion of the Committee, equal to the difference between the fair market value of the shares at the time of exercise and at the time the SARs were granted. Other terms of the grant, including targets and conditions for the grant are established by the Committee. Targets and conditions of an award may be either objective or subjective, as determined by the Committee.

  Under the Plan, SARs may be related to or separate from stock options, as the Committee determines. SARs related to options are exercisable in whole or in part only at such times and to the extent that the options to which they relate are exercisable, and upon exercise of the SARs the number of shares purchasable pursuant to the related options will be reduced on a one-to-one basis. Upon termination of employment, SARs are exercisable to the same extent as are stock options as described in the preceding section. The Plan limits the number of shares of Common Stock that may be covered by SARs granted to a participant during any calendar year to 250,000 shares.

  Restricted Stock Units. A restricted stock unit is a right granted to a key employee to receive either cash or shares of Common Stock or a combination of both without payment to the Corporation, conditioned upon continued employment with the Corporation throughout a specified restriction period. If payment is to be made in cash, the amount will be determined by multiplying the number of restricted stock units paid out by the fair market value of a share of Common Stock at the time the restriction period ends. If payment is made in Common Stock, the number of shares paid shall be equal to the number of restricted stock units contingently granted. Targets and conditions of an award are determined by the Committee and may be based on one or more of the Performance Objectives. Only awards granted for objective targets or conditions will qualify for the performance-based exemption under Section 162(m).

  As a general rule a holder of such units must remain employed throughout the restriction period to be eligible to receive a payment, although a pro rata award will be paid upon termination of employment due to total disability or death. In the event of retirement or discharge by the Corporation for any reason, an employee's restricted stock units will terminate automatically.

  The Plan limits the number of shares of Common Stock that may be covered by Restricted Stock Units granted in any calendar year to a participant to 50,000 shares.

  Federal Income Tax Consequences. A participant who is granted a contingent AIP award, performance stock units, stock options, SARs or restricted stock units will not realize any income, nor will the Corporation receive any deduction, for Federal income tax purposes, in the year of the grant.

  Ordinary income will be realized by the participant at the time that he or she receives payment of an AIP award, or that shares are transferred or cash is distributed to him or her in payment of a performance stock award or pursuant to his or her exercise of a stock option or SAR. In the case of performance stock units or SARs, the amount of income will be equal to the cash received or the fair market value of the shares issued plus the amount of any cash or shares withheld to pay withholding taxes. In the case of a stock option, the amount of income will be equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise. Ordinary income will be realized by a holder of restricted stock units in the year in which the restriction period ends and such units are paid, in an amount equal to the cash received or the fair market value of the shares of Common Stock issued plus the amount of any cash or shares withheld to pay withholding taxes. The Corporation will receive a deduction on its consolidated Federal income tax return for the taxable year in the amount of such ordinary income realized by a Plan participant.

  When a participant disposes of shares of Common Stock acquired under the Plan, any amount received in excess of the value of the shares of Common Stock on which the participant was previously taxed will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than that value, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

  Payment of dividend equivalents which may be made pursuant to the grant of restricted stock units will be fully taxable as ordinary income when received.

  Certain Accounting Consequences. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("FAS No. 123"). This statement defines a fair value based method of measuring and recording compensation cost associated with employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized in income over the service period. FAS No. 123 encourages adoption of this method of accounting; however, it also allows an entity to continue to measure compensation cost using the method of accounting prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"). Entities electing to continue using the accounting method in APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method prescribed under FAS No. 123 had been applied. The Corporation has elected to use this approach.

  Under APB No. 25, the grant or exercise of stock options does not result in a charge against the Corporation's earnings as long as the exercise price is not less than 100% of the fair market value of the Corporation's Common Stock as of the date of the grant of the option, which under the Plan is determined based on the closing market price on the business date immediately preceding the date the option is granted. All other awards granted in accordance with the provisions of the Plan do result in a charge against the Corporation's earnings and the recognition of a liability during the performance period or through the exercise date. The charge against earnings and the related liability are determined based on the nature of the specific awards granted. The charge for SARs is equal to the appreciation in the fair market value of the Common Stock between the dates of grant and exercise. The charges for AIP cash awards, or for performance stock units and restricted stock units, are based on the cash or the fair market value of the Common Stock, respectively, awarded to the participant at the end of the performance cycle or period.

  Awards paid using previously authorized but unissued shares of Common Stock are accounted for by crediting to stockholders' equity the proceeds received upon the exercise of stock options or the above-referenced liability. To the extent that the Corporation acquires shares through open market purchases or otherwise for award or distribution purposes, any difference between the price paid by the Corporation for such shares and the stock option proceeds or liability is recorded as an adjustment to stockholders' equity.

  Adjustments. The Plan provides for adjustments in the total shares reserved and available for the Plan, and in outstanding units, options and SARs granted pursuant to the Plan in the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, merger, consolidation, recapitalization, reclassification, combination of shares or similar occurrence.

  Change of Control. In the event of a "Change of Control" (as defined in the Plan) Stock Options, if not otherwise vested and exercisable, become immediately vested and exercisable. Certain notice requirements are applicable in the event of a "Potential Change of Control" (as defined in the Plan). Other benefits offered under the Plan and described herein are also affected in the event of a Change of Control. See the "Benefit Protection Agreements" section of this Proxy Statement for an explanation of this effect.

  Termination and Amendments. The Plan does not have a stated term, but may be terminated by the Board at any time, in which event options and other interests theretofore granted under the Plan will remain in effect in accordance with their terms and conditions. The Board may amend the Plan to conform to any change in applicable law or for any other reason.

  The affirmative vote of a majority of the votes represented at the meeting in person or by proxy of the Common Stock and Class B Stock voting together without regard to class is required for approval of the Key Employee Incentive Plan, as amended.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2, AND PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED ON THE PROXY CARD.

                    PROPOSAL NO. 3--APPOINTMENT OF AUDITORS

  The Board of Directors, on the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants of the Corporation for the year ending December 31, 1997. Although not required to do so, the Board of Directors is submitting the appointment of that firm for approval at the Annual Meeting. Arthur Andersen LLP has audited the Corporation's financial statements since 1927 and is considered to be well qualified. If the appointment is not approved, the Board of Directors will reconsider its appointment. Representatives of Arthur Andersen LLP will be present at the meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the votes represented at the meeting in person or by proxy of the Common Stock and Class B Stock voting together without regard to class is required for approval of the appointment of auditors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED ON THE PROXY CARD.

                                OTHER BUSINESS

  It is not expected that any business other than that set forth in the Notice of Annual Meeting of Stockholders and more specifically described in this Proxy Statement will be brought before the meeting. However, if any other business should properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the meeting.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

  In accordance with the Corporation's By-Laws, stockholders (other than those holding 25% of the outstanding votes entitled to be cast) who do not submit proposals for inclusion in the Proxy Statement but who intend to present a proposal, nomination for director or other business for consideration at any meeting of stockholders, including any Annual Meeting, are required to notify the Secretary of the Corporation of their proposal or nomination and provide other information in advance of such meeting. Stockholders interested in making proposals at the 1997 Annual Meeting should submit their name and address, their shareholdings, a brief description of the proposal, and any financial or other interest they have in such proposal to the Corporation no later than April 1, 1997.

  To be eligible for inclusion in the Corporation's Proxy Statement for the 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporation by November 18, 1997.

  In accordance with the Corporation's By-Laws, if a stockholder wishes to make a nomination for director at the 1998 Annual Meeting but does not submit the nomination for inclusion in the Proxy Statement for such meeting, the stockholder must submit the following information to the Corporation no later than February 28, 1998: name and address, a representation that the stockholder is a holder of record and intends to attend such meeting, a description of any arrangement between the stockholder and the individual planned to be nominated, the nominee's name, address and biographical information, and the consent of the nominee.

  All notices for stockholder proposals and director nominations should be sent to the attention of the Secretary of the Corporation at 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

                      SUMMARY ANNUAL REPORT AND FORM 10-K

  The Corporation will provide without charge to each beneficial owner of its Common Stock and Class B Common Stock, upon such stockholder's request, a copy (without exhibits) of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission. Requests for copies should be addressed to Hershey Foods Corporation, Investor Relations Department, 100 Crystal A Drive, Hershey, PA 17033-0810.

  A copy of the Corporation's Summary Annual Report to Stockholders for the year ended December 31, 1996 accompanies this Proxy Statement. Appendix B to this Proxy Statement containing the Consolidated Financial Statements and Management's Discussion and Analysis comprises a portion of that report. The Summary Annual Report, Appendix B and the Annual Report on Form 10-K are not part of the Corporation's proxy solicitation materials.

                                          By order of the Board of Directors,

                                             Robert M. Reese Vice
                                               President, General
                                             Counsel and Secretary

March 17, 1997

  STOCKHOLDERS WHO DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THE MEETING AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE, IF THEY SO DESIRE, IN PERSON.

                                                                     APPENDIX A

                           HERSHEY FOODS CORPORATION

KEY EMPLOYEE INCENTIVE PLAN

1. ESTABLISHMENT AND PURPOSE

  Hershey Foods Corporation (the "Corporation") hereby establishes the Key Employee Incentive Plan (the "Plan"). The purpose of the Plan is to provide to selected key employees of the Corporation and its subsidiaries (as defined below), upon whose efforts the Corporation is dependent for the successful conduct of its business, further incentive to continue and increase their efforts as employees and to remain in the employ of the Corporation and its subsidiaries.

  The Plan continues the Annual Incentive Program ("AIP"), with certain modifications, as in effect under the Corporation's Management Incentive Plan ("MIP") established in 1975 and as amended thereafter, pursuant to which participants are entitled to receive cash awards based on achievement of performance goals during annual performance cycles. The Plan also continues the Long-Term Incentive Program ("LTIP") portion of the MIP with certain modifications. In addition to performance stock units ("Performance Stock Units"), the LTIP portion now also includes nonqualified stock options for the purchase of Common Stock ("Options"); stock appreciation rights ("SARs"); and restricted stock units ("Restricted Stock Units").

  As used herein, (i) the term "Subsidiary Corporation" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Corporation as defined in Section 424 of the Internal Revenue Code of 1986 (the "Code"), and (ii) the term "Corporation" defined above shall refer collectively to Hershey Foods Corporation and its Subsidiary Corporations unless the context indicates otherwise.

2. STOCK SUBJECT TO THE PLAN

  The aggregate number of shares which may be covered by Performance Stock Units, Options, SARs and Restricted Stock Units granted pursuant to the LTIP portion of the Plan is 6.5 million (6,500,000) shares of the Corporation's Common Stock, $1.00 Par Value (the "Common Stock"), subject to adjustment in accordance with Section 12 below. The shares issued under this Plan may be either authorized but unissued shares, treasury shares held by the corporation or any direct or indirect subsidiary thereof or shares acquired by the Corporation through open market purchases (whether made before or after any exercise of Option(s) or the granting of stock compensation hereunder) or otherwise. In addition to shares of Common Stock actually issued or distributed under the Plan, there shall be deemed to have been issued a number of shares equal to (i) the number of shares of Common Stock in respect of which optionees utilize the manner of exercise of, and payment for, Options as provided in Paragraph 7II(g) of this Plan, and (ii) the number of shares of Common Stock which is equivalent in value to any cash amounts distributed upon payment of Performance Stock Units, SARs or Restricted Stock Units. For purposes of determining the charge to be made pursuant to subpart (ii) against the shares of Common Stock subject to the Plan, the value of a share of Common Stock shall be its Fair Market Value as defined in Paragraph 4 when awards are made with respect to Performance Stock Units, upon exercise of SARs, and upon expiration of the applicable restriction period of Restricted Stock Units. Any shares subject under the Plan to Performance Stock Units, Options, SARs or Restricted Stock Units which, for any reason, expire or terminate or are forfeited or surrendered shall again be available for issuance under the Plan.

3. ADMINISTRATION

  The Plan shall be administered by the Compensation and Executive Organization Committee (the "Committee"), or any successor committee, appointed by and consisting solely of members of the Board of Directors (the "Board") of the Corporation, each of whom qualifies as both a "nonemployee director" within the meaning of Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Code. Committee members shall not be eligible to participate in the Plan. The Board may from time to time remove and appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may adopt such rules and regulations as it deems useful in governing its affairs. Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote at a Committee meeting or written consent of all Committee members.

  Subject to the terms and conditions of the Plan, the Committee shall have authority: (i) to construe and interpret Plan provisions; (ii) to define the terms used in the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to select particular employees to participate in the Plan, (v) to determine the terms, conditions, form and amount of grants, distributions or payments made to each participant, including conditions upon and provisions for vesting, exercise and acceleration of any grants, distributions or payments; (vi) upon the request of a participant in the Plan, to approve and determine the duration of leaves of absence which may be granted to the participant without constituting a termination of his or her employment for purposes of the Plan; and (vii) to make all other determinations necessary or advisable for the administration and operation of the Plan. The Committee shall have the right to impose varying terms and conditions with respect to each grant or award. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all participants and on their legal representatives and beneficiaries.

4. FAIR MARKET VALUE

  As used in the Plan (unless a different method of calculation is required by applicable law, and except as otherwise specifically provided in any Plan provision), "Fair Market Value" on or as of any date shall mean (i) the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange trading day immediately preceding such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Common Stock is no longer listed for trading on the New York Stock Exchange, an amount determined in accordance with standards adopted by the Committee.

5. ELIGIBILITY AND PARTICIPATION

  Key employees of the Corporation or of any of its Subsidiary Corporations, including officers and directors who are regular employees but not members of the Committee, who in the opinion of the Committee are in a position to contribute significantly to the success of the Corporation or any Subsidiary Corporation, division or operating unit thereof, shall be eligible for selection to participate in the Plan. In making this selection and in determining the form and amount of grants, distributions and payments under the Plan, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation or any Subsidiary Corporation, division or operating unit thereof, and such other factors as the Committee may deem relevant in connection with accomplishing the purposes of the Plan. An employee who has been selected to participate may, if he or she is otherwise eligible, receive more than one grant from time to time, and may be granted any combination of contingent target grants under the AIP or under the LTIP components of the Plan, as the Committee shall determine.

6. ANNUAL INCENTIVE PROGRAM

  The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, establish contingent target grants for those eligible employees it selects to participate in the AIP. Each such contingent grant may be, but need not be, evidenced by a written instrument, and shall be determined in relation to the participant's level of responsibility in the Corporation and the competitive compensation practices of other major businesses, and such other factors as are deemed appropriate by the Committee.

    (a) Awards actually earned by and paid to AIP participants ("AIP Awards") will be based primarily upon achievement of performance goals over a one-year performance cycle as approved by the Committee.

    (b) The Committee, within the limits of the Plan, shall have full authority and discretion to determine the time or times of establishing contingent target grants; to select from among those eligible the employees to receive awards; to review and certify the achievement of performance goals; to designate levels of awards to be earned in relation to levels of achievement of performance goals; to adopt such financial and nonfinancial performance or other criteria for the payment of awards as it may determine from time to time; to make awards; and to establish such other measures as may be necessary to achieve the objectives of the Plan. The financial or non-financial performance goals established by the Committee may be based upon one or more of the following: earnings per share, return on net assets, market share, control of costs, net sales, cash flow, economic value-added measures, sales growth, earnings growth, stock price, return on equity, improvements in financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, or any other goals established by the Committee (the "Performance Factors").

    (c) Aggregate annual AIP Awards shall not exceed six (6%) percent of the excess of Before-Tax Income (defined for these purposes as Net Income plus provision for Federal, state and local income taxes and interest expense on long-term debt, but after consideration of the cost of the Plan) over sixteen (16%) percent of Total Invested Capital (defined for these purposes as Stockholders' Equity plus Long-Term Debt plus Deferred Income Taxes) determined as the average of such Total Invested Capital at the beginning of the year and the end of each calendar quarter of such year. The maximum amount any participant can receive as an AIP Award for any calendar year shall not exceed $2,100,000.

    (d) AIP Awards as earned under the terms of the Plan shall be paid in cash and may exceed or be less than the contingent target grants, provided that payments do not exceed the maximum permitted cost of the AIP calculated pursuant to subparagraph (c) above. Payment shall normally be made as soon as possible following the close of the year, but payment of all or any portion may be deferred by participants with the approval of the Committee.

7. LONG-TERM INCENTIVE PROGRAM

  The LTIP consists of the following four components:

 I. Performance Stock Units

  The Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Performance Stock Units to reflect the value of contingent target grants established for each eligible employee selected for participation. Each grant of Performance Stock Units may be, but need not be, evidenced by a written instrument. Such contingent target grants shall be determined in relation to the employee's level of responsibility in the Corporation or any Subsidiary Corporation, division or operating unit thereof, and the competitive compensation practices of other major businesses.

    (a) Awards actually earned by and paid to holders of Performance Stock Units ("PSU Awards") will be based upon achievement of performance goals over performance cycles as approved by the Committee. Such performance cycles each shall cover such period of time, not exceeding five years, as the Committee from time to time shall determine.

    (b) The Committee, within the limits of the Plan, shall have full authority and discretion to determine the time or times of establishing contingent target grants and the granting of Performance Stock Units; to select from among those eligible the employees to receive PSU Awards; to review and certify the achievement of performance goals; to designate levels of awards to be earned in relation to levels of achievement of performance goals; to adopt such financial and nonfinancial performance or other criteria for the payment of PSU Awards as it may determine from time to time; to make awards; and to establish such other measures as may be necessary to the objectives of the Plan. The performance goals established by the Committee may be based on one or more of the Performance Factors.

    (c) Payments of PSU Awards shall be made in shares of Common Stock or partly in cash as the Committee in its sole discretion shall determine and shall be charged against the shares available under the LTIP portion of the Plan as provided in Paragraph 2; provided, however, that no fractional shares shall be issued and any such fraction will be eliminated by rounding downward to the nearest whole share. In any case in which actual payment of a PSU Award is deferred as provided below, a charge will be made against the available shares for the number of shares equivalent to the dollar amount of the deferred PSU Award.

    (d) PSU Awards as earned under the terms of the Plan may exceed or be less than the contingent target grants. Payment shall normally be made as soon as possible following the close of the year, but payment of all or any portion may be deferred by participants with the approval of the Committee.

    (e) The maximum amount a participant can receive as a PSU Award in any calendar year is $2,430,000.

 II. Stock Options

  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant nonqualified Options to purchase shares of Common Stock of the Corporation to employees eligible to participate in the Plan. Each grant of an Option shall be on such terms and conditions and be in such form as the Committee may from time to time approve, subject to the following:

    (a) The exercise price per share with respect to each Option shall be determined by the Committee in its sole discretion, but shall not be less than 100% of the Fair Market Value of the Common Stock as of the date of the grant of the Option.

    (b) Options granted under the Plan shall be exercisable, in such installments and for such periods, as shall be provided by the Committee at the time of granting, but in no event shall any Option granted extend for a period in excess of ten years from the date of grant.

    (c) The maximum number of shares of Common Stock covered by Options granted to a participant for any calendar year shall not exceed 250,000.

    (d) Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which grantees of Options must be employed, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; and (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time.

    (e) Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee.

    (f) The purchase price upon exercise of any Option shall be paid in full by making payment (i) in cash; (ii) in whole or in part by the delivery of a certificate or certificates of shares of Common Stock of the Corporation, valued at its then Fair Market Value; or (iii) by a combination of (i) and
  (ii).

    (g) Notwithstanding subparagraph (e) above, any optionee may make payment of the Option price through a simultaneous exercise of his or her Option and sale of the shares thereby acquired pursuant to a brokerage arrangement approved in advance by the Committee to assure its conformity with the terms and conditions of the Plan.

    (h) The Committee may require the surrender of outstanding Options as a condition to the grant of new Options.

    (i) Notwithstanding any other provision of the Plan or of any Option agreement between the Corporation and an employee, upon the occurrence of a Change in Control, each outstanding Option held by a participant who is an employee of the Corporation or any Subsidiary Corporation shall become fully vested and exercisable notwithstanding any vesting schedule or installment schedule relating to the exercisability of such Option contained in the applicable Option agreement or otherwise established at the time of grant of the Option.

    (j) For purposes of this Plan, a "Change in Control" means:

      (1) The acquisition or holding by any Person of beneficial ownership (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) of shares of the Common Stock and/or the Class B Common Stock of the Corporation representing 25% or more of either (i) the total number of then outstanding shares of both Common Stock and Class B Common Stock of the Corporation (the "Outstanding Corporation Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Power"), provided that, at the time of such acquisition or holding of beneficial ownership of any such shares, the Hershey Trust does not beneficially hold more than 50% of the Outstanding Corporation Voting Power; and provided, further, that any such acquisition or holding of beneficial ownership of shares of either Common Stock or Class B Common Stock of the Corporation by any of the following entities shall not by itself constitute such a Change in Control hereunder: (i) the Hershey Trust; (ii) any trust established by the Corporation, or by any Subsidiary, for the benefit of the Corporation and/or its employees or those of any Subsidiary; or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or by any Subsidiary; or

      (2) The approval by the stockholders of the Corporation of any merger, reorganization, recapitalization, consolidation or other form of business combination (a "Business Combination") if, following consummation of such Business Combination, the Hershey Trust does not beneficially own more than 50% of the total voting power of all outstanding voting securities of the surviving entity or entities; or

      (3) The approval by the stockholders of the Corporation of (i) any sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation as to which the Hershey Trust beneficially owns more than 50% of the total voting power of all outstanding voting securities, or (ii) a liquidation or dissolution of the Corporation.

    For purposes of this Plan: (i) "Hershey Trust" means either or both of
  (a) the Hershey Trust Company, a Pennsylvania corporation, as Trustee for the Milton Hershey School, or any successor to the Hershey Trust Company as such trustee, and (b) the Milton Hershey School, a Pennsylvania not-for-profit corporation; and (ii) "Person" shall have the meaning given in
  Section 3 (a) (9) of the Exchange Act, as modified and used in Sections 13
  (d) (3) and 14 (d) thereof."

    (k) For purposes of this Plan, a "Potential Change in Control" means:

      (1) The Hershey Trust, or any person acting or purporting to act on its (or their) behalf, makes a public announcement that it (or they), or its (or their) Board of Trustees or Board of Governors or any other responsible official, (i) intends to take, (ii) is taking or (iii) has taken actions which would lead to a Change in Control (a "public announcement" being defined for this purpose as any statement quoted or otherwise reported in any print, broadcast, wire service or other means of publication available to the public in any locality in which any employee of the Corporation is regularly located);

      (2) The Hershey Trust enters into any contract, agreement or other agreement with any Person which would lead to a Change in Control; or

      (3) The Board approves a transaction described in subsection (2) or
    (3) of the definition of Change in Control contained in subparagraph
    (j) of Paragraph 7II hereof.

    (l) In the event that a transaction which would constitute a Change in Control if approved by the stockholders of the Corporation is to be submitted to such stockholders for their approval, each participant who is an employee and who holds an Option granted under the Plan at the time scheduled for the taking of such vote, whether or not then exercisable, shall have the right to receive a notice at least ten (10) business days prior to the date on which such vote is to be taken. Such notice shall set forth the date on which such vote of stockholders is to be taken, a description of the transaction being proposed to stockholders for such approval, a description of the provisions of subparagraph (i) of Paragraph 7II of the Plan and a description of the impact thereof on such participant in the event that such stockholder approval is obtained. Such notice shall also set forth the manner in which and price at which all Options then held by each such participant could be exercised upon the obtaining of such stockholder approval.

 III. Stock Appreciation Rights

  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant SARs to employees eligible to participate in the Plan. SARs may, but need not be evidenced by an agreement executed by the Corporation and the holder, and shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

    (a) SARs may, but need not, relate to Options granted under the Plan, as the Committee shall determine from time to time. In no event shall any SARs granted extend for a period in excess of ten years from the date of grant.

    (b) A holder shall exercise his or her SARs by giving written notice of such exercise in the form and manner determined by the Committee, and the date upon which such written notice is received by the Corporation shall be the exercise date for the SARs.

    (c) A holder of SARs shall be entitled to receive upon exercise the excess of the Fair Market Value of a share of Common Stock at the time of exercise over the Fair Market Value of a share at the time the SARs were granted, multiplied by the number of shares with respect to which the SARs relate.

    (d) In the sole discretion of the Committee, the amount payable to the holder upon exercise of SARs may be paid either in Common Stock or in cash or in a combination thereof. To the extent paid in Common Stock, the value of the Common Stock that shall be distributed shall be the Fair Market Value of a share of Common Stock upon exercise of the SARs as provided in Paragraph 2; provided, however, that no fractional shares shall be issued and any such fraction will be eliminated by rounding downward to the nearest whole share.

    (e) In the sole discretion of the Committee, SARs related to specific Options may be exercisable only upon surrender of all or a portion of the related Option, or may be exercisable, in whole or in part, only at such times and to the extent that the related Option is exercisable, and the number of shares purchasable pursuant to the related Option may be reduced to the extent of the number of shares with respect to which the SARs are exercised.

    (f) In lieu of receiving payment at the time of exercise of SARs, payment of all or any portion may be deferred by the participant with the approval of the Committee.

    (g) The maximum number of SARs granted to a participant during any calendar year shall not exceed 250,000.

 IV. Restricted Stock Units

  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to employees eligible to participate in the Plan. Each grant of Restricted Stock Units may be, but need not be evidenced by a written instrument. The grant of Restricted Stock Units shall state the number of Restricted Stock Units covered by the grant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the following:

    (a) Each Restricted Stock Unit shall be equivalent in value to a share of Common Stock.

    (b) Vesting of each grant of Restricted Stock Units shall require the holder to remain in the employment of the Corporation or a Subsidiary Corporation for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each grant of Restricted Stock Units. Except as otherwise determined by the Committee and provided in the written instrument granting the Restricted Stock Units, and except as otherwise provided in Paragraph 8, all Restricted Stock Units granted to a participant under the Plan shall terminate upon termination of the participant's employment with the Corporation or any Subsidiary Corporation before the end of the Restriction Period or Periods applicable to such Restricted Stock Units, and in such event the holder shall not be entitled to receive any payment with respect to those Restricted Stock Units. The Committee may also, in its sole discretion, establish other terms and conditions for the vesting of Restricted Stock Units, including conditioning vesting on the achievement of one or more of the Performance Factors.

    (c) Upon expiration of the Restriction Period or Periods applicable to each grant of Restricted Stock Units, the holder shall, without payment on his part, be entitled to receive payment in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such grant upon such expiration. Such payment may be made in cash, in shares of Common Stock equal to the number of Restricted Stock Units with respect to which such payment is made, or in any combination thereof, as the Committee in its sole discretion shall determine. Any payment in cash shall reduce the number of shares of Common Stock available under the Plan as provided in Paragraph 2, to the extent of the number of Restricted Stock Units to which such payment relates. Further upon such expiration, the holder shall be entitled to receive a cash payment in an amount equal to each cash dividend the Corporation would have paid to such holder during the term of those Restricted Stock Units as if the holder had been the owner of record of the shares of Common Stock covered by such Restricted Stock Units on the record date for the payment of such dividend.

    (d) In lieu of receiving payment at the time of expiration of the Restriction Period or Periods, payment of all or any portion may be deferred by the participant with the approval of the Committee.

    (e) The maximum number of shares of Common Stock as to which Restricted Stock Units may be granted to a participant for any calendar year shall not exceed 50,000.

8. TERMINATION OF EMPLOYMENT

  Upon termination of employment with the Corporation of any participant, such participant's rights with respect to any contingent target grants under the AIP, or any Performance Stock Units, Options, SARs or Restricted Stock Units granted under the LTIP, shall be as follows:

    (a) In the event that the participant is terminated or discharged by the Corporation for any reason, the participant's rights and interests under the Plan shall immediately terminate upon notice of termination of employment. Upon the occurrence of a Potential Change in Control (as defined in subparagraph (k) of Paragraph 7II hereof) and for a period of one year thereafter, and upon the occurrence of a Change in Control (as defined in subparagraph (j) of Paragraph 7II hereof), the following special provisions and notice requirements shall be applicable in the event of the termination of the employment of any participant holding an Option under the Plan: (i) in no event may a notice of termination of employment be issued to such a participant unless at least ten (10) business days prior to the effective date of such termination the participant is provided with a written notice of intent to terminate the participant's employment which sets forth in reasonable detail the reason for such intent to terminate, the date on which such termination is to be effective, and a description of the participant's rights under this Plan and under the agreements granting such Option or Options, including the fact that no such Option may be exercised after such termination has become effective and the manner, extent and price at which all Options then held by such participant may be exercised; and (ii) such notice of intent to terminate a participant's employment shall not be considered a "notice of termination of employment" for purposes of the first sentence of this Paragraph 8 (a). This Paragraph 8 (a) is intended only to provide for a requirement of notice to terminate upon the occurrence of the events set forth herein and shall not be construed to create an obligation of continued employment or a contract of employment in any manner or to otherwise affect or limit the Corporation's ability to terminate the employment of any participant holding an Option under the Plan.

    (b) If a participant terminates employment with the Corporation as the result, in the sole judgment of the Committee, of his or her becoming totally disabled (in which event termination will be deemed to occur on the date the Committee makes such determination), or if a participant should die or (except as to Restricted Stock Units) retire while employed by the Corporation or any of its Subsidiary Corporations, then the participant or, as the case may be, the person or persons to whom the participant's interest under the Plan shall pass by will or by the laws of descent and distribution (the "Estate"), shall have the following rights:

      (i) the grantee of a contingent AIP grant or the Estate shall be entitled to receive payment of an AIP award as, and to the extent, determined by the Committee;

      (ii) if the holder of Performance Stock Units shall have been employed for at least two-thirds of the related performance cycle prior to the date of termination or death, then, except as otherwise provided in the written instrument (if any) evidencing the Performance Stock Units, and subject to any further adjustments the Committee may make in its absolute discretion, the participant or the Estate shall be entitled to receive payment of a PSU Award upon the expiration of the related performance cycle, provided that such award shall be adjusted by multiplying the amount thereof by a fraction, the numerator of which shall be the number of full and partial calendar months between the date of the beginning of each such performance cycle and the date of termination or death, and the denominator of which shall be the number of full and partial calendar months from the date of the beginning of the performance cycle to the end of the said performance cycle;

      (iii) except as otherwise provided in the terms and conditions of the stock option or SAR grant, the holder or the Estate shall be entitled to exercise (provided any vesting requirement has been satisfied as of the date of exercise) any Option or SAR for a period of five years (three years in the case of options or SARs granted prior to 1997) from such date of death, total disability or retirement, or for such longer period as the Committee may determine in the case of financial hardship or other unusual circumstances (subject to the maximum exercise period for Options and SARs specified in Paragraph 7II(b) and 7III(a) hereof, respectively);

      (iv) except as otherwise provided in the written instrument evidencing the Restricted Stock Units, upon death or termination due to total disability the holder or the Estate shall be entitled to receive payment in respect of the Restricted Stock Units, provided that such Units shall be adjusted by multiplying the amount thereof by a fraction, the numerator of which shall be the number of full and partial calendar months between the date of grant of such Units and the date of death or termination, and the denominator of which shall be the number of full and partial calendar months from the date of the grant to the end of the Restriction Period. Upon retirement, the participant's rights with respect to Restricted Stock Units shall immediately terminate.

    (c) In the event of resignation by the participant, the participant's rights and interests under the Plan shall immediately terminate upon such resignation; provided, however, that the Committee shall have the absolute discretion to review the reasons and circumstances of the resignation and to determine whether, alternatively, and to what extent, if any, the participant may continue to hold any rights or interests under the Plan.

    (d) A transfer of a participant's employment without an intervening period from the Corporation to a Subsidiary Corporation or vice versa, or from one Subsidiary Corporation to another, shall not be deemed a termination of employment.

    (e) The Committee shall be authorized to make all determinations and calculations required by this Paragraph 8, including any determinations necessary to establish the reason for terminations of employment for purposes of the Plan, which determinations and calculations shall be conclusive and binding on any affected participants and Estates.

9. ADDITIONAL REQUIREMENTS

  No Performance Stock Units, Options, SARs or Restricted Stock Units (hereinafter collectively an "Interest") granted pursuant to the Plan shall be exercisable or realized in whole or in part, and the Corporation shall not be obligated to sell, distribute or issue any shares subject to any such Interest, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933, as amended (or other Federal or state statutes having similar requirements). Each Interest shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares relating or subject to such Interest under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Interest or the distribution or issue of shares thereunder, such Interest may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.

  Interests may be subject to restrictions as to resale or other disposition and to such other provisions as may be appropriate to comply with Federal and state securities laws and stock exchange requirements, and the exercise of any Interest or entitlement to payment thereunder may be contingent upon receipt from the holder (or any other person permitted by this Plan to exercise any Interest or receive any distribution hereunder) of a representation that at the time of such exercise it is his or her then present intention to acquire the shares being distributed for investment and not for resale.

10. NONTRANSFERABILITY

  Unless otherwise approved by the Committee, contingent AIP grants, Performance Stock Units, Options, SARs and Restricted Stock Units granted under the Plan to an employee shall be nonassignable and shall not be transferable by him or her otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the employee's lifetime, only by the employee or the employee's guardian or legal representative.

11. DISCLAIMER OF RIGHTS

  No provision in the Plan or any contingent target AIP grants, Performance Stock Units, Options, SARs or Restricted Stock Units granted pursuant to the Plan shall be construed to confer upon the participant any right to be employed by the Corporation or by any Subsidiary Corporation, or to interfere in any way with the right and authority of the Corporation or any Subsidiary Corporation either to increase or decrease the compensation of the participant at any time, or to terminate any relationship of employment between the participant and the Corporation or any of its Subsidiary Corporations.

  Participants under the Plan shall have none of the rights of a stockholder of the Corporation with respect to shares subject to Performance Stock Units, Options, SARs or Restricted Stock Units unless and until such shares have been issued to him or her.

12. STOCK ADJUSTMENTS

  In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock of rights or warrants to purchase securities of the Corporation shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Paragraph 2 hereof, and to the limitations set forth in Paragraphs 7II (c); 7III (g) and 7IV (e), and each share theretofore appropriated or thereafter subject or which may become subject to Performance Stock Units, Options, SARs or Restricted Stock Units under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options and SARs also shall be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Performance Stock Units, Options, SARs or Restricted Stock Units theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

13. TAXES

  The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares of Common Stock deliverable under the Plan. The person entitled to any such delivery, whether due to the settlement of PSUs, the exercise of an Option or SAR, or the vesting of

Restricted Stock Units, or any other taxable event may, by notice to the Corporation, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a "Stock Withholding Election"), or by delivery of shares of Stock already owned by the Participant, with the amount of shares subject to such reduction or delivery to be calculated based on the Fair Market Value on the date of such taxable event. Reporting Persons may make a Stock Withholding Election only in accordance with the methods then permitted under applicable Securities and Exchange Commission interpretations.

14. EFFECTIVE DATE AND TERMINATION OF PLAN

  The Plan shall become effective upon adoption by the Board of Directors of the Corporation, provided such adoption is approved by the stockholders, within twelve months of adoption by the Board of Directors. Contingent target AIP grants, Performance Stock Units, Options, SARs and Restricted Stock Units under this Plan, granted before approval of the Plan by the stockholders, shall be granted subject to such approval and shall not be exercisable or payable before such approval.

  The Board of Directors at any time may terminate the Plan, but such termination shall not alter or impair any of the rights or obligations under any contingent target AIP grants, Performance Stock Units, Options, SARs or Restricted Stock Units theretofore granted under the Plan unless the affected participant shall so consent.

15. PRIOR PLAN

  Effective upon the adoption of this Plan by the Board of Directors, no additional grants of contingent target grants under the AIP or of Performance Stock Units shall be made under the MIP; provided, that any payments of AIP awards or deferrals thereof made with respect to prior grants of contingent AIP awards, any prior grants of any LTIP Units, and any payments of LTIP awards or deferrals thereto made with respect to such prior grants, shall not be affected. Notwithstanding the foregoing, to the extent the remaining shares reserved for use under the LTIP portion of the MIP are insufficient for any LTIP awards under performance cycles that began prior to January 1, 1987, shares available under this Plan may be used for such purpose.

16. APPLICATION OF FUNDS

  The proceeds received by the Corporation from the sale of capital stock pursuant to Options will be used for general corporate purposes.

17. NO OBLIGATION TO EXERCISE OPTION OR SAR

  The granting of an Option or SAR shall impose no obligation upon the optionee to exercise such Option or SAR.

18. AMENDMENT

  The Board of Directors by majority vote, at any time and from time to time, may amend the Plan in such respects as it shall deem advisable, to conform to any change in any applicable law or in any other respect. Notwithstanding the foregoing, the Plan may not be terminated or amended in a manner adverse to the interests of any participant (without the consent of the participant) either: (a) after a Potential Change in Control occurs and for one (1) year following the cessation of a Potential Change in Control, or (b) for a two-year period beginning as of the date of a Change in Control (the "Coverage Period"). Upon the expiration of the Coverage Period, subparagraph (l) of Paragraph 7II of the Plan and Paragraph 8 (a) of the Plan may not be amended in any manner that would adversely affect any participant without the consent of the participant.

                                  Appendix B

   CONSOLIDATED FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS

                                                                            PAGE
                                                                            ----
Management's Discussion and Analysis.......................................  B-1
Consolidated Financial Statements..........................................  B-9
Notes to Consolidated Financial Statements................................. B-13
Responsibility for Financial Statements.................................... B-28
Report of Independent Public Accountants................................... B-29
Eleven-Year Consolidated Financial Summary................................. B-30

                           HERSHEY FOODS CORPORATION

MANAGEMENT'S DISCUSSION AND ANALYSIS

OPERATING RESULTS

  The Corporation achieved record sales levels in 1996 and 1995. Net sales during this two-year period increased at a compound annual rate of 5%, primarily reflecting volume growth from the introduction of new confectionery and grocery products and significant volume increases from seasonal packaged candy items. Sales increases also resulted from selected confectionery selling price increases in the United States partially offset by related sales volume declines, increased confectionery sales volume in various international markets and incremental sales from the acquisition of Henry Heide, Incorporated (Henry Heide). These increases were partially offset by lower sales resulting from the divestitures of Hershey Canada, Inc.'s PLANTERS nut (Planters) and LIFE SAVERS and BREATH SAVERS hard candy, and BEECH-NUT cough drops (Life Savers) businesses in January 1996 and Overspecht B.V. (OZF Jamin) in the second quarter of 1995. The discontinuance of the Corporation's refrigerated pudding line in late 1994 also reduced sales during the two-year period.

  Hershey Chocolate U.S.A. increased the wholesale price of its standard bar line and king size bars by approximately eleven percent in December 1995. These products represented approximately 25% of the Corporation's 1995 sales. Price increases were intended to offset higher costs for raw materials and packaging, together with the cumulative impact of inflation on other costs since the last standard bar price increase in early 1991. Hershey Pasta Group implemented selected price increases in late 1993, early 1994 and late 1995 in an effort to recover substantial increases in semolina costs. The price increases have not been sufficient to recover the full impact of the higher semolina costs, partly due to competition from subsidized pasta imports shipped into the United States.

  The following acquisitions and divestitures occurred during the period:

  . December 1996--The acquisition from an affiliate of Huhtamaki Oy
    (Huhtamaki), the international foods company based in Finland, of Huhtamaki's Leaf North America (Leaf) confectionery operations for $437.2 million, plus the assumption of $17.0 million in debt. In addition, the parties entered into a trademark and technology license agreement under which the Corporation will manufacture and/or market and distribute in North, Central and South America Huhtamaki's confectionery brands including GOOD & PLENTY, HEATH, JOLLY RANCHER, MILK DUDS, PAYDAY and WHOPPERS.

  . December 1996--The sale to Huhtamaki of the outstanding shares of Gubor
    Holding GmbH (Gubor) and Sperlari, S.r.l. (Sperlari). Gubor manufactures and markets high-quality assorted pralines and seasonal chocolate products in Germany and Sperlari manufactures and markets various confectionery and grocery products in Italy. The sale resulted in an after-tax loss of $35.4 million, since no tax benefit associated with the transaction was recorded. Combined net sales for Gubor and Sperlari were $216.6 million, $222.0 million and $186.6 million in 1996, 1995 and 1994, respectively.

  . January 1996--The sale of the assets of Hershey Canada, Inc.'s Planters and Life Savers businesses to Johnvince Foods Group and Beta Brands Inc., respectively. Both transactions were part of a restructuring program announced by the Corporation in late 1994.

  . December 1995--The acquisition of Henry Heide, a confectionery company which manufactures a variety of non-chocolate confectionery products including JUJYFRUITS candy and WUNDERBEANS jellybeans.

  . June 1995--The sale of the outstanding shares of OZF Jamin to a management buyout group at OZF Jamin also as part of the restructuring program.

  Income, excluding the loss on disposal of businesses in 1996 and the net after-tax effect of restructuring activities recorded in 1994, increased at a compound annual rate of 8% during the two-year period. This increase was a result of the growth in sales, partially offset by a slightly lower gross profit margin and higher selling, marketing and administrative expenses.

  The Corporation's net sales, net income and cash flows are affected by the timing of business acquisitions and divestitures, new product introductions, promotional activities, price increases, and a seasonal sales bias toward the second half of the year. These factors, from time to time, cause fluctuations in net sales and net income versus the comparable quarterly periods of prior years.

NET SALES

  Net sales rose $298.6 million or 8% in 1996 and $84.4 million or 2% in 1995. The increase in 1996 was primarily due to incremental sales from new confectionery and grocery products, increased confectionery sales volume in the North American seasonal packaged candy line and in various international markets, selected confectionery selling price increases in the United States partially offset by related sales volume declines, and incremental sales from the acquisition of Henry Heide. The increase in 1995 was due to incremental sales from new confectionery and grocery products, volume growth from existing domestic and foreign confectionery brands and pasta products, and selected selling price increases, principally in the Corporation's foreign businesses. These increases were partially offset by lower sales resulting from the divestiture of OZF Jamin in the second quarter of 1995 and the discontinuance of the Corporation's refrigerated pudding line in late 1994.

COSTS AND EXPENSES

  Cost of sales as a percent of net sales declined from 58.2% in 1994 to 57.6% in 1995, but increased slightly to 57.7% in 1996. The decrease in gross margin in 1996 was principally the result of higher costs for certain major raw materials, primarily cocoa beans, milk, almonds and durum semolina and increased manufacturing labor and overhead rates, substantially offset by selected confectionery price increases, manufacturing efficiency improvements and the favorable impact of the OZF Jamin divestiture. The increase in gross margin in 1995 was primarily the result of manufacturing efficiency improvements, selling price increases in the Corporation's foreign businesses, and the favorable impact of the OZF Jamin divestiture. These increases were partially offset by higher costs for certain major raw materials and packaging, along with inflation in labor and overhead costs.

  Selling, marketing and administrative costs increased by 7% in 1996 primarily due to a net increase in advertising and promotion expenses associated with the introduction of new products and higher selling expenses primarily related to international sales volume increases and new product introductions. Selling, marketing and administrative costs increased by 2% in 1995 primarily due to increased advertising for existing confectionery brands and the introduction of new products, partially offset by reduced promotion and administrative expenses.

RESTRUCTURING ACTIVITIES

  In the fourth quarter of 1994, the Corporation recorded a pre-tax restructuring charge of $106.1 million ($80.2 million after tax or $.46 per share) following a comprehensive review of domestic and foreign operations designed to enhance performance of operating assets by lowering operating and administrative costs, eliminating underperforming assets and streamlining the overall decision-making process. As of December 31, 1995, $81.8 million of restructuring reserves had been utilized and $16.7 million had been reversed to reflect revisions and changes in estimates to the original restructuring program.

  During the third quarter of 1995, a pre-tax restructuring charge of $16.6 million was recorded in connection with a voluntary retirement program announced by the Corporation in August 1995. The charge was primarily related to the funding of retirement benefits for eligible employees who elected early retirement. The impact of this charge was more than offset by the partial reversal of 1994 accrued restructuring reserves, resulting in an increase to income before income taxes of $.2 million and an increase to net income of $2.0 million as the tax benefit associated with the 1995 charge more than offset the tax provision associated with the reversal of 1994 restructuring reserves.

  The remaining $7.6 million of accrued restructuring reserves were utilized during 1996 as the restructuring program was completed. A portion of the restructuring reserves were used for severance and relocation benefits related to the consolidation of the pasta and grocery field sales organizations.

INTEREST EXPENSE, NET

  Net interest expense increased $3.2 million in 1996 as higher fixed interest expense was only partially offset by reduced short-term interest expense. Increased fixed interest expense resulted from the issuance of $200 million of 6.7% Notes due 2005 (Notes) in the fourth quarter of 1995. Lower short-term interest expense resulted from lower average borrowing balances and reduced interest rates as compared to 1995.

  Net interest expense increased $9.5 million in 1995 primarily as a result of higher short-term interest expense. Short-term interest expense increased due to higher borrowing rates and increased borrowings associated with the purchase of approximately 9.0 million shares, on a pre-split basis, of the Corporation's Common Stock from the Hershey Trust Company, as Trustee for the benefit of Milton Hershey School (Milton Hershey School Trust).

PROVISION FOR INCOME TAXES

  The Corporation's effective income tax rate was 43.1%, 39.5%, and 44.7% in 1996, 1995 and 1994, respectively. The higher 1996 rate compared to 1995 was due primarily to the lack of any tax benefit associated with the loss on disposal of businesses. The lower rate in 1995 compared to 1994 was principally due to the impact of restructuring activities.

NET INCOME

  Net income decreased by 3% in 1996. Excluding the loss on the disposal of the Gubor and Sperlari businesses in 1996 and the net after-tax effects of the 1995 restructuring activities, income increased $28.6 million or 10%. Net income increased $15.5 million or 6% in 1995, excluding the net after-tax effects of the 1995 and 1994 restructuring activities. Income as a percent of net sales, after excluding the loss on the sale of the Gubor and Sperlari businesses in 1996 and the net after-tax effects of restructuring activities in 1995 and 1994 was 7.7% in 1996, 7.6% in 1995 and 7.3% in 1994.

FINANCIAL POSITION

  The Corporation's financial position remained strong during 1996. The capitalization ratio (total short-term and long-term debt as a percent of stockholders' equity, short-term and long-term debt) was 46% as of December 31, 1996, and 42% as of December 31, 1995. The higher capitalization ratio in 1996 primarily reflected increased borrowings for business acquisitions and share repurchases. The ratio of current assets to current liabilities was 1.2:1 as of December 31, 1996, and 1.1:1 as of December 31, 1995.

ASSETS

  Total assets increased $354.2 million or 13% as of December 31, 1996, primarily as a result of increases in inventories, property, plant and equipment and intangibles resulting from the Leaf acquisition, offset somewhat by decreases associated with the divestitures of Gubor and Sperlari.

  Current assets increased by $63.9 million or 7% reflecting increased cash and cash equivalents and higher inventories in existing businesses, partly to support the introduction of new products, and current assets resulting from the Leaf acquisition, substantially offset by decreases associated with the business divestitures.

  The $165.9 million net increase in property, plant and equipment principally reflected the Leaf acquisition and capital additions of $159.4 million, partly offset by the divestiture of the Gubor and Sperlari businesses, and depreciation expense of $119.4 million.

  The increase in intangibles resulting from business acquisitions primarily reflected preliminary goodwill associated with the acquisition of the Leaf confectionery operations, partially offset by a decrease related to the divestiture of the Gubor and Sperlari businesses and the amortization of intangibles. The decrease in other assets was primarily associated with employee retirement plans.

LIABILITIES

  Total liabilities increased by $276.1 million or 16% as of December 31, 1996, primarily due to an increase in long-term debt. The increase in long-term debt of $298.3 million reflected an increase in commercial paper borrowings associated with the acquisition of Leaf, net of proceeds received from the sale of the Gubor, Sperlari, Planters and Life Savers businesses. As of December 31, 1996, $300.0 million of commercial paper borrowings were reclassified as long-term debt in accordance with the Corporation's intent and ability to refinance such obligations on a long-term basis.

STOCKHOLDERS' EQUITY

  Total stockholders' equity rose by 7% in 1996, as net income exceeded dividends paid and the repurchase of Common Stock. Total stockholders' equity has increased at a compound annual rate of 5% over the past ten years.

CAPITAL STRUCTURE

  The Corporation has two classes of stock outstanding, Common Stock and Class B Common Stock (Class B Stock). Holders of the Common Stock and the Class B Stock generally vote together without regard to class on matters submitted to stockholders, including the election of directors, with the Common Stock having one vote per share and the Class B Stock having ten votes per share. However, the Common Stock, voting separately as a class, is entitled to elect one-sixth of the Board of Directors. With respect to dividend rights, the Common Stock is entitled to cash dividends 10% higher than those declared and paid on the Class B Stock.

LIQUIDITY

  Historically, the Corporation's major source of financing has been cash generated from operations. The Corporation's income and, consequently, cash provided from operations during the year are affected by seasonal sales patterns, the timing of new product introductions, business acquisitions and divestitures, and price increases. Chocolate, confectionery and grocery seasonal and holiday-related sales have typically been highest during the third and fourth quarters of the year, representing the principal seasonal effect. Generally, seasonal working capital needs peak during the summer months and have been met by issuing commercial paper.

  Over the past three years, cash requirements for share repurchases, business acquisitions, capital additions, and dividend payments exceeded cash provided from operating activities and proceeds from business divestitures by $404.6 million. Total debt, including debt assumed, increased during the period by $453.9 million. Cash and cash equivalents increased by $45.5 million during the period.

  The Corporation anticipates that capital expenditures will be in the range of $175 million to $225 million per annum during the next several years as a result of continued modernization of existing facilities and capacity expansion to support new products and line extensions. As of December 31, 1996, the Corporation's principal capital commitments included manufacturing capacity expansion and modernization.

  In August 1996, the Corporation's Board of Directors declared a two-for-one split of the Common Stock and Class B Common Stock effective September 13, 1996, to stockholders of record as of August 23, 1996. The split was effected as a stock dividend by distributing one additional share for each share held. Unless otherwise indicated, all shares and per share information have been restated to reflect the stock split.

  A total of 9,437,770 shares of Common Stock have been repurchased for approximately $263.7 million under share repurchase programs which began in 1993. Of the shares repurchased, 528,000 shares were retired and the remaining 8,909,770 shares were held as Treasury Stock as of December 31, 1996.

  In August 1995, the Corporation purchased an additional 18,099,546 shares (9,049,773 shares on a pre-split basis) of its Common Stock to be held as Treasury Stock from the Milton Hershey School Trust for $500.0 million. In connection with the share repurchase program begun in 1993, a total of 4,000,000 shares (2,000,000 shares on a pre-split basis) were also acquired from the Milton Hershey School Trust in 1993 for approximately $103.1 million. As of December 31, 1996, a total of 27,009,316 shares were held as Treasury Stock and $136.3 million remained available for repurchases of Common Stock under a program approved by the Corporation's Board of Directors in February 1996.

  In October 1995, the Corporation issued $200 million of Notes under Form S-3 Registration Statements which were declared effective in June 1990 and November 1993. As of December 31, 1996, $300 million of debt securities remained available for issuance under the November 1993 Registration Statement. Proceeds from any offering of the $300 million of debt securities available under the shelf registration may be used for general corporate requirements including, reducing existing commercial paper borrowings, financing capital additions and funding future business acquisitions and working capital requirements.

  In March 1997, the Corporation issued $150 million of 6.95% Notes due 2007 under the November 1993 Registration Statement. Proceeds from the debt issuance were used to repay a portion of the commercial paper borrowings associated with the Leaf acquisition.

  In order to minimize its financing costs and to manage interest rate exposure, the Corporation, from time to time, enters into interest rate swap agreements to effectively convert a portion of its floating rate debt to fixed rate debt. As of December 31, 1996, the Corporation had agreements outstanding with an aggregate notional amount of $125.0 million, with maturities through October 1997. Any interest rate differential on interest rate swaps is recognized as an adjustment to interest expense over the term of each agreement. The Corporation's risk related to swap agreements is limited to the cost of replacing such agreements at current market rates.

  In December 1995, the Corporation entered into committed credit facility agreements with a syndicate of banks under which it could borrow up to $600 million with options to increase borrowings by $1.0 billion with the concurrence of the banks. Lines of credit previously maintained by the Corporation were significantly reduced when the credit facility agreements became effective. Of the total committed credit facility, $200 million is for a renewable 364-day term and $400 million is effective for a five-year term. Both the short-term and long-term committed credit facility agreements were amended and renewed effective December 13, 1996. The credit facilities may be used to fund general corporate requirements, to support commercial paper borrowings and, in certain instances, to finance future business acquisitions.

CASH FLOW ACTIVITIES

  Cash provided from operating activities totaled $1.3 billion during the past three years. Over this period, cash used by or provided from accounts receivable and inventories has tended to fluctuate as a result of sales during December and inventory management practices. The change in cash required for or provided from other assets and liabilities between the years was primarily related to variations in the funding status of pension plans, commodities transactions and the timing of payments for accrued liabilities, including income taxes, and in 1995 and 1994, restructuring expenses.

  Investing activities included capital additions and business acquisitions and divestitures. Capital additions during the past three years included the purchase of manufacturing equipment, and expansion and modernization of existing facilities. Businesses acquired during the past three years included Leaf in 1996 and Henry Heide in 1995. The Gubor, Sperlari, Planters and Life Savers businesses were sold in 1996 and OZF Jamin was sold in 1995. Cash used for business acquisitions represented the purchase price paid and consisted of the current assets, property, plant and equipment, intangibles and other assets acquired, net of liabilities assumed.

  Financing activities included debt borrowings and repayments, payment of dividends, the exercise of stock options, incentive plan transactions and the repurchase of Common Stock. During the past three years, short-term borrowings in the form of commercial paper or bank borrowings were used to fund seasonal working capital requirements, business acquisitions, a share repurchase program and the purchase of Common Stock from the Milton Hershey School Trust. The proceeds from the issuance of $200 million of Notes in October 1995 were used to reduce short-term borrowings. During the past three years, a total of 22,391,116 shares of Common Stock has been repurchased for approximately $631.9 million. Cash requirements for incentive plan transactions were $75.3 million during the past three years, partially offset by cash received from the exercise of stock options of $40.6 million.

COMMODITY PRICE RISK MANAGEMENT

  The Corporation's most significant raw materials include cocoa, sugar, milk, peanuts, flour and almonds. The Corporation attempts to minimize the effect of price fluctuations related to the purchase of these raw materials primarily through forward purchasing to cover future manufacturing requirements, generally for periods from 3 to 24 months. With regard to cocoa, sugar and corn sweeteners, price risks are also managed by entering into futures and options contracts. At the present time, similar futures and options contracts are not available for use in pricing the Corporation's other major raw materials. Futures contracts are used in combination with forward purchasing of cocoa, sugar and corn sweetener requirements, principally to take advantage of market fluctuations which provide more favorable pricing opportunities and to increase diversity or flexibility in sourcing these raw materials. The Corporation's commodity procurement practices are intended to reduce the risk of future price increases, but also may potentially limit the ability to benefit from possible price decreases.

  The cost of cocoa beans and the prices for the related commodity futures contracts historically have been subject to wide fluctuations attributable to a variety of factors, including the effect of weather on crop yield, other imbalances between supply and demand, currency exchange rates and speculative influences. Cocoa prices have been rising since 1992 due to cocoa demand exceeding production. During 1996, prices for cocoa futures were relatively stable as a result of record high cocoa production in West Africa. During 1997, any problems with the development of the West African crop to be harvested beginning in the fall, could result in demand exceeding production, leading to possible cocoa futures price increases. The Corporation's costs during 1997 will not necessarily reflect market price fluctuations because of its forward purchasing practices, premiums and discounts reflective of relative values, varying delivery times, and supply and demand for specific varieties and grades of cocoa beans.

  The major raw material used in the manufacture of pasta products is semolina milled from durum wheat. The Corporation purchases semolina from commercial mills and is also engaged in custom milling agreements to obtain sufficient quantities of semolina. In the first half of 1996, the market price for durum semolina remained near historic highs. Durum wheat production during 1996 increased in almost every area of the world, resulting in some price declines in the last quarter of the year. However, prices remained well above long-term historical price levels.

  Generally, the Corporation has been able to offset the effects of increases in the cost of its major raw materials, particularly cocoa beans, through selling price increases or reductions in product weights. Conversely, declines in the cost of major raw materials have served as a source of funds to enhance consumer value through increases in product weights, respond to competitive activity, develop new products and markets, and offset rising costs of other raw materials and expenses.

MARKET PRICES AND DIVIDENDS

  Cash dividends paid on the Corporation's Common Stock and Class B Stock were $114.8 million in 1996 and $110.1 million in 1995. After adjustment for the two-for-one stock split, the annual dividend rate on the Common Stock was $.80 per share, an increase of 11% over the 1995 rate of $.72 per share. The 1996 dividend represented the 22nd consecutive year of Common Stock dividend increases.

  On February 4, 1997, the Corporation's Board of Directors declared a quarterly dividend of $.20 per share of Common Stock payable on March 14, 1997, to stockholders of record as of February 24, 1997. It is the Corporation's 269th consecutive Common Stock dividend. A quarterly dividend of $.18 per share of Class B Stock also was declared.

  Hershey Foods Corporation's Common Stock is listed and traded principally on the New York Stock Exchange (NYSE) under the ticker symbol "HSY."
Approximately 47.0 million shares of the Corporation's Common Stock were traded during 1996. The Class B Stock is not publicly traded.

  The closing price of the Common Stock on December 31, 1996, was $43 3/4. There were 42,483 stockholders of record of the Common Stock and the Class B Stock as of December 31, 1996.

  The following table shows the dividends paid per share of Common Stock and Class B Stock and the price range of the Common Stock for each quarter of the past two years:

                DIVIDENDS
                  PAID         COMMON STOCK
                PER SHARE      PRICE RANGE*
              ------------- -------------------
                     CLASS
              COMMON   B
              STOCK  STOCK    HIGH       LOW
              ------ ------ --------- ---------
1996
  1st Quarter $ .180 $.1625 $40 5/8   $31 15/16
  2nd Quarter   .180  .1625  38 15/16  34 7/8
  3rd Quarter   .200  .1800  51 3/4    35
  4th Quarter   .200  .1800  51 3/4    43 1/2
              ------ ------
    Total     $ .760 $.6850
              ====== ======
1995
  1st Quarter $.1625 $.1475 $26 3/16  $24
  2nd Quarter  .1625  .1475  27 15/16  25 1/16
  3rd Quarter  .1800  .1625  32 7/16   26 13/16
  4th Quarter  .1800  .1625  33 15/16  29 1/2
              ------ ------
    Total     $.6850 $.6200
              ====== ======

--------
* NYSE-Composite Quotations for Common Stock by calendar quarter.

RETURN MEASURES

OPERATING RETURN ON AVERAGE STOCKHOLDERS' EQUITY

  The Corporation's operating return on average stockholders' equity was 27.5% in 1996. Over the most recent five-year period, the return has ranged from 17.3% in 1992 to 27.5% in 1996. For the purpose of calculating operating return on average stockholders' equity, earnings is defined as net income, excluding the catch-up adjustments for accounting changes and the after-tax gain on the sale of the investment in Freia Marabou a.s (Freia) in 1993, the after-tax restructuring activities in 1994 and 1995 and the after-tax loss on the disposal of businesses in 1996.

OPERATING RETURN ON AVERAGE INVESTED CAPITAL

  The Corporation's operating return on average invested capital was 17.8% in 1996. Over the most recent five-year period, the return has ranged from 14.4% in 1992 to 17.8% in 1996. Average invested capital consists of the annual average of beginning and ending balances of long-term debt, deferred income taxes and stockholders' equity. For the purpose of calculating operating return on average invested capital, earnings is defined as net income, excluding the sale of the investment in Freia, the catch-up adjustments for accounting changes, the after-tax restructuring activities in 1994 and 1995, the after-tax loss on disposal of businesses in 1996, and the after-tax effect of interest on long-term debt.

                           HERSHEY FOODS CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,            1996        1995       1994
---------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS EXCEPT PER
SHARE AMOUNTS
NET SALES                                $3,989,308  $3,690,667 $3,606,271
                                         ----------  ---------- ----------
COSTS AND EXPENSES:
  Cost of sales                           2,302,089   2,126,274  2,097,556
  Selling, marketing and administrative   1,124,087   1,053,758  1,034,115
                                         ----------  ---------- ----------
    Total costs and expenses              3,426,176   3,180,032  3,131,671
                                         ----------  ---------- ----------
RESTRUCTURING CREDIT (CHARGE)                   --          151   (106,105)
LOSS ON DISPOSAL OF BUSINESSES              (35,352)        --         --
                                         ----------  ---------- ----------
INCOME BEFORE INTEREST AND INCOME TAXES     527,780     510,786    368,495
  Interest expense, net                      48,043      44,833     35,357
                                         ----------  ---------- ----------
INCOME BEFORE INCOME TAXES                  479,737     465,953    333,138
  Provision for income taxes                206,551     184,034    148,919
                                         ----------  ---------- ----------
NET INCOME                               $  273,186  $  281,919 $  184,219
                                         ==========  ========== ==========
NET INCOME PER SHARE                     $     1.77  $     1.70 $     1.06
                                         ==========  ========== ==========
CASH DIVIDENDS PAID PER SHARE:
  Common Stock                           $    .7600  $    .6850 $    .6250
  Class B Common Stock                        .6850       .6200      .5675


The notes to consolidated financial statements are an integral part of these statements.

                           HERSHEY FOODS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

DECEMBER 31,                                              1996        1995
------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                            $   61,422  $   32,346
  Accounts receivable--trade                              294,606     326,024
  Inventories                                             474,978     397,570
  Deferred income taxes                                    94,464      84,785
  Prepaid expenses and other                               60,759      81,598
                                                       ----------  ----------
    Total current assets                                  986,229     922,323
PROPERTY, PLANT AND EQUIPMENT, NET                      1,601,895   1,436,009
INTANGIBLES RESULTING FROM BUSINESS ACQUISITIONS          565,962     428,714
OTHER ASSETS                                               30,710      43,577
                                                       ----------  ----------
    Total assets                                       $3,184,796  $2,830,623
                                                       ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                     $  134,213  $  127,067
  Accrued liabilities                                     357,828     308,123
  Accrued income taxes                                     10,254      15,514
  Short-term debt                                         299,469     413,268
  Current portion of long-term debt                        15,510         383
                                                       ----------  ----------
    Total current liabilities                             817,274     864,355
LONG-TERM DEBT                                            655,289     357,034
OTHER LONG-TERM LIABILITIES                               327,209     333,814
DEFERRED INCOME TAXES                                     224,003     192,461
                                                       ----------  ----------
    Total liabilities                                   2,023,775   1,747,664
                                                       ----------  ----------
STOCKHOLDERS' EQUITY:
  Preferred Stock, shares issued: none in 1996 and
   1995                                                       --          --
  Common Stock, shares issued: 149,471,964 in 1996 and
   74,733,982 on a pre-split basis in 1995                149,472      74,734
  Class B Common Stock, shares issued: 30,478,908 in
   1996 and 15,241,454 on a pre-split basis in 1995        30,478      15,241
  Additional paid-in capital                               42,432      47,732
  Cumulative foreign currency translation adjustments     (32,875)    (29,240)
  Unearned ESOP compensation                              (31,935)    (35,128)
  Retained earnings                                     1,763,144   1,694,696
  Treasury--Common Stock shares, at cost: 27,009,316
   in 1996 and 12,709,553 on a pre-split basis in 1995   (759,695)   (685,076)
                                                       ----------  ----------
    Total stockholders' equity                          1,161,021   1,082,959
                                                       ----------  ----------
    Total liabilities and stockholders' equity         $3,184,796  $2,830,623
                                                       ==========  ==========

The notes to consolidated financial statements are an integral part of these balance sheets.

                           HERSHEY FOODS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,                1996       1995       1994
------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
CASH FLOWS PROVIDED FROM (USED BY)
 OPERATING ACTIVITIES
  Net income                                  $ 273,186  $ 281,919  $ 184,219
  Adjustments to reconcile net income to net
   cash provided from operations:
    Depreciation and amortization               133,476    133,884    129,041
    Deferred income taxes                        22,863     26,380     (2,328)
    Restructuring (credit) charge                   --        (151)   106,105
    Loss on disposal of businesses               35,352        --         --
    Changes in assets and liabilities, net of
     effects from business acquisitions and
     divestitures:
     Accounts receivable--trade                   5,159      1,666    (36,696)
     Inventories                                (41,038)    28,147      7,740
     Accounts payable                            14,032     14,767    (10,230)
     Other assets and liabilities                15,120    (11,297)   (58,146)
    Other, net                                    5,593     19,614     20,032
                                              ---------  ---------  ---------
Net Cash Provided from Operating Activities     463,743    494,929    339,737
                                              ---------  ---------  ---------
CASH FLOWS PROVIDED FROM (USED BY)
 INVESTING ACTIVITIES
  Capital additions                            (159,433)  (140,626)  (138,711)
  Business acquisitions                        (437,195)   (12,500)       --
  Proceeds from divestitures                    149,222        --         --
  Other, net                                      9,333      8,720     (4,492)
                                              ---------  ---------  ---------
Net Cash (Used by) Investing Activities        (438,073)  (144,406)  (143,203)
                                              ---------  ---------  ---------
CASH FLOWS PROVIDED FROM (USED BY)
 FINANCING ACTIVITIES
  Net change in short-term borrowings
   partially classified as long-term debt       210,929    103,530    (20,503)
  Long-term borrowings                              --     202,448        102
  Repayment of long-term debt                    (3,103)    (7,887)   (14,413)
  Cash dividends paid                          (114,763)  (110,090)  (106,961)
  Exercise of stock options                      22,049     15,106      3,494
  Incentive plan transactions                   (45,634)   (21,903)    (7,726)
  Repurchase of Common Stock                    (66,072)  (526,119)   (39,748)
                                              ---------  ---------  ---------
Net Cash Provided from (Used by) Financing
 Activities                                       3,406   (344,915)  (185,755)
                                              ---------  ---------  ---------
Increase in Cash and Cash Equivalents            29,076      5,608     10,779
Cash and Cash Equivalents as of January 1        32,346     26,738     15,959
                                              ---------  ---------  ---------
Cash and Cash Equivalents as of December 31   $  61,422  $  32,346  $  26,738
                                              =========  =========  =========
Interest Paid                                 $  52,143  $  43,731  $  36,803
Income Taxes Paid                               180,347    148,629    177,876

The notes to consolidated financial statements are an integral part of these statements.

                           HERSHEY FOODS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                             CUMULATIVE
                                                               FOREIGN
                                         CLASS B  ADDITIONAL  CURRENCY     UNEARNED               TREASURY       TOTAL
                      PREFERRED  COMMON  COMMON    PAID-IN   TRANSLATION     ESOP      RETAINED    COMMON    STOCKHOLDERS'
                        STOCK    STOCK    STOCK    CAPITAL   ADJUSTMENTS COMPENSATION  EARNINGS     STOCK       EQUITY
--------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS OF
DOLLARS
BALANCE AS OF
JANUARY 1, 1994         $ --    $ 74,669 $15,253   $51,196    $(13,905)    $(41,515)  $1,445,609  $(118,963)  $1,412,344
Net income                                                                               184,219                 184,219
Dividends:
 Common Stock, $.625
 per share                                                                               (89,660)                (89,660)
 Class B Common
 Stock, $.5675 per
 share                                                                                   (17,301)                (17,301)
Foreign currency
translation
adjustments                                                    (10,632)                                          (10,632)
Conversion of Class
B Common Stock into
Common Stock                          10     (10)                                                                    --
Incentive plan
transactions                                        (1,264)                                                       (1,264)
Exercise of stock
options                                               (548)                                                         (548)
Employee stock
ownership trust
transactions                                           496                    3,194                                3,690
Repurchase of Common
Stock                                                                                               (39,748)     (39,748)
                        -----   -------- -------   -------    --------     --------   ----------  ---------   ----------
BALANCE AS OF
DECEMBER 31, 1994         --      74,679  15,243    49,880     (24,537)     (38,321)   1,522,867   (158,711)   1,441,100
Net income                                                                               281,919                 281,919
Dividends:
 Common Stock, $.685
 per share                                                                               (91,190)                (91,190)
 Class B Common
 Stock, $.62 per
 share                                                                                   (18,900)                (18,900)
Foreign currency
translation
adjustments                                                     (4,703)                                           (4,703)
Conversion of Class
B Common Stock into
Common Stock                           2      (2)                                                                    --
Incentive plan
transactions                                          (180)                                                         (180)
Exercise of stock
options                               53            (2,456)                                            (246)      (2,649)
Employee stock
ownership trust
transactions                                           488                    3,193                                3,681
Repurchase of Common
Stock                                                                                              (526,119)    (526,119)
                        -----   -------- -------   -------    --------     --------   ----------  ---------   ----------
BALANCE AS OF
DECEMBER 31, 1995         --      74,734  15,241    47,732     (29,240)     (35,128)   1,694,696   (685,076)   1,082,959
Net income                                                                               273,186                 273,186
Dividends:
 Common Stock, $.76
 per share                                                                               (93,884)                (93,884)
 Class B Common
 Stock, $.685 per
 share                                                                                   (20,879)                (20,879)
Foreign currency
translation
adjustments                                                     (3,635)                                           (3,635)
Two-for-one stock
split                             74,736  15,239                                         (89,975)                    --
Conversion of Class
B Common Stock into
Common Stock                           2      (2)                                                                    --
Incentive plan
transactions                                          (426)                                                         (426)
Exercise of stock
options                                             (5,391)                                          (8,547)     (13,938)
Employee stock
ownership trust
transactions                                           517                    3,193                                3,710
Repurchase of Common
Stock                                                                                               (66,072)     (66,072)
                        -----   -------- -------   -------    --------     --------   ----------  ---------   ----------
BALANCE AS OF
DECEMBER 31, 1996       $ --    $149,472 $30,478   $42,432    $(32,875)    $(31,935)  $1,763,144  $(759,695)  $1,161,021
                        =====   ======== =======   =======    ========     ========   ==========  =========   ==========

The notes to consolidated financial statements are an integral part of these statements.

                           HERSHEY FOODS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Significant accounting policies employed by the Corporation are discussed below and in other notes to the consolidated financial statements. Certain reclassifications have been made to prior year amounts to conform to the 1996 presentation. Unless otherwise indicated, all shares and per share information have been restated for the two-for-one stock split effective September 13, 1996.

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of intercompany accounts and transactions.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, particularly for accounts receivable and certain current and long-term liabilities.

CASH EQUIVALENTS

  All highly liquid debt instruments purchased with a maturity of three months or less are classified as cash equivalents.

COMMODITIES FUTURES AND OPTIONS CONTRACTS

  In connection with the purchasing of cocoa, sugar and corn sweeteners for anticipated manufacturing requirements, the Corporation enters into commodities futures and options contracts as deemed appropriate to reduce the effect of price fluctuations. In accordance with Statement of Financial Accounting Standards No. 80 "Accounting for Futures Contracts," these futures and options contracts meet the hedge criteria and are accounted for as hedges. Accordingly, gains and losses are deferred and recognized in cost of sales as part of the product cost.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Depreciation of buildings, machinery and equipment is computed using the straight-line method over the estimated useful lives.

INTANGIBLES RESULTING FROM BUSINESS ACQUISITIONS

  Intangible assets resulting from business acquisitions principally consist of the excess of the acquisition cost over the fair value of the net assets of businesses acquired (goodwill). Goodwill is amortized on a straight-line basis over 40 years. Other intangible assets are amortized on a straight-line basis over the estimated useful lives. The Corporation periodically evaluates whether events or circumstances have occurred indicating that the carrying amount of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Corporation uses an estimate of the acquired business' undiscounted future cash flows compared to the related carrying amount of net assets, including goodwill, to determine if an impairment loss should be recognized.

  Accumulated amortization of intangible assets resulting from business acquisitions was $110.1 million and $101.5 million as of December 31, 1996 and 1995, respectively.

FOREIGN CURRENCY TRANSLATION

  Results of operations for foreign entities are translated using the average exchange rates during the period. For foreign entities, assets and liabilities are translated to U.S. dollars using the exchange rates in effect at the balance sheet date. Resulting translation adjustments are recorded in a separate component of stockholders' equity, "Cumulative Foreign Currency Translation Adjustments."

FOREIGN EXCHANGE CONTRACTS

  The Corporation enters into foreign exchange forward and options contracts to hedge transactions primarily related to firm commitments to purchase equipment, certain raw materials and finished goods denominated in foreign currencies, and to hedge payment of intercompany transactions with its non-domestic subsidiaries. These contracts reduce currency risk from exchange rate movements.

  Foreign exchange forward contracts are intended and effective as hedges of firm, identifiable, foreign currency commitments and foreign exchange options contracts meet required hedge criteria for anticipated transactions. Accordingly, gains and losses are deferred and accounted for as part of the underlying transactions. Gains and losses on terminated derivatives designated as hedges are accounted for as part of the originally hedged transaction. Gains and losses on derivatives designated as hedges of items which mature, are sold or terminated, or of anticipated transactions which are no longer likely to occur, are recorded currently in income. In entering into these contracts the Corporation has assumed the risk which might arise from the possible inability of counterparties to meet the terms of their contracts. The Corporation does not expect any losses as a result of counterparty defaults.

LICENSE AGREEMENTS

  The Corporation has entered into license agreements under which it has access to certain trademarks and proprietary technology, and manufactures and/or markets and distributes certain products. The rights under these agreements are extendable on a long-term basis at the Corporation's option subject to certain conditions, including minimum sales levels, which the Corporation has met. License fees and royalties, payable under the terms of the agreements, are expensed as incurred.

RESEARCH AND DEVELOPMENT

  The Corporation expenses research and development costs as incurred. Research and development expense was $26.1 million, $26.2 million and $26.3 million in 1996, 1995 and 1994, respectively.

ADVERTISING

  The Corporation expenses advertising costs as incurred. Advertising expense was $174.2 million, $159.2 million and $120.6 million in 1996, 1995 and 1994, respectively. Prepaid advertising as of December 31, 1996 and 1995, was $2.2 million and $3.0 million, respectively.

2. ACQUISITIONS AND DIVESTITURES

  In December 1996, the Corporation acquired from an affiliate of Huhtamaki Oy (Huhtamaki), the international foods company based in Finland, Huhtamaki's Leaf North America (Leaf) confectionery operations for $437.2 million, plus the assumption of $17.0 million in debt. In addition, the parties entered into a trademark and technology license agreement under which the Corporation will manufacture and/or market and distribute in North, Central and South America Huhtamaki's confectionery brands including GOOD & PLENTY, HEATH, JOLLY RANCHER, MILK DUDS, PAYDAY and WHOPPERS. Leaf's principal manufacturing facilities are located in Denver, Colorado; Memphis, Tennessee; and Robinson, Illinois.

  In December 1995, the Corporation completed the acquisition of the outstanding shares of the confectionery company Henry Heide, Incorporated (Henry Heide), for approximately $12.5 million. Henry Heide's headquarters and manufacturing facility are located in New Brunswick, N.J., where it manufactures a variety of non-chocolate confectionery products including JUJYFRUITS candy and WUNDERBEANS jellybeans.

  In accordance with the purchase method of accounting, the purchase prices of the acquisitions summarized above were allocated on a preliminary basis to the underlying assets and liabilities at the date of acquisition based on their estimated respective fair values, which may be revised at a later date. Total liabilities assumed, including debt, were $138.0 million in 1996 and $10.6 million in 1995. Results subsequent to the dates of acquisition are included in the consolidated financial statements. Had the results of the Henry Heide acquisition been included in consolidated results for the entire length of each period presented, the effect would not have been material.

  Had the acquisition of Leaf occurred at the beginning of 1996, pro forma consolidated results would have been as follows:

      FOR THE YEAR ENDED
      DECEMBER 31,             1996
     ----------------------------------
      IN THOUSANDS OF
      DOLLARS EXCEPT PER
      SHARE AMOUNT          (UNAUDITED)
      Net sales             $4,473,950
      Net income               256,300
      Net income per share        1.66

  The pro forma results are based on historical financial information provided by Huhtamaki, excluding a business restructuring charge recorded by Huhtamaki in 1996 and adjusted to give effect to certain costs and expenses, including fees under the trademark and technology license agreement, goodwill amortization, interest expense and income taxes which would have been incurred by the Corporation if it had owned and operated the Leaf confectionery business throughout 1996. These results are not necessarily reflective of the actual results which would have occurred if the acquisition had been completed at the beginning of the year, nor are they necessarily indicative of future combined financial results.

  In December 1996, the Corporation completed the sale to Huhtamaki of the outstanding shares of Gubor Holding GmbH (Gubor) and Sperlari, S.r.l. (Sperlari). Gubor manufactures and markets high-quality assorted pralines and seasonal chocolate products in Germany and Sperlari manufactures and markets various confectionery and grocery products in Italy. The total proceeds from the sale of the Gubor and Sperlari businesses were $121.7 million. The transaction resulted in an after-tax loss of $35.4 million since no tax benefit associated with the transaction was recorded. Combined net sales for Gubor and Sperlari were $216.6 million, $222.0 million and $186.6 million in 1996, 1995 and 1994, respectively.

  In January 1996, the Corporation completed the sale of the assets of Hershey Canada, Inc.'s PLANTERS nut (Planters) and LIFE SAVERS and BREATH SAVERS hard candy, and BEECH-NUT cough drops (Life Savers) businesses to Johnvince Foods Group and Beta Brands Inc., respectively. Both transactions were part of a restructuring program announced by the Corporation in late 1994.

  In June 1995, the Corporation completed the sale of the outstanding shares of Overspecht B.V. (OZF Jamin) to a management buyout group at OZF Jamin, as part of the Corporation's restructuring program. OZF Jamin manufactures chocolate and non-chocolate confectionery products, cookies, biscuits and ice cream for distribution primarily to customers in the Netherlands and Belgium.

3. RESTRUCTURING ACTIVITIES

  In the fourth quarter of 1994, the Corporation recorded a pre-tax restructuring charge of $106.1 million, following a comprehensive review of domestic and foreign operations designed to enhance performance of operating assets by lowering operating and administrative costs, eliminating underperforming assets and streamlining the overall decision-making process. The charge of $106.1 million resulted in an after-tax charge of $80.2 million or $.46 per share in 1994.

  The charge included $34.3 million of severance and termination benefits for the elimination of approximately 500 positions in the manufacturing, technical and administrative areas at both domestic and foreign operations. The charge also included anticipated losses on disposals of certain businesses of $39.1 million, product line discontinuations of $17.5 million and the consolidation of operations and disposal of machinery and equipment of $15.2 million.

  As of December 31, 1995, $81.8 million of restructuring reserves had been utilized and $16.7 million had been reversed to reflect revisions and changes in estimates to the original restructuring program. Operating cash flows were used to fund cash requirements which represented approximately 25% of the total reserves utilized. The non-cash portion of restructuring reserve utilization was associated primarily with the divestiture of foreign businesses and the discontinuation of certain product lines.

  During the third quarter of 1995, a pre-tax restructuring charge of $16.6 million was recorded in connection with a voluntary retirement program announced by the Corporation in August 1995. The charge was primarily related to the funding of retirement benefits for eligible employees who elected early retirement. This cash charge was funded from operating cash flows. The impact of this charge was more than offset by the partial reversal of 1994 accrued restructuring reserves in the fourth quarter of 1995 resulting in an increase to income before income taxes of $.2 million and an increase to net income of $2.0 million, as the tax benefit associated with the 1995 charge more than offset the tax provision associated with the reversal of 1994 restructuring reserves.

  The remaining $7.6 million of accrued restructuring reserves as of December 31, 1995, were utilized during 1996 as the restructuring program was completed. A portion of the restructuring reserves were used for severance and relocation benefits related to the consolidation of the pasta and grocery field sales organizations.

4. RENTAL AND LEASE COMMITMENTS

  Rent expense was $25.3 million, $24.9 million and $25.7 million for 1996, 1995 and 1994, respectively. Rent expense pertains to all operating leases, which were principally related to certain administrative buildings, distribution facilities and transportation equipment. Future minimum rental payments under non-cancelable operating leases with a remaining term in excess of one year as of December 31, 1996, were: 1997, $16.4 million; 1998, $15.1 million; 1999, $15.5 million; 2000, $15.1 million; 2001, $15.1 million; 2002 and beyond, $90.8 million.

5. FINANCIAL INSTRUMENTS

  The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and short-term debt approximated fair value as of December 31, 1996 and 1995, because of the relatively short maturity of these instruments. The carrying value of long-term debt, including the current portion, approximated fair value as of December 31, 1996 and 1995, based upon quoted market prices for the same or similar debt issues.

  As of December 31, 1996, the Corporation had foreign exchange forward contracts maturing in 1997 and 1998 to purchase $25.0 million in foreign currency, primarily British sterling and German marks, and to sell $24.6 million in foreign currency, primarily Canadian dollars and Japanese yen, at contracted forward rates.

  As of December 31, 1995, the Corporation had foreign exchange forward contracts maturing in 1996 and 1997 to purchase $54.7 million in foreign currency, primarily Canadian dollars, British sterling and Swiss francs, and to sell $26.4 million in foreign currency, primarily Italian lira, Canadian dollars and Japanese yen, at contracted forward rates.

  To hedge foreign currency exposure related to anticipated transactions associated with the purchase of certain raw materials and finished goods generally covering 3 to 24 months, the Corporation also purchases, from time to time, foreign exchange options which permit, but do not require, the Corporation to exchange foreign currencies at a future date with another party at a contracted exchange rate. To finance premiums paid on such options, the Corporation may also write offsetting options at exercise prices which limit but do not eliminate the effect of purchased options and forward contracts as a hedge. As of December 31, 1995, the Corporation had purchased foreign exchange options of $11.5 million and written foreign exchange options of $8.9 million, principally related to British sterling. Such options expired or were settled in the first quarter of 1996.

  The fair value of foreign exchange forward contracts is estimated by obtaining quotes for future contracts with similar terms, adjusted where necessary for maturity differences, and the fair value of foreign exchange options is estimated using active market quotations. As of December 31, 1996 and 1995, the fair value of foreign exchange forward and options contracts approximated carrying value. The Corporation does not hold or issue financial instruments for trading purposes.

  In order to minimize its financing costs and to manage interest rate exposure, the Corporation, from time to time, enters into interest rate swap agreements to effectively convert a portion of its floating rate debt to fixed rate debt. Agreements outstanding with an aggregate notional amount of $75.0 million matured during 1996. As of December 31, 1996, the Corporation had agreements outstanding with an aggregate notional amount of $125.0 million with maturities through October 1997. As of December 31, 1996 and 1995, interest rates payable were at weighted average fixed rates of 5.8% and 5.6%, respectively, and interest rates receivable were floating based on 30-day commercial paper composite rates. Any interest rate differential on interest rate swaps is recognized as an adjustment to interest expense over the term of each agreement. The Corporation's risk related to swap agreements is limited to the cost of replacing such agreements at current market rates.

6. INTEREST EXPENSE

  Interest expense, net consisted of the following:

FOR THE YEARS ENDED DECEMBER 31,       1996     1995     1994
----------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Long-term debt and lease obligations  $30,818  $20,949  $19,103
Short-term debt                        22,752   28,576   21,155
Capitalized interest                   (1,534)  (1,957)  (3,009)
                                      -------  -------  -------
Interest expense, gross                52,036   47,568   37,249
Interest income                        (3,993)  (2,735)  (1,892)
                                      -------  -------  -------
Interest expense, net                 $48,043  $44,833  $35,357
                                      =======  =======  =======

7. SHORT-TERM DEBT

  Generally, the Corporation's short-term borrowings are in the form of commercial paper or bank loans with an original maturity of three months or less. In December 1995, the Corporation entered into committed credit facility agreements with a syndicate of banks under which it could borrow up to $600 million as of December 31, 1996, with options to increase borrowings by $1.0 billion with the concurrence of the banks. Of the total committed credit facility, $200 million is for a renewable 364-day term and $400 million is effective for a five-year term. Both the short-term and long-term committed credit facility agreements were amended and renewed effective December 13, 1996. The credit facilities may be used to fund general corporate requirements, to support commercial paper borrowings and, in certain instances, to finance future business acquisitions. As of December 31, 1996, $300.0 million of commercial paper borrowings were reclassified as long-term debt in accordance with the Corporation's intent and ability to refinance such obligations on a long-term basis.

  The Corporation also maintains lines of credit arrangements with domestic and international commercial banks, under which it could borrow in various currencies up to approximately $96.1 million and $97.7 million as of December 31, 1996 and 1995, respectively, at the lending banks' prime commercial interest rates or lower. The Corporation had combined domestic commercial paper borrowings, including the portion classified as long-term debt, and short-term foreign bank loans against its credit facilities and lines of credit of $599.5 million as of December 31, 1996, and $413.3 million as of December 31, 1995. The weighted average interest rates on short-term borrowings outstanding as of December 31, 1996 and 1995, were 5.5% and 5.7%, respectively.

  The credit facilities and lines of credit were supported by commitment fee arrangements. The average fee during 1996 was approximately .05% per annum of the commitment. The Corporation is in compliance with all covenants included in the credit facility agreements. There were no significant compensating balance agreements which legally restricted these funds.

  As a result of maintaining a consolidated cash management system, the Corporation maintains overdraft positions at certain banks. Such overdrafts, which were included in accounts payable, were $25.2 million and $24.8 million as of December 31, 1996 and 1995, respectively.

8. LONG-TERM DEBT

  Long-term debt consisted of the following:

DECEMBER 31,                                                1996     1995
---------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Commercial Paper at interest rates ranging from 5.54% to
 5.59%                                                    $300,000 $    --
Medium-term Notes, 8.85% to 9.92%, due 1997-1998            40,400   40,400
6.7% Notes due 2005                                        200,000  200,000
8.8% Debentures due 2021                                   100,000  100,000
Other obligations, net of unamortized debt discount         30,399   17,017
                                                          -------- --------
Total long-term debt                                       670,799  357,417
Less--current portion                                       15,510      383
                                                          -------- --------
Long-term portion                                         $655,289 $357,034
                                                          ======== ========

  As of December 31, 1996, $300.0 million of commercial paper borrowings were reclassified as long-term debt in accordance with the Corporation's intent and ability to refinance such obligations on a long-term basis.

  Aggregate annual maturities during the next five years, excluding short-term borrowings reclassified, are: 1997, $15.5 million; 1998, $25.2 million; 1999, $.2 million; 2000, $2.2 million; and 2001, $.2 million. The Corporation's debt is principally unsecured and of equal priority. None of the debt is convertible into stock of the Corporation. The Corporation is in compliance with all covenants included in the related debt agreements.

9. INCOME TAXES

  Income before income taxes was as follows:

FOR THE YEARS ENDED
DECEMBER 31,                  1996      1995     1994
--------------------------------------------------------
IN THOUSANDS OF DOLLARS
Domestic                    $499,607  $452,084 $411,089
Foreign                      (19,870)   13,869  (77,951)
                            --------  -------- --------
Income before income taxes  $479,737  $465,953 $333,138
                            ========  ======== ========

  The provision for income taxes was as follows:

FOR THE YEARS ENDED DECEMBER 31,       1996     1995     1994
----------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Current:
  Federal                            $158,040 $135,034 $126,234
  State                                23,288   22,620   24,712
  Foreign                               2,360      --       301
                                     -------- -------- --------
Current provision for income taxes    183,688  157,654  151,247
                                     -------- -------- --------
Deferred:
  Federal                              12,952   12,455    6,221
  State                                 8,134    8,198    2,652
  Foreign                               1,777    5,727  (11,201)
                                     -------- -------- --------
Deferred provision for income taxes    22,863   26,380   (2,328)
                                     -------- -------- --------
Total provision for income taxes     $206,551 $184,034 $148,919
                                     ======== ======== ========

  The 1994 Foreign deferred income tax benefit was associated primarily with the restructuring charge recorded in the fourth quarter of that year.

  The tax effects of the significant temporary differences which comprised the deferred tax assets and liabilities were as follows:

DECEMBER 31,                                                  1996     1995
-----------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Deferred tax assets:
  Post-retirement benefit obligations                       $ 88,885 $ 85,907
  Accrued expenses and other reserves                         91,675   78,506
  Net operating loss carryforwards, net of valuation allow-
   ances
   of $2,663 in 1996 and $25,544 in 1995                       2,663    7,298
  Accrued trade promotion reserves                            22,910   16,389
  Other                                                       18,013   27,869
                                                            -------- --------
    Total deferred tax assets                                224,146  215,969
                                                            -------- --------
Deferred tax liabilities:
  Depreciation                                               256,424  239,389
  Other                                                       97,261   84,256
                                                            -------- --------
    Total deferred tax liabilities                           353,685  323,645
                                                            -------- --------
Net deferred tax liabilities                                $129,539 $107,676
                                                            ======== ========
Included in:
  Current deferred tax assets, net                          $ 94,464 $ 84,785
  Non-current deferred tax liabilities, net                  224,003  192,461
                                                            -------- --------
Net deferred tax liabilities                                $129,539 $107,676
                                                            ======== ========

  As of December 31, 1996, the Corporation had $15.7 million of operating loss carryforwards available to reduce the future taxable income of a foreign subsidiary. The loss carryforwards must be utilized within the next ten years.

  The following table reconciles the Federal statutory income tax rate with the Corporation's effective income tax rate:

FOR THE YEARS ENDED DECEMBER 31,                              1996  1995  1994
-------------------------------------------------------------------------------
Federal statutory income tax rate                             35.0% 35.0% 35.0%
Increase (reduction) resulting from:
  State income taxes, net of Federal income tax benefits       4.7   4.6   6.0
  Restructuring (credit) charge for which no tax benefit was
   provided                                                    --    (.3)  4.5
  Non-deductible acquisition costs                              .6    .6    .8
  Loss on disposal of businesses for which no tax benefit was
   provided                                                    2.6   --    --
  Other, net                                                    .2   (.4) (1.6)
                                                              ----  ----  ----
Effective income tax rate                                     43.1% 39.5% 44.7%
                                                              ====  ====  ====

10. RETIREMENT PLANS

  The Corporation and its subsidiaries sponsor several defined benefit retirement plans covering substantially all employees. Plans covering most domestic salaried and hourly employees provide retirement benefits based on individual account balances which are increased annually by pay-related and interest credits. Plans covering certain non-domestic employees provide retirement benefits based on career average pay, final pay, or final average pay as defined within the provisions of the individual plans. The Corporation also participates in several multi-employer retirement plans which provide defined benefits to employees covered under certain collective bargaining agreements.

  The Corporation's policy is to fund domestic pension liabilities in accordance with the minimum and maximum limits imposed by the Employee Retirement Income Security Act of 1974 and Federal income tax laws, respectively. Non-domestic pension liabilities are funded in accordance with applicable local laws and regulations. Plan assets are invested in a broadly diversified portfolio consisting primarily of domestic and international common stocks and fixed income securities.

  Pension expense included the following components:

FOR THE YEARS ENDED DECEMBER 31,                  1996      1995      1994
-----------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Service cost                                    $ 29,311  $ 25,311  $ 30,077
Interest cost on projected benefit obligations    35,374    32,531    28,351
Investment (return) loss on plan assets          (51,205)  (71,578)    8,288
Net amortization and deferral                     14,844    40,823   (40,550)
                                                --------  --------  --------
Corporate sponsored plans                         28,324    27,087    26,166
Multi-employer plans                                 571       361       374
Other                                              1,340       615       622
                                                --------  --------  --------
Total pension expense                           $ 30,235  $ 28,063  $ 27,162
                                                ========  ========  ========

  The funded status and amounts recognized in the consolidated balance sheets for the retirement plans were as follows:

                                   DECEMBER 31, 1996       DECEMBER 31, 1995
                                ----------------------- -----------------------
                                  ASSETS    ACCUMULATED   ASSETS    ACCUMULATED
                                 EXCEEDED    BENEFITS    EXCEEDED    BENEFITS
                                ACCUMULATED  EXCEEDED   ACCUMULATED  EXCEEDED
                                 BENEFITS     ASSETS     BENEFITS     ASSETS
-------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Actuarial present value of:
  Vested benefit obligations     $427,839     $27,316     $17,241    $417,027
                                 ========     =======     =======    ========
  Accumulated benefit
   obligations                   $452,907     $32,422     $17,833    $447,792
                                 ========     =======     =======    ========
Actuarial present value of
 projected benefit obligations   $502,371     $34,135     $27,005    $476,439
Plan assets at fair value         488,222         --       19,765     389,064
                                 --------     -------     -------    --------
Plan assets less than
 projected benefit obligations     14,149      34,135       7,240      87,375
Net gain (loss) unrecognized
 at date of transition                906      (1,233)        525        (818)
Prior service cost and
 amendments not yet recognized
 in earnings                      (26,885)     (2,305)     (1,159)    (28,701)
Unrecognized net gain (loss)
 from past experience
 different than that assumed       12,386      (2,502)     (3,615)     (3,660)
Minimum liability adjustment          --        4,494         --       21,678
                                 --------     -------     -------    --------
Pension liability                $    556     $32,589     $ 2,991    $ 75,874
                                 ========     =======     =======    ========

  The projected benefit obligations for the plans were determined principally using discount rates of 7.50% as of December 31, 1996, and 7.25% as of December 31, 1995. For both 1996 and 1995 the assumed long-term rate of return on plan assets was 9.5%. The assumed long-term compensation increase rate for 1996 and 1995 was primarily 4.8%.

  In the third quarter of 1995, the Corporation offered a voluntary retirement program to domestic eligible employees age 55 and over. The voluntary retirement program gave eligible salaried employees an opportunity to retire with enhanced retirement benefits. The pre-tax impact on pension expense of the 1995 charge was $13.0 million or $7.7 million after tax. This amount has not been included in the disclosure of pension expense by component.

11. POST-RETIREMENT BENEFITS

  The Corporation and its subsidiaries provide certain health care and life insurance benefits for retired employees subject to pre-defined limits. Substantially all of the Corporation's domestic employees become eligible for these benefits at retirement with a pre-defined benefit being available at an early retirement date. The post-retirement medical benefit is contributory for pre-Medicare retirees and for most post-Medicare retirees retiring on or after February 1, 1993. Retiree contributions are based upon a combination of years of service and age at retirement. The post-retirement life insurance benefit is non-contributory.

  Net post-retirement benefit costs consisted of the following components:

FOR THE YEARS ENDED DECEMBER 31,                 1996     1995     1994
--------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Service cost                                    $ 3,947  $ 3,262  $ 3,642
Interest cost on projected benefit obligations   10,853   12,918   13,334
Amortization                                     (2,986)  (2,322)  (1,028)
                                                -------  -------  -------
  Total                                         $11,814  $13,858  $15,948
                                                =======  =======  =======

  Obligations are unfunded and the actuarial present values of accumulated post-retirement benefit obligations recognized in the consolidated balance sheets were as follows:

DECEMBER 31,                                                 1996     1995
----------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Retirees                                                   $ 96,870 $ 78,090
Fully eligible active plan participants                      22,096   24,686
Other active plan participants                               58,578   57,448
                                                           -------- --------
Total                                                       177,544  160,224
Plan amendments                                              28,903   31,377
Unrecognized net gain from past experience different than
 that assumed                                                12,127   20,892
                                                           -------- --------
Accrued post-retirement benefits                           $218,574 $212,493
                                                           ======== ========

  The accumulated post-retirement benefit obligations were determined principally using discount rates of 7.50% and 7.25% as of December 31, 1996 and 1995, respectively. The assumed average health care cost trend rate used in measuring the accumulated post-retirement benefit obligation as of December 31, 1996 and 1995, was 6% which was also the ultimate trend rate. A one percentage point increase in the average health care cost trend rate for each year would increase the accumulated post-retirement benefit obligations as of December 31, 1996 and 1995, by $24.4 million and $22.2 million, respectively, and would increase the sum of the net service and interest cost components of net post-retirement benefit costs for 1996 and 1995 by $2.9 million and $2.4 million, respectively.

  The pre-tax impact on post-retirement benefits expense and liabilities of the 1995 charge for the voluntary retirement program was $.4 million or $.2 million after tax. This amount has not been included in the disclosure of net post-retirement benefit costs by component.

  As part of its long-range financing plans, the Corporation, in 1989, implemented a corporate-owned life insurance program covering most of its domestic employees. After paying employee death benefits, proceeds from this program were available for general corporate purposes and also could be used to offset future employee benefits costs, including retiree medical benefits. During 1996, Federal tax legislation sharply curtailed the financial viability of most corporate-owned life insurance programs. As a result, the Corporation began the phase-out of its corporate-owned life insurance program during 1996. The Corporation's investment in corporate-owned life insurance policies was recorded net of policy loans in other assets, and interest accrued on the policy loans was included in accrued liabilities as of December 31, 1996 and 1995. Net life insurance expense, including interest expense, was included in selling, marketing and administrative expenses.

12. EMPLOYEE STOCK OWNERSHIP TRUST

  The Corporation's employee stock ownership trust (ESOP) serves as the primary vehicle for contributions to its existing employee savings and stock investment plan for participating domestic salaried and hourly employees. The ESOP was funded by a 15-year 7.75% loan of $47.9 million from the Corporation. During 1996 and 1995, the ESOP received a combination of dividends on unallocated shares and contributions from the Corporation equal to the amount required to meet its principal and interest payments under the loan. Simultaneously, the ESOP allocated to participants 159,176 shares of Common Stock each year. As of December 31, 1996, the ESOP held 687,610 allocated shares and 1,591,752 unallocated shares. All ESOP shares are considered outstanding for income per share computations.

  The Corporation recognized net compensation expense equal to the shares allocated multiplied by the original cost of $20 1/16 per share less dividends received by the ESOP on unallocated shares. Compensation expense related to the ESOP for 1996, 1995 and 1994 was $1.8 million, $1.9 million and $1.7 million, respectively. Dividends paid on unallocated ESOP shares were $1.3 million in 1996 and $1.2 million in 1995 and 1994. The unearned ESOP compensation balance in stockholders' equity represented deferred compensation expense to be recognized by the Corporation in future years as additional shares are allocated to participants.

13. CAPITAL STOCK AND NET INCOME PER SHARE

  As of December 31, 1996, the Corporation had 530,000,000 authorized shares of capital stock. Of this total, 450,000,000 shares were designated as Common Stock, 75,000,000 shares as Class B Common Stock (Class B Stock), and 5,000,000 shares as Preferred Stock, each class having a par value of one dollar per share. As of December 31, 1996, a combined total of 179,950,872 shares of both classes of common stock had been issued of which 152,941,556 shares were outstanding. No shares of the Preferred Stock were issued or outstanding during the three-year period ended December 31, 1996.

  In August 1996, the Corporation's Board of Directors declared a two-for-one split of the Common Stock and Class B Common Stock effective September 13, 1996, to stockholders of record as of August 23, 1996. The split was effected as a stock dividend by distributing one additional share for each share held.

  Holders of the Common Stock and the Class B Stock generally vote together without regard to class on matters submitted to stockholders, including the election of directors, with the Common Stock having one vote per share and the Class B Stock having ten votes per share. However, the Common Stock, voting separately as a class, is entitled to elect one-sixth of the Board of Directors. With respect to dividend rights, the Common Stock is entitled to cash dividends 10% higher than those declared and paid on the Class B Stock.

  Class B Stock can be converted into Common Stock on a share-for-share basis at any time. On a pre-split basis during 1996, 1995 and 1994, a total of 2,000 shares, 1,525 shares and 10,300 shares, respectively, of Class B Stock were converted into Common Stock.

  Hershey Trust Company, as Trustee for the benefit of Milton Hershey School (Milton Hershey School Trust), as institutional fiduciary for estates and trusts unrelated to Milton Hershey School, and as direct owner of investment shares, held a total of 24,587,025 shares of the Common Stock, and as Trustee for the benefit of Milton Hershey School, held 30,306,006 shares of the Class B Stock as of December 31, 1996, and was entitled to cast approximately 77% of the total votes of both classes of the Corporation's common stock. The Milton Hershey School Trust must approve the issuance of shares of Common Stock or any other action which would result in the Milton Hershey School Trust not continuing to have voting control of the Corporation.

  A total of 9,437,770 shares of Common Stock have been repurchased for approximately $263.7 million under share repurchase programs which were approved by the Corporation's Board of Director's in 1993 and 1996. Of the shares repurchased, 528,000 shares were retired and the remaining 8,909,770 shares were held as Treasury Stock as of December 31, 1996. In August 1995, the Corporation purchased an additional 18,099,546 shares (9,049,773 shares on a pre-split basis) of its Common Stock to be held as Treasury Stock from the Milton Hershey School Trust for $500.0 million. A total of 27,009,316 shares were held as Treasury Stock as of December 31, 1996.

  Net income per share has been computed based on the weighted average number of shares of the Common Stock and the Class B Stock outstanding during the year. Average shares outstanding were 153,995,307 for 1996, 165,687,082 for 1995 and 174,037,252 for 1994.

14. STOCK COMPENSATION PLAN

  The long-term portion of the 1987 Key Employee Incentive Plan (Plan), provides for grants of stock-based compensation awards to senior executives and key employees of one or more of the following: non-qualified stock options (fixed stock options), performance stock units, stock appreciation rights and restricted stock units. The Plan also provides for the deferral of performance stock unit awards by participants. Under the long-term portion of the Plan, the Corporation may grant to its employees up to 6.5 million shares of Common Stock on a pre-split basis. The Corporation applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its Plan.

  Accordingly, no compensation cost has been recognized for its fixed stock option plan. Had compensation cost for the Corporation's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," the Corporation's net income and net income per share would have been reduced to the pro forma amounts indicated below:

      FOR THE YEARS ENDED
      DECEMBER 31,                          1996     1995
     ------------------------------------------------------
      IN THOUSANDS OF
      DOLLARS EXCEPT PER
      SHARE AMOUNTS
      Net income             As reported  $273,186 $281,919
                             Pro forma     266,517  281,015
      Net income per share   As reported     $1.77    $1.70
                             Pro forma        1.73     1.70

  The fair value of each option grant is estimated on the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: dividend yields of 2.4% and 2.7%, expected volatility of 20% and 21%, risk-free interest rates of 5.6% and 7.8%, and expected lives of 7 1/2 and 7 years.

FIXED STOCK OPTIONS

  The exercise price of each option equals the market price of the Corporation's common stock on the date of grant and an option's maximum term is ten years. Options are granted in January and generally vest at the end of the second year.

  A summary of the status of the Corporation's fixed stock options as of December 31, 1996, 1995, and 1994, and changes during the years ending on those dates is presented below:

                                  1996                 1995                 1994
                          --------------------- -------------------- --------------------
                                      WEIGHTED-            WEIGHTED-            WEIGHTED-
                                       AVERAGE              AVERAGE             AVERAGE
                                      EXERCISE             EXERCISE             EXERCISE
FIXED OPTIONS               SHARES      PRICE    SHARES      PRICE    SHARES      PRICE
-----------------------------------------------------------------------------------------
Outstanding at beginning
 of year                   4,435,800   $22.54   5,067,900   $21.62   3,460,850   $19.91
Granted                    2,619,200   $33.08     237,400   $24.19   1,927,600   $24.50
Exercised                 (1,062,980)  $20.74    (843,100)  $17.43    (209,950)  $18.58
Forfeited                    (89,800)  $31.92     (26,400)  $24.24    (110,600)  $24.01
                          ----------            ---------            ---------
Outstanding at end of
 year                      5,902,220   $27.40   4,435,800   $22.54   5,067,900   $21.62
                          ==========            =========            =========
Options exercisable at
 year-end                  3,670,020            2,901,800            3,469,500
                          ==========            =========            =========
Weighted-average fair
 value of options
 granted during the year
 (per share)                   $8.70                $7.38
                               =====                =====

  The following table summarizes information about fixed stock options outstanding as of December 31, 1996:

                               OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                   ------------------------------------------- --------------------------------
                                    WEIGHTED-
                                     AVERAGE
                       NUMBER       REMAINING     WEIGHTED-         NUMBER         WEIGHTED-
RANGE OF EXERCISE  OUTSTANDING AS  CONTRACTUAL     AVERAGE     EXERCISABLE AS OF    AVERAGE
     PRICES         OF 12/31/96   LIFE IN YEARS EXERCISE PRICE     12/31/96      EXERCISE PRICE
-----------------------------------------------------------------------------------------------
  $12 11/16-
   22 3/8            1,370,820         4.5          $21.22         1,370,820         $21.22
  $23 1/2 -
   26 1/2            1,990,000         7.0          $24.40         1,990,000         $24.40
  $33 1/16-
   37 5/8            2,541,400         9.0          $33.08           309,200         $33.08
                     ---------                                     ---------
  $12 11/16-
   37 5/8            5,902,220         7.3          $27.40         3,670,020         $23.94
                     =========                                     =========

PERFORMANCE STOCK UNITS

  Under the long-term portion of the Plan, each January the Corporation grants selected executives and other key employees performance stock units whose vesting is contingent upon the achievement of certain performance objectives. If at the end of three-year performance cycles, targets for financial measures of earnings per share, return on net assets and free cash flow are met, the full number of shares are awarded to the participants. The performance scores can range from 0% to 150%. The compensation cost charged against income for the performance-based plan was $5.8 million, $3.6 million, and $1.8 million for 1996, 1995, and 1994, respectively.

  As of December 31, 1996, a total of 259,730 contingent performance stock units and restricted stock units had been granted for potential future distribution, primarily related to three-year cycles ending December 31, 1996, 1997, and 1998. Deferred performance stock units and accumulated dividend amounts totaled 391,750 shares as of December 31, 1996.

  No stock appreciation rights were outstanding as of December 31, 1996.

15. SUPPLEMENTAL BALANCE SHEET INFORMATION

ACCOUNTS RECEIVABLE--TRADE

  In the normal course of business, the Corporation extends credit to customers which satisfy pre-defined credit criteria. The Corporation believes that it has little concentration of credit risk due to the diversity of its customer base. Receivables, as shown on the consolidated balance sheets, were net of allowances and anticipated discounts of $14.1 million and $14.8 million as of December 31, 1996 and 1995, respectively.

INVENTORIES

  The Corporation values the majority of its inventories under the last-in, first-out (LIFO) method and the remaining inventories at the lower of first-in, first-out (FIFO) cost or market. LIFO cost of inventories valued using the LIFO method was $299.2 million and $282.0 million as of December 31, 1996 and 1995, respectively, and all inventories were stated at amounts that did not exceed realizable values. Total inventories were as follows:

      DECEMBER 31,           1996      1995
     -----------------------------------------
      IN THOUSANDS OF
      DOLLARS
      Raw materials        $204,419  $189,371
      Goods in process       31,444    28,201
      Finished goods        316,726   249,106
                           --------  --------
      Inventories at FIFO   552,589   466,678
      Adjustment to LIFO    (77,611)  (69,108)
                           --------  --------
      Total inventories    $474,978  $397,570
                           ========  ========

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment balances included construction in progress of $91.9 million and $119.5 million as of December 31, 1996 and 1995, respectively. Major classes of property, plant and equipment were as follows:

      DECEMBER 31,                             1996        1995
     --------------------------------------------------------------
      IN THOUSANDS OF DOLLARS
      Land                                  $   34,056  $   35,385
      Buildings                                533,559     471,663
      Machinery and equipment                1,855,087   1,683,338
                                            ----------  ----------
      Property, plant and equipment, gross   2,422,702   2,190,386
      Accumulated depreciation                (820,807)   (754,377)
                                            ----------  ----------
      Property, plant and equipment, net    $1,601,895  $1,436,009
                                            ==========  ==========

ACCRUED LIABILITIES

  Accrued liabilities were as follows:

      DECEMBER 31,                      1996     1995
     --------------------------------------------------
      IN THOUSANDS OF DOLLARS
      Payroll and other compensation  $ 81,264 $ 97,710
      Advertising and promotion         77,351   87,368
      Other                            199,213  123,045
                                      -------- --------
      Total accrued liabilities       $357,828 $308,123
                                      ======== ========

OTHER LONG-TERM LIABILITIES

  Other long-term liabilities were as follows:

      DECEMBER 31,                         1996     1995
     -----------------------------------------------------
      IN THOUSANDS OF DOLLARS
      Accrued post-retirement benefits   $207,881 $204,044
      Other                               119,328  129,770
                                         -------- --------
      Total other long-term liabilities  $327,209 $333,814
                                         ======== ========

16. SEGMENT INFORMATION

  The Corporation operates in a single consumer foods line of business, encompassing the manufacture, distribution and sale of chocolate, confectionery, grocery and pasta products. The Corporation's principal operations and markets are located in North America. In December 1996, the Corporation sold its Gubor and Sperlari European businesses.

  Net sales, income before interest and income taxes and identifiable assets of businesses outside of North America were not significant. Historically, transfers of product between geographic areas have not been significant. In 1996 and 1995, sales to Wal-Mart Stores, Inc. and Subsidiaries amounted to approximately 12% and 11% of total net sales, respectively.

17. QUARTERLY DATA (UNAUDITED)

  Summary quarterly results were as follows:

YEAR 1996                 FIRST    SECOND    THIRD      FOURTH
-------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
EXCEPT PER SHARE
AMOUNTS
Net sales                $931,514 $796,343 $1,072,336 $1,189,115
Gross profit              381,766  326,545    458,362    520,546
Net income                 59,415   40,847     94,270     78,654(A)
Net income per share(b)       .38      .26        .61        .51
YEAR  1995                FIRST    SECOND    THIRD      FOURTH
-------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
EXCEPT PER SHARE
AMOUNTS
Net sales                $867,446 $722,269 $  981,101 $1,119,851
Gross profit              364,085  298,506    408,658    493,144
Net income                 60,633   33,323     82,127    105,836(c)
Net income per share(b)       .35      .19        .51        .68

--------
(a) Net income for the fourth quarter and year 1996 included an after-tax loss on the sale of Gubor and Sperlari of $35.4 million. Net income per share was similarly impacted.
(b) Quarterly income per share amounts for 1996 and 1995 do not total to the annual amount due to the changes in weighted average shares outstanding during the year.
(c) Net income for the fourth quarter and year 1995 included a net after-tax credit of $2.0 million associated with adjustments to accrued restructuring reserves. Net income per share was similarly impacted.

                    RESPONSIBILITY FOR FINANCIAL STATEMENTS

  Hershey Foods Corporation is responsible for the financial statements and other financial information contained in this report. The Corporation believes that the financial statements have been prepared in conformity with generally accepted accounting principles appropriate under the circumstances to reflect in all material respects the substance of applicable events and transactions. In preparing the financial statements, it is necessary that management make informed estimates and judgments. The other financial information in this annual report is consistent with the financial statements.

  The Corporation maintains a system of internal accounting controls designed to provide reasonable assurance that financial records are reliable for purposes of preparing financial statements and that assets are properly accounted for and safeguarded. The concept of reasonable assurance is based on the recognition that the cost of the system must be related to the benefits to be derived. The Corporation believes its system provides an appropriate balance in this regard. The Corporation maintains an Internal Audit Department which reviews the adequacy and tests the application of internal accounting controls.

  The financial statements have been audited by Arthur Andersen LLP, independent public accountants, whose appointment was ratified by stockholder vote at the stockholders' meeting held on April 30, 1996. Their report expresses an opinion that the Corporation's financial statements are fairly stated in conformity with generally accepted accounting principles, and they have indicated to us that their examination was performed in accordance with generally accepted auditing standards which are designed to obtain reasonable assurance about whether the financial statements are free of material misstatement.

  The Audit Committee of the Board of Directors of the Corporation, consisting solely of non-management directors, meets regularly with the independent public accountants, internal auditors and management to discuss, among other things, the audit scopes and results. Arthur Andersen LLP and the internal auditors both have full and free access to the Audit Committee, with and without the presence of management.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Hershey Foods Corporation:

  We have audited the accompanying consolidated balance sheets of Hershey Foods Corporation (a Delaware Corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, appearing on pages B-9 through B-27. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hershey Foods Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen

New York, New York
January 27, 1997

                           HERSHEY FOODS CORPORATION

                   ELEVEN-YEAR CONSOLIDATED FINANCIAL SUMMARY

                ALL DOLLAR AND SHARE AMOUNTS IN THOUSANDS EXCEPT
                     MARKET PRICE AND PER SHARE STATISTICS

                            10-YEAR
                           COMPOUND
                          GROWTH RATE       1996              1995             1994
                          ----------- ----------------     -----------    --------------
SUMMARY OF OPERATIONS(a)
 Net Sales                    9.33%   $      3,989,308       3,690,667         3,606,271
                                      ----------------     -----------    --------------
 Cost of Sales                8.35%   $      2,302,089       2,126,274         2,097,556
 Selling, Marketing and
  Administrative             11.25%   $      1,124,087       1,053,758         1,034,115
 Restructuring Credit,
  (Charge) and Gain, Net              $            --              151          (106,105)
 (Loss)/Gain on Sale of
  Businesses and
  Investment Interest                 $        (35,352)            --                --
 Interest Expense, Net       19.54%   $         48,043          44,833            35,357
 Income Taxes                 7.42%   $        206,551         184,034           148,919
                                      ----------------     -----------    --------------
 Income from Continuing
  Operations Before
  Accounting Changes          9.81%   $        273,186         281,919           184,219
 Net Cumulative Effect
  of Accounting Changes               $            --              --                --
 Discontinued Operations              $            --              --                --
                                      ----------------     -----------    --------------
 Net Income                   7.48%   $        273,186         281,919           184,219
                                      ================     ===========    ==============
 Income Per Share:(b)
  From Continuing
   Operations Before
   Accounting Changes        12.00%   $           1.77(h)         1.70(i)           1.06(j)
  Net Cumulative Effect
   of Accounting Changes              $            --              --                --
  Net Income                  9.56%   $           1.77(h)         1.70(i)           1.06(j)
 Weighted Average Shares
  Outstanding(b)                               153,995         165,687           174,037
 Dividends Paid on
  Common Stock                8.66%   $         93,884          91,190            89,660
  Per Share(b)               11.32%   $           .760            .685              .625
 Dividends Paid on Class
  B Common Stock             11.21%   $         20,879          18,900            17,301
  Per Share(b)               11.24%   $           .685            .620             .5675
 Income from Continuing
  Operations Before
  Accounting Changes as
  a Percent of Net Sales                           7.7%(c)         7.6%              7.3%(d)
 Depreciation                14.35%   $        119,443         119,438           114,821
 Advertising                  7.62%   $        174,199         159,200           120,629
 Promotion                   13.36%   $        429,208         402,454           419,164
 Payroll                      7.49%   $        491,677         461,928           472,997
YEAR-END POSITION AND
 STATISTICS(a)
 Capital Additions            7.91%   $        159,433         140,626           138,711
 Total Assets                 9.70%   $      3,184,796       2,830,623         2,890,981
 Long-term Portion of
  Debt                       13.44%   $        655,289         357,034           157,227
 Stockholders' Equity         4.78%   $      1,161,021       1,082,959         1,441,100
 Net Book Value Per
  Share(b)                    6.51%   $           7.59            7.01              8.31
 Operating Return on
  Average Stockholders'
  Equity                                          27.5%           22.2%             18.5%
 Operating Return on
  Average Invested
  Capital                                         17.8%           17.1%             15.6%
 Full-time Employees                            14,000          13,300            14,000
STOCKHOLDERS' DATA(b)
 Outstanding Shares of
  Common Stock and
  Class B Common Stock
  at Year-end                                  152,942         154,532           173,470
 Market Price of Common
  Stock at Year-end          13.52%   $         43 3/4          32 1/2           24 3/16
 Range During Year                    $51 3/4-31 15/16     33 15/16-24    26 3/4-20 9/16

--------
See Notes to the Eleven-Year Consolidated Financial Summary on page B-32.

     1993                1992            1991            1990                1989             1988            1987
---------------     --------------  --------------  ---------------     --------------  ----------------  -------------
      3,488,249          3,219,805       2,899,165        2,715,609          2,420,988         2,168,048      1,863,816
---------------     --------------  --------------  ---------------     --------------  ----------------  -------------
      1,995,502          1,833,388       1,694,404        1,588,360          1,455,612         1,326,458      1,149,663
      1,035,519            958,189         814,459          776,668            655,040           575,515        468,062
            --                 --              --            35,540                --                --             --
         80,642                --              --               --                 --                --             --
         26,995             27,240          26,845           24,603             20,414            29,954         22,413
        213,642            158,390         143,929          145,636            118,868            91,615         99,604
---------------     --------------  --------------  ---------------     --------------  ----------------  -------------
        297,233            242,598         219,528          215,882            171,054           144,506        124,074
       (103,908)               --              --               --                 --                --             --
            --                 --              --               --                 --             69,443         24,097
---------------     --------------  --------------  ---------------     --------------  ----------------  -------------
        193,325            242,598         219,528          215,882            171,054           213,949        148,171
===============     ==============  ==============  ===============     ==============  ================  =============
           1.66(k)            1.34            1.22             1.20(l)             .95               .80            .69
           (.58)               --              --               --                 --                --             --
           1.08(k)            1.34            1.22             1.20(l)             .95              1.19            .82
        179,514            180,373         180,373          180,373            180,373           180,373        180,373
         84,711             77,174          70,426           74,161(f)          55,431            49,433         43,436
           .570               .515            .470             .495(f)            .370              .330           .290
         15,788             14,270          12,975           13,596(f)          10,161             9,097          8,031
          .5175              .4675            .425             .445(f)           .3325             .2975          .2625
            7.4%(e)            7.5%            7.6%             7.2%(g)            7.1%              6.7%           6.7%
        100,124             84,434          72,735           61,725             54,543            43,721         35,397
        130,009            137,631         117,049          146,297            121,182            99,082         97,033
        444,546            398,577         325,465          315,242            256,237           230,187        171,162
        469,564            433,162         398,661          372,780            340,129           298,483        263,529
        211,621            249,795         226,071          179,408            162,032           101,682         68,504
      2,855,091          2,672,909       2,341,822        2,078,828          1,814,101         1,764,665      1,544,354
        165,757            174,273         282,933          273,442            216,108           233,025        280,900
      1,412,344          1,465,279       1,335,251        1,243,537          1,117,050         1,005,866        832,410
           8.06               8.12            7.40             6.89               6.19              5.58           4.61
           17.8%              17.3%           17.0%            16.6%              16.1%             17.5%          19.0%
           15.0%              14.4%           13.8%            13.4%              13.2%             13.3%          13.5%
         14,300             13,700          14,000           12,700             11,800            12,100         10,540
        175,226            180,373         180,373          180,373            180,373           180,373        180,373
         24 1/2             23 1/2         22 3/16           18 3/4           17 15/16                13         12 1/4
27 15/16-21 3/4     24 3/16-19 1/8  22 1/4-17 9/16  19 13/16-14 1/8     18 7/16-12 3/8  14 5/16-10 15/16  18 7/8-10 3/8
  1986
----------
1,635,486
----------
1,032,061
  387,227
      --
      --
    8,061
  100,931
----------
  107,206
      --
   25,558
----------
  132,764
==========
      .57
      --
      .71
  187,017
   40,930
     .260
    7,216
     .236
      6.6%
   31,254
   83,600
  122,508
  238,742
   74,452
1,262,332
  185,676
  727,941
     4.04
     18.2%
     13.5%
   10,210
  180,373
  12 5/16
 15-7 3/4

            NOTES TO THE ELEVEN-YEAR CONSOLIDATED FINANCIAL SUMMARY

(a) All amounts for years prior to 1988 have been restated for discontinued operations, where applicable. Operating Return on Average Stockholders' Equity and Operating Return on Average Invested Capital have been computed using Net Income, excluding the 1988 gain on disposal included in Discontinued Operations, the 1993 Net Cumulative Effect of Accounting Changes, and the after-tax impacts of the 1990 Restructuring Gain, Net, the 1993 Gain on Sale of the Investment Interest in Freia Marabou a.s (Freia), the 1994 Restructuring Charge, the net 1995 Restructuring Credit and the 1996 Loss on Sale of Businesses.

(b) All shares and per share amounts have been adjusted for the two-for-one stock split effective September 13, 1996.

(c) Calculated percent excludes the 1996 Loss on Sale of Businesses. Including the loss, Income from Continuing Operations Before Accounting Changes as a Percent of Net Sales was 6.8%.

(d) Calculated percent excludes the 1994 Restructuring Charge. Including the charge, Income from Continuing Operations Before Accounting Changes as a Percent of Net Sales was 5.1%.

(e) Calculated percent excludes the 1993 Gain on Sale of Investment Interest in Freia. Including the gain, Income from Continuing Operations Before Accounting Changes as a Percent of Net Sales was 8.5%.

(f) Amounts included a special dividend for 1990 of $11.2 million or $.075 per share of Common Stock and $2.1 million or $.0675 per share of Class B Common Stock.

(g) Calculated percent excludes the 1990 Restructuring Gain, Net. Including the gain, Income from Continuing Operations Before Accounting Changes as a Percent of Net Sales was 7.9%.

(h) Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share for 1996 included a $.23 per share loss on the sale of the Gubor and Sperlari businesses. Excluding the impact of this loss, Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share would have been $2.00.

(i) Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share for 1995 included a net $.01 per share credit associated with adjustments to accrued restructuring reserves. Excluding the impact of this net credit, Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share would have been $1.69.

(j) Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share for 1994 included a $.46 per share restructuring charge. Excluding the impact of this charge, Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share would have been $1.52.

(k) Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share for 1993 included a $.23 per share gain on the sale of the investment interest in Freia. Excluding the impact of this gain, Income Per Share from Continuing Operations Before Accounting Changes would have been $1.43.

(l) Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share for 1990 included an $.11 per share Restructuring Gain, Net. Excluding the impact of this gain, Income Per Share from Continuing Operations Before Accounting Changes and Net Income Per Share would have been $1.08.

                    [MAP OF HERSHEY PARK AREA APPEARS HERE]


[LOGO OF HERSHEY FOODS CORPORATION APPEARS HERE]

                            This map will help you
                             find your way to the
               Hershey Theatre (located on East Caracas Avenue)
                         and Hershey's Chocolate World
                            (located on Park Blvd.)
                                  Hershey, PA

--------------------------------------------------------------------------------


                           HERSHEY FOODS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, having received the Notice of Meeting and Proxy Statement dated March 17, 1997, appoints K. L. Wolfe, J. P. Viviano and R. M. Reese and each or any of them as Proxies, with full power of substitution, to represent and vote all of the undersigned's shares of the Corporation's Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 29, 1997, at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania, or at any adjournment thereof.

  THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), WHO SHALL BE ENTITLED TO ONE VOTE FOR EACH SUCH SHARE HELD. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE KEY EMPLOYEE INCENTIVE PLAN AS AMENDED AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997. EXCEPT WITH REGARD TO VOTING SEPARATELY AS A CLASS ON THE ELECTION OF MESSRS. MCDONALD AND SARNI, SHARES OF THE COMMON STOCK WILL VOTE TOGETHER WITH SHARES OF THE CLASS B COMMON STOCK WITHOUT REGARD TO CLASS.



                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------

                                                                    Please mark
                                                              [X]   your votes
                                                                     this way


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

ITEM 1. Election of M.J. McDonald and V.A. Sarni as Directors by holders of the Common Stock voting as a class; and election of the following as Directors by holders of the Common Stock and the Class B Common Stock voting together with-out regard to class: W.H. Alexander, R.H. Campbell, C.M. Evarts, B. Guiton Hill, J.C. Jamison, J.M. Pietruski, J.P. Viviano, K.L. Wolfe.

                                                WITHHOLD
                                  FOR all       AUTHORITY
                     FOR all      Nominees      for all
                    Nominees      Except*       Nominees
                      [_]          [_]            [_]

*Exceptions:
            --------------------------------------------------------------------

ITEM 2. Approval of the Key Employee Incentive Plan, as amended.

                      For        Against        Abstain
                      [_]          [_]            [_]

ITEM 3. Approval of Arthur Andersen LLP as the Corporation's independent public accountants for 1997.

                      For        Against        Abstain
                      [_]          [_]            [_]

--------------------------------------------------------------------------------
In their discretion, the Proxies are authorized    If you plan to         WILL
to vote for a substitute should any nominee        attend the Annual     ATTEND
become unavailable for election and upon such      Meeting, please mark
other business as may properly come before         the Will Attend block.  [_]
the meeting.

                                      +++++
                                          +
                                          +




    Signature(s) _________________________________________    Date______ ,1997
PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS ABOVE), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS, GUARDIANS, ETC., SHOULD SO INDICATE WHEN SIGNING.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           . FOLD AND DETACH HERE .

  ======================================    ==================================
        Presenting this coupon at               Presenting this coupon at
        Hershey's Chocolate World               Hershey's Chocolate World
       entitles you to 30% off all           entitles you to a free sample of
     confectionery products, and 20%           Hershey product distributed
  off Hershey's gift and souvenir items       from 9:00 a.m. until 2:00 p.m.
      from 9:00 a.m. till 6:00 p.m.                 on April 29, 1997
           on April 29, 1997
  ======================================    ==================================

Stockholders must be present in person to obtain product sample and discount.
                   Limit on product sample per stockholder.
                      Offer good on April 29, 1997 only.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           . FOLD AND DETACH HERE .

                               Admission Ticket
                           Hershey Foods Corporation
                      1997 Annual Meeting of Stockholders


                                      +++++     Tuesday, April 29, 1997
                                          +            2:00 P.M.
                                          +         Hershey Theatre
                                                  East Caracas Avenue
                                                       Hershey, PA

HERSHEY FOODS CORPORATION
CLASS B COMMON STOCK

                                                This Proxy is Solicited on
                                                  behalf of the Board of
                                                        Directors

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 17, 1997, appoints K.L. Wolfe, J.P. Viviano, and R.M. Reese and each or any of them as Proxies, with full power of substitution, to represent and vote all of the undersigned's shares of the Corporation's Class B Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 29, 1997, at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania, or at any adjournment thereof.

The shares of Class B Common Stock represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to ten votes for each such share held. If no direction is made, the proxy will be voted FOR the election of the eight nominees for Director listed on the reverse side, FOR Item 2 and FOR Item 3.

                   This proxy is continued on reverse side.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3

Item 1. Election of the following as Directors by holders of the Common Stock and the Class B Common Stock voting together without regard to class:
           W.H. Alexander, R.H. Campbell, C.M. Evarts, B. Guiton Hill, J.C. Jamison, J.M. Pietruski, J.P. Viviano, K.L. Wolfe.

           [_] FOR all nominees  [_] WITHHOLD AUTHORITY for all nominees

To withhold authority to vote for any individual nominee, write the nominee's name in the space below:

                                                       FOR    AGAINST    ABSTAIN
                                                       ---    -------    -------

Item 2.    Approval of the Key Employee
           Incentive Plan, as amended                  [_]      [_]        [_]


Item 3.    Approval of Arthur Andersen LLP
           as the Corporation's independent
           public accountants for 1997.                [_]      [_]        [_]

In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Dated:                       ,1997
      -----------------------              --------------------------------
                                                   Signature

                                           --------------------------------
                                                   Signature



Please mark, sign (exactly as name(s) appears above), date and mail this card promptly in the postage prepaid return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

       HERSHEY FOODS CORPORATION            THIS PROXY IS SOLICITED ON
                                         BEHALF OF THE BOARD OF DIRECTORS

P The undersigned, having received the Notice of Meeting and Proxy Statement dated March 17, 1997, appoints K. L. Wolfe, J. P. Viviano, and R. M. Reese, and each or any of them as Proxies, with full power of substitution, to
R represent and vote all of the undersigned's shares of the Corporation's Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 29, 1997, at the Hershey Theatre, East Caracas Avenue, Hershey,
O    Pennsylvania, or at any adjournment thereof.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE
X MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), WHO SHALL BE ENTITLED TO ONE VOTE FOR EACH SUCH SHARE HELD. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES FOR DIRECTOR, FOR
Y THE APPROVAL OF THE KEY EMPLOYEE INCENTIVE PLAN AS AMENDED AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

     ITEM 1. Election of M.J. McDonald and V.A. Sarni as Directors by holders of the Common Stock voting as a class; and election of the following as Directors by holders of the Common Stock and the Class B Common Stock voting together without regard to class: W.H. Alexander, R.H. Campbell, C.M. Evarts, B. Guiton Hill, J.C. Jamison, J.M. Pietruski, J.P. Viviano, K.L. Wolfe.

                                                     (item 1. continued on back)

[_] FOR all nominees        [_] WITHHOLD AUTHORITY to vote for all nominees

To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

                                                            FOR AGAINST ABSTAIN
                                                            --- ------- -------
ITEM 2. Approval of the Key Employee Incentive Plan, as
        amended.                                            [_]   [_]     [_]

                                                            FOR AGAINST ABSTAIN
                                                            --- ------- -------
ITEM 3. Approval of Arthur Andersen LLP as the              [_]   [_]     [_]
        Corporation's independent public accountants for
        1997.


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                           -------------------------------------
                                           Signature                    Date


                                           -------------------------------------
                                           Signature                    Date


PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS ABOVE), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED.

--------------------------------------------------------------------------------

                           HERSHEY FOODS CORPORATION
              EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN
   THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, having received the Notice of Meeting and Proxy Statement dated March 17, 1997, instructs American Express Trust Company*, as Trustee, to represent and vote all of the shares of Common Stock of Hershey Foods Corporation which are credited to my account under the above Plan at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 29, 1997 or at any adjournment thereof.

  THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED BY THE TRUSTEE IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, OR IS RECEIVED BY THE TRUSTEE AFTER APRIL 22, 1997, THE SHARES IN THE EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIOP) WILL BE VOTED BY THE TRUSTEE IN PROPORTION TO THE FINAL AGGREGATE VOTE OF THE PLAN PARTICIPANTS ACTUALLY VOTING ON THE MATTER. EXCEPT WITH REGARD TO VOTING SEPARATELY AS A CLASS ON THE ELECTION OF MESSRS. MCDONALD AND SARNI, SHARES OF THE COMMON STOCK WILL VOTE TOGETHER WITH SHARES OF THE CLASS B COMMON STOCK WITHOUT REGARD TO CLASS.

         THIS VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
     * American Express Trust Company, Trustee, has appointed Chase Mellon
                Shareholder Services as agent to tally the vote.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    Please mark
                                                               [X]  your votes
                                                                     this way


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

ITEM 1. Election of M.J. McDonald                                     WITHHOLD
and V.A. Sarni as Directors by holders                     FOR all    AUTHORITY
of the Common Stock voting as a class;          FOR all    Nominees   for all
and election of the following as Directors      Nominees   Except*    Nominees
by holders of the Common Stock and the            [_]        [_]         [_]
Class B Common Stock voting together with-out regard to class: W.H. Alexander, R.H.
Campbell, C.M. Evarts, B. Guiton
Hill, J.C. Jamison, J.M. Pietruski, J.P.
Viviano, K.L. Wolfe.

*Exceptions:
             -----------------------------
ITEM 2. Approval of the Key Employee              For      Against     Abstain
Incentive Plan, as amended.                       [_]        [_]         [_]


ITEM 3. Approval of Arthur Andersen LLP as        For      Against     Abstain
the Corporation's independent public              [_]        [_]         [_]
accountants for 1997.

--------------------------------------------------------------------------------

In its discretion, the Trustee is authorized to vote for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.









     Signature(s) _________________________________________     Date______ ,1997
PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS ABOVE), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS, GUARDIANS, ETC., SHOULD SO INDICATE WHEN SIGNING.
--------------------------------------------------------------------------------
 Detach here.

[LETTERHEAD OF HERSHEY FOODS APPEARS HERE]

                                                                  March 17, 1997


TO: FELLOW PARTICIPANTS IN HERSHEY'S EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIOP)

     I am pleased to provide to you a copy of Hershey Foods' 1996 Annual Report to Stockholders. Also enclosed is a voting instruction card and a Proxy Statement which explains the items upon which you are voting. Your completed card must be received by April 22, 1997 in order to be tallied. For your convenience in returning the voting card, a postage-paid envelope is provided. I urge you to take advantage of this opportunity to have the shares being held for you voted at the Annual Meeting of Stockholders on April 29, 1997

     Please note that if you own shares through the Hershey Employee Stock Purchase Plan (HESPP), you will receive a separate proxy card from Merrill Lynch for voting those shares.

     If you should have any questions, you can call the Law Department at
     (717) 534-7911.

     Remember, your vote is important.
                         --


                                           /s/ Kenneth L. Wolfe
                                           Kenneth L. Wolfe
                                           Chairman and Chief Executive Officer

Enclosures

[LOGO OF HERSHEY FOODS APPEARS HERE]
                                                Hershey Foods Corporation
KENNETH L. WOLFE                                Corporate Headquarters
Chairman and                                    100 Crystal A Drive
Chief Executive Officer                         P.O. Box 810
                                                Hershey, PA 17033-0810
                                                Phone: (717) 534-4233
                                                Fax:   (717) 534-4055


                                                March 17, 1997



TO: FELLOW PARTICIPANTS IN HERSHEY'S EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIOP)

        Enclosed for your attention is a voting instruction card and a Proxy Statement which explains the items to be voted upon at this year's Annual Meeting of Stockholders on April 29, 1997. Your completed card must be received by April 22, 1997 in order to be tallied. For your convenience in returning the voting card, a postage-paid envelope is provided. I urge you to take advantage of this opportunity to have the shares being held for you voted at the Annual Meeting.

        This mailing of the voting instruction card and Proxy Statement to ESSIOP participants has been designed to eliminate the duplicate mailing of Annual Reports to those employees who will receive such as a registered stockholder.

        Please note that if you own shares through the Hershey Employee Stock Purchase Plan (HESPP), you will receive a separate proxy card from Merrill Lynch for voting those shares.

        If you should have any questions, you can call the Law Department at
        (717) 534-7911.

        Remember, your vote is important.
                            --


                                           /s/ Kenneth L. Wolfe

                                           Kenneth L. Wolfe
                                           Chairman and Chief Executive Officer

Enclosures

                    [HERSHEY FOODS LETTERHEAD APPEARS HERE]



                                                                  March 17, 1997



TO:  HERSHEY EMPLOYEE STOCK PURCHASE PLAN (HESPP) PARTICIPANTS

     I am pleased to provide you a copy of Hershey Foods' 1996 Annual Report to Stockholders. This mailing of Annual Reports to our HESPP participants has been designed to eliminate the duplicate mailing of Annual Reports to those participants who will receive an Annual Report as a result of participation in another employee plan. Your proxy card for voting your shares in HESPP along with the Proxy Statement will be arriving shortly, directly from Merrill Lynch. Your completed card should be returned in the envelope Merrill Lynch provides.

     If you should have any questions, you can call the Law Department at
     (717) 534-7911.

     Remember, your vote is important.
                         --



                                          /s/ Kenneth L. Wolfe
                                          Kenneth L. Wolfe
                                          Chairman and Chief Executive Officer

Enclosure